UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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2017 Annual Meeting of Shareholders
PROXY STATEMENT

TABLE OF CONTENTS

Proxy Summary	PS-2

Questions You May Have Regarding This Proxy Statement	PS-6

Ownership of the Company	PS-12

Executive Officers of the Company	PS-15

Item 1. Election of the Board	PS-17

Board of Directors and Corporate Governance	PS-21

Transactions with Related Persons	PS-31

Contributions to Director-Affiliated Charities	PS-32

Item 2. Ratification of the Selection of the Independent Registered Public Accounting Firm to Audit our Fiscal 2017 Financial Statements	PS-33

Report of the Audit Committee	PS-34

Relationship with Independent Registered Public Accounting Firm	PS-35

Item 3. Approval, on an Advisory Basis, of the Compensation of the Company's Named Executive Officers	PS-36

Compensation of the CEO and Other Executive Officers	PS-37

Compensation Discussion and Analysis	PS-38

Report of the Compensation Committee	PS-67

Summary Compensation Table	PS-68

Grants of Plan-Based Awards	PS-73

Discussion of Summary Compensation Table and Grants of Plan-Based Awards	PS-75

Outstanding Equity Awards at Fiscal Year-End	PS-80

Option Exercises and Stock Vested	PS-84

Pension Benefits Table	PS-84

Nonqualified Deferred Compensation Table	PS-88

Potential Payments on Termination or Change in Control	PS-90

Director Compensation Table	PS-95

Equity Compensation Plan Information	PS-98

Item 4. Preference, on an Advisory Basis, on the Frequency of Seeking Shareholder Approval of the Compensation Paid to the Company's Named Executive Officers	PS-99

Item 5. Approval of the Tiffany & Co. 2017 Directors Equity Compensation Plan	PS-100

Other Matters	PS-104

Appendix I	PS-105

Appendix II	PS-107

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date	Thursday, May 25, 2017
Time	9:30 a.m.
Place	The Rubin Museum of Art 150 West 17th Street New York, New York
Record Date	March 27, 2017
Voting	Shareholders as of the record date are entitled to vote.
Each share of common stock of Tiffany & Co., a Delaware corporation (the "Company"), has one vote.
Admission
Attendance at the 2017 Annual Meeting will be limited to those persons who were shareholders, or held Company stock through a broker, bank or other nominee, at the close of business on the record date.

Pre-registration is required to attend the 2017 Annual Meeting. Registration confirmation and photo identification are also required for admission.
Shareholders of record will have the opportunity to vote by ballot at the 2017 Annual Meeting.
Beneficial owners of shares held in street name must contact their broker before the 2017 Annual Meeting to obtain a legal proxy and bring the legal proxy with them to the meeting.

MATTERS TO BE VOTED ON AT 2017 ANNUAL MEETING

There are five matters scheduled to be voted on at the 2017 Annual Meeting:

Matter	Board Recommended Vote	Required Vote	Broker Discretionary Vote Allowed
Item No. 1: Election of the Board;	"FOR" the election of all 11 nominees for director	Majority of votes cast "for" or "against" the nominee	No
Item No. 2: Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2017 financial statements;	"FOR"	Majority of shares present and entitled to vote	Yes
Item No. 3: Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this Proxy Statement ("Say on Pay");	"FOR"	Majority of shares present and entitled to vote	No
Item No. 4: Preference, on an advisory basis, on the frequency of seeking shareholder approval of the compensation paid to the Company's named executive officers; and	"FOR" a recommendation that the shareholders approve the compensation paid to the Company's named executive officers every year	Not applicable (shareholder preference only)	No
Item No. 5: Approval of the Tiffany & Co. 2017 Directors Equity Compensation Plan.	"FOR"	Majority of shares present and entitled to vote	No

TIFFANY & CO.

ELECTION OF THE BOARD

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast. See "Item 1. Election of the Board" at PS-17 for more information.

Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Compensation Committee & Stock Option Sub- Committee	Corporate Social Responsibility Committee	Dividend Committee	Finance Committee	Nominating/ Corporate Governance Committee	Search Committee	Other Public Company Boards
Rose Marie Bravo	66	1997	Retired Chief Executive Officer ("CEO") of Burberry Limited	✓		✓				✓	Chair	2
Gary E. Costley	73	2007	Retired Chairman and CEO of International Multifoods Corporation	✓		Chair	✓			✓		1
Roger N. Farah	64	2017	Executive Director at Tory Burch LLC	✓								3
Lawrence K. Fish	72	2008	Retired Chairman and CEO of Citizens Financial Group, Inc.	✓	✓		Chair		✓			2
Abby F. Kohnstamm	63	2001	Executive Vice President and Chief Marketing Officer at Pitney Bowes Inc.	✓	✓	✓	✓			✓	✓	0
James E. Lillie	55	2017	Vice Chairman of Mariposa Capital and Consultant for Newell Brands	✓								1
Charles K. Marquis	74	1984	Senior Advisor to Investcorp International, Inc.	✓	✓	✓				Chair		0
William A. Shutzer	70	1984	Senior Managing Director of Evercore Partners						Chair		✓	1
Robert S. Singer	65	2012	Former CEO of Barilla Holding S.p.A	✓	Chair	✓			✓			3
Francesco Trapani	60	2017	Former Chairman of Clessidra SGR S.p.A. and Senior Advisor to LVMH CEO	✓						✓	✓	0
Michael J. Kowalski	65	1995	Interim CEO of Tiffany & Co.				✓	✓			✓	0

Each director who served on the Company's Board of Directors (the "Board") during Fiscal 2016 (February 1, 2016 to January 31, 2017) attended at least 83% of the aggregate number of meetings of the Board and those committees on which he or she served.

TIFFANY & CO.

AUDITORS

The Audit Committee has appointed, and the Board has ratified the appointment of, PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to audit the Company's consolidated financial statements for Fiscal 2017 (February 1, 2017 to January 31, 2018). As a matter of good corporate governance, we are asking you to ratify this selection.

See "Item 2. Ratification of the Selection of the Independent Registered Public Accounting Firm to Audit Our Fiscal 2017 Financial Statements" at PS-33 and "Relationship with Independent Registered Public Accounting Firm" at PS-35 for more information.

EXECUTIVE COMPENSATION MATTERS

See "Item 1. Election of the Board" at PS-17 and "Compensation of the CEO and Other Executive Officers" at PS-37 for more information.

BUSINESS HIGHLIGHTS

Key highlights of Fiscal 2016 performance were as follows:

Sales:
Worldwide net sales decreased 3% to $4.0 billion reflecting declines in the Americas and Europe partly offset by an increase in Japan and unchanged sales in Asia-Pacific. On a constant-exchange-rate basis that eliminates the effect from translating sales made outside the U.S. into U.S. dollars (see Appendix I at PS-105), worldwide net sales decreased 3% from the prior year.

Profitability:
Net earnings decreased 4% to $446.1 million in 2016, or $3.55 per diluted share. Net earnings in 2016 included impairment charges of $0.19 per diluted share (see Appendix I at PS-105). Net earnings in 2015 included charges of $0.24 per diluted share (see Appendix I at PS-105).

Store Expansion:	The Company added a net of 6 TIFFANY & CO. stores, resulting in a 3% net increase in gross retail square footage.
Product Introductions:	The Company expanded its offerings within several existing jewelry collections, including its TIFFANY T and RETURN TO TIFFANY® LOVE collections, and introduced new watch designs.
Cash Flow:
The Company generated cash flow from operating activities of $702.1 million in 2016, compared with $813.6 million in 2015. Cash flow from operating activities in 2016 included a voluntary cash contribution of $120.0 million made by the Company to its U.S. pension plan.

Returning Capital to Shareholders:
The Company returned cash to shareholders by continuing to pay regular quarterly dividends (which were increased 12.5% effective July 2016 to $0.45 per share, or an annualized rate of $1.80 per share) and spending $183.6 million to repurchase 2.8 million shares of its common stock.

EXECUTIVE COMPENSATION HIGHLIGHTS

The Board's continued commitment to pay for performance, and other leading compensation practices, was demonstrated in Fiscal 2016 by the following highlights:

•
The majority of compensation payable to the CEO and other named executive officers is tied to the Company's financial performance and/or the performance of the stock price (87% for the CEO and 72% for the other named executive officers, on average), with significant emphasis on long-term incentives.

•	Long-term and short-term incentive awards are payable contingent on key performance measures, including operating earnings, net earnings per share and return on assets.

•
Short-term incentive awards for Fiscal 2016 were paid out to the named executive officers at 87-99% of target, based on achievement of operating earnings for the year relative to target and individual performance factors.

•
For the performance period beginning February 1, 2014 and ending January 31, 2017 (Fiscal 2014-Fiscal 2016), performance-based restricted stock units vested at 54.92% of target shares (27.46% of maximum

TIFFANY & CO.

shares), based on achievement of net earnings per share, on a diluted basis, and return on assets relative to pre-established targets.

•	Incentive compensation is subject to recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements.

•
Executive officers are expected under the Company's share ownership policy to hold shares of common stock worth five times their annual base salary for the CEO and two to three times their annual base salary for other named executive officers.

•	In the event of a change in control, severance benefits are only payable upon an involuntary termination ("dual trigger").

•	The Compensation Committee of the Board retains an independent compensation consultant to advise on the executive compensation program and practices.

2018 ANNUAL MEETING

If you wish to submit a proposal to be included in the Proxy Statement for our 2018 Annual Meeting, we must receive it no later than December 8, 2017. Proposals should be sent to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department).

Our By-laws set forth certain procedures for shareholders of record who wish to nominate directors or propose other business to be considered at an annual meeting. If you wish to nominate a candidate for election as a director at an annual meeting or propose other business for consideration at an annual meeting, written notice complying with the requirements set forth in our By-laws generally must be delivered to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department), not later than 90 days, and not earlier than 120 days, prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2018 Annual Meeting must be received by the Company no earlier than January 25, 2018 and no later than February 24, 2018.

Except as required by applicable law, the Company will consider only proposals meeting these requirements and the applicable requirements of the Securities and Exchange Commission (the "SEC") and our By-laws.

TIFFANY & CO.

QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL?
This Proxy Statement and accompanying material, including the form of proxy, have been sent to you on behalf of the Company by order of the Board.
This Proxy Statement was first sent to the Company's shareholders on or about April 7, 2017, in connection with the 2017 Annual Meeting of the shareholders of the Company to be held on Thursday, May 25, 2017, at 9:30 a.m. at The Rubin Museum of Art, 150 West 17th Street, New York, New York.
You are entitled to vote at our 2017 Annual Meeting because you were a shareholder, or held Company stock through a broker, bank or other nominee, at the close of business on March 27, 2017, the record date for this year's Annual Meeting. That is why you were sent this Proxy Statement and accompanying material.

WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL?
The information included in this Proxy Statement relates to the proposals to be considered and voted on at the 2017 Annual Meeting, the voting process, the compensation of our directors and most highly compensated executive officers, and other required information. This Proxy Statement is accompanied by our Annual Report on Form 10-K, which contains financial and other information about our business during Fiscal 2016.

WHY DID I RECEIVE A NOTICE REGARDING THE INTERNET AVAILABILITY OF THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?
As is the practice of many other companies, the Company is now providing proxy materials by a "notice and access" process. As a shareholder, you will receive a written notice of proxy, by postal service or e-mail, with instructions on how to access the proxy materials. This enables the Company to reduce the cost of paper, printing and postage and to substantially reduce paper use in order to benefit our environment. Those shareholders who wish to receive a paper report may request one. In some instances, shareholders will receive a proxy card and paper report automatically.

HOW CAN I REQUEST AND RECEIVE A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS?

To receive a paper or e-mail copy of the proxy materials, please visit or contact:

1) By Internet:	www.proxyvote.com
2) By Telephone:	1-800-579-1639
3) By E-Mail*:	sendmaterial@proxyvote.com

*
If requesting materials by e-mail, please send a blank e-mail with the 16-Digit Control Number (located on the Notice of Proxy) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before May 11, 2017 to facilitate timely delivery.
You may also find important information about the Company, with its principal executive offices at 727 Fifth Avenue, New York, New York 10022, on our website at www.tiffany.com. By clicking "Investors" at the bottom of the page, you will find additional information concerning some of the subjects addressed in this document.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on May 25, 2017
The Proxy Statement and Annual Report on Form 10-K are available to shareholders at www.proxyvote.com

TIFFANY & CO.

WHAT MATTERS WILL BE VOTED ON AT THE 2017 ANNUAL MEETING?

There are five matters scheduled to be voted on at the 2017 Annual Meeting:

Item No. 1: Election of the Board;
Item No. 2: Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2017 financial statements;
Item No. 3: Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this Proxy Statement ("Say on Pay");
Item No. 4: Preference, on an advisory basis, on the frequency of seeking shareholder approval of the compensation paid to the Company's named executive officers; and
Item No. 5: Approval of the Tiffany & Co. 2017 Directors Equity Compensation Plan.

In addition, such other business as may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof may be voted on.

DOES THE BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE PROPOSALS?
The Board recommends a vote "FOR" each of the director nominees and the proposals set forth in Items 2, 3 and 5. In respect of Item 4, the Board recommends a vote "FOR" a recommendation that the shareholders approve the compensation paid to the Company's named executive officers every year.

WHAT SHARES CAN I VOTE?
You may vote all of the shares of the Company's common stock that you owned at the close of business on March 27, 2017, the record date.

HOW MANY VOTES DO I HAVE?
Each share of the Company's common stock has one vote. The number of shares, or votes, that you have at the 2017 Annual Meeting is indicated on the enclosed proxy card or notice.

HOW DO I VOTE MY SHARES?
You can vote your shares at the 2017 Annual Meeting either by submitting your vote or instruction prior to the meeting, or by attending the meeting and voting in person.
Voting instructions, whether voting is in person or by proxy, vary depending on whether you are a shareholder of record (also known as a "registered shareholder") or a beneficial owner of shares held in street name:
Shareholder of Record: If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. Instructions for how to vote your shares are set forth below.
Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, or if your shares are held in the Tiffany and Company Employee Profit Sharing and Retirement Savings Plan (the "401K Plan"), then you are the "beneficial owner" of shares held in "street name." The organization holding, or trustee of, your account is considered the shareholder of record for purposes of voting at the 2017 Annual Meeting. As a beneficial owner, you have the right to instruct that organization or trustee on how to vote the shares held in your account. Those instructions are contained in the "voting instruction form" sent to you and are summarized below.

TIFFANY & CO.

HOW DO I VOTE MY SHARES BEFORE THE 2017 ANNUAL MEETING IF I AM A SHAREHOLDER OF RECORD?
You can vote by proxy by having one or more individuals who will be at the 2017 Annual Meeting vote your shares for you. These individuals are called "proxies," and using them to cast your ballot at the 2017 Annual Meeting is called voting "by proxy."
Proxies will extend to, and be voted at, any adjournment or postponement of the 2017 Annual Meeting.
If you vote by proxy, you will have designated three officers of the Company to act as your proxies at the 2017 Annual Meeting. One of them will then vote your shares at the 2017 Annual Meeting in accordance with the instructions you have given them on the proxy card or by telephone or the Internet with respect to each of the proposals presented in this Proxy Statement.
While we know of no other matters to be acted upon at the 2017 Annual Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have signed and not revoked a proxy, your proxy will vote on such other matters in accordance with his or her best judgment.
A shareholder of record may vote by proxy any of the following ways:

•
Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice or proxy card; have your notice or proxy card in hand as you will be prompted to enter your control number.

•
Via Telephone. You may vote by proxy via telephone by following the instructions provided in the proxy card; have your notice or proxy card in hand as you will be prompted to enter your control number.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?
If you decide to vote by proxy (whether by Internet, telephone or mail), you can revoke – that is, change or cancel – your vote at any time before your proxy casts his or her vote at the 2017 Annual Meeting. Revoking your vote by proxy may be accomplished in one of three ways:

•	You can send an executed, later-dated proxy card to the Corporate Secretary of the Company, call in different instructions, or provide different instructions through the Internet voting site; or

•	You can notify the Corporate Secretary of the Company in writing that you wish to revoke your proxy; or

•	You can attend the 2017 Annual Meeting and vote in person.

HOW DO I VOTE MY SHARES BEFORE THE 2017 ANNUAL MEETING IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?
You may instruct your broker or the 401K Plan's trustee, as applicable, how to vote on your behalf in any of the following ways:

•
Via the Internet. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote via the Internet by visiting www.proxyvote.com and entering the control number found in the notice or voting instruction form sent to you.

•
Via Telephone. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote by calling the toll-free number found in your voting instruction form and entering the control number found in the notice or voting instruction form sent to you.

•
By Mail. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote by mail by filling out the voting instruction form provided to you and returning it in the envelope provided.

Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. For more details, see "WHAT IS A BROKER NON-VOTE?" immediately below.

TIFFANY & CO.

Shares held in the 401K Plan will be voted by the 401K Plan's trustee in accordance with specific instructions given by 401K Plan participants to whose accounts such shares have been allocated.

WHAT IS A BROKER NON-VOTE?
Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, your broker must follow your instructions. If you do not provide instructions to your broker, your broker may vote your shares based on its own judgment or it may withhold a vote. Whether your broker is permitted to vote or withhold its vote is determined by the New York Stock Exchange rules and depends on the proposal being voted upon. With respect to voting on the election of the Board, Say on Pay, the frequency of seeking shareholder approval of the compensation paid to the Company's named executive officers and the Tiffany & Co. 2017 Directors Equity Compensation Plan, your broker will be required to withhold its vote unless you provide instructions on those matters.
If your broker withholds its vote, that is called a "broker non-vote." As stated below, broker non-votes are counted as present for a quorum, but will have no effect on the outcome of the election of directors or any of the other proposals set forth herein. See "WHAT CONSTITUTES A QUORUM?" and "WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?" below.

CAN I CHANGE THE INSTRUCTION TO MY BROKER OR THE 401K PLAN TRUSTEE?
You may vote in person at the 2017 Annual Meeting, or you may change your instruction to your broker or the 401K Plan trustee, as applicable, by submitting a subsequent instruction through one of the means set forth above under "HOW DO I VOTE MY SHARES BEFORE THE 2017 ANNUAL MEETING IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?".

HOW WILL MY SHARES BE VOTED IN THE ABSENCE OF INSTRUCTIONS?
If you are a shareholder of record and you do not give any specific instructions as to how your shares are to be voted when you sign a proxy card or vote by telephone or by Internet, your proxies will vote your shares in accordance with the following recommendations of the Board:

•	FOR the election of all 11 nominees for director named in this Proxy Statement;

•	FOR the ratification of the selection of PwC as the independent registered public accounting firm to audit our Fiscal 2017 financial statements;

•	FOR approval of the compensation paid to the Company's named executive officers in Fiscal 2016;

•	FOR a recommendation that the shareholders approve the compensation paid to the Company's named executive officers every year; and

•	FOR the Tiffany & Co. 2017 Directors Equity Compensation Plan.

Shares held in a broker's name for which no instructions are received may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. For more details, see "WHAT IS A BROKER NON-VOTE?" above. Any shares held in the 401K Plan for which no instructions are received will be voted in the same proportion as those shares for which instructions are received.

DO I NEED TO ATTEND THE 2017 ANNUAL MEETING?
No. You may authorize your shares to be voted by following the instructions presented in the notice, proxy card or voting instruction form.

TIFFANY & CO.

IF I WISH TO ATTEND THE 2017 ANNUAL MEETING AND VOTE IN PERSON, WHAT DO I NEED TO DO?
To attend the 2017 Annual Meeting, you will need to pre-register as instructed on your notice or proxy card and print out the registration confirmation. You will be required to show the registration confirmation as well as photo identification to enter the 2017 Annual Meeting.
To vote in person at the 2017 Annual Meeting:

•	For shareholders of record, you will have the opportunity to vote by ballot at the meeting.

•
For beneficial owners of shares held in street name, contact your broker before the 2017 Annual Meeting to obtain a legal proxy, and bring the legal proxy with you to the meeting. To submit a vote by ballot at the meeting, you will be required to show the legal proxy as well as photo identification.

WHAT CONSTITUTES A QUORUM?
A "quorum" is the minimum number of shares that must be present at the 2017 Annual Meeting for a valid vote. For the 2017 Annual Meeting, a majority of shares issued and outstanding on the record date and entitled to vote at the Annual Meeting must be present.
The number of shares issued and outstanding at the close of business on March 27, 2017, the record date, was 124,775,006. Therefore, 62,387,504 shares must be present at the 2017 Annual Meeting for a quorum to be established.
To determine if there is a quorum, we consider a share "present" if:

•	The shareholder who owns the share is present in person at the 2017 Annual Meeting, whether or not he or she chooses to cast a ballot on any proposal; or

•	The shareholder is represented by proxy at the 2017 Annual Meeting, including, for any beneficial owner of shares held in street name, by the organization holding such shareholder's account.
If a shareholder is represented by proxy at the 2017 Annual Meeting as described above, his or her shares are deemed present for purposes of a quorum, even if:

•	The shareholder withholds his or her vote or marks "abstain" for one or more proposals; or

•	There is a "broker non-vote" on one or more proposals.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Each nominee for director shall be elected by a majority of the votes cast "for" or "against" the nominee at the 2017 Annual Meeting. That means that the number of shares voted "for" a nominee must exceed the number of shares voted "against" that nominee. To vote "for" or "against" any of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
You may abstain on the vote for any nominee but your abstention will not have any effect on the outcome of the election of directors. A broker non-vote has the same effect as an abstention: neither will have any effect on the outcome of the election of directors. To abstain on the vote on any or all of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
The proposal to ratify the selection of PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements for Fiscal 2017 will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote on the matter. That means that the proposal will pass if more than half of those shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote on the matter vote "for" the proposal. Therefore, if you "abstain" from voting – in other words, you indicate "abstain" on the proxy card, by telephone or by Internet – it will have the same effect as an "against" vote.
The advisory proposal to approve the compensation of our named executive officers will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to

TIFFANY & CO.

vote on the matter. That means that the advisory proposal will be approved if more than half of those shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote on the matter vote "for" the proposal. Therefore, if you abstain from voting it will have the same effect as an "against" vote. Broker non-votes on this proposal will have no effect.
Because the advisory vote regarding the frequency of seeking shareholder approval of the compensation paid to the Company's named executive officers does not seek approval of any specific matter — it seeks your specific advice on when a future vote will be held (every year, every second year or every third year) — no specific percentage of the vote is required. Abstentions and broker non-votes will not be counted as expressing any preference. The results of the vote will be compiled and reported to you.
The proposal to approve the Tiffany & Co. 2017 Directors Equity Compensation Plan will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote on the matter. That means that the proposal will be approved if more than half of those shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote on the matter vote "for" the proposal. Therefore, if you abstain from voting it will have the same effect as an "against" vote. Broker non-votes on this proposal will have no effect.

WHAT HAPPENS IF A DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF THE VOTES CAST?
In the event that any of the current directors standing for re-election does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Each of the nominees for director has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive such a majority vote. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken.

HOW ARE PROXIES SOLICITED?
The Company has hired the firm of Georgeson LLC to assist in the solicitation of proxies on behalf of the Board. Georgeson LLC has agreed to perform this service for a fee of not more than $8,500, plus out-of-pocket expenses.
Employees of Tiffany and Company, a New York corporation and the principal subsidiary of the Company ("Tiffany"), may also solicit proxies on behalf of the Board. These employees will not receive any additional compensation for their work soliciting proxies and any costs incurred by them in doing so will be paid for by Tiffany.
Proxies may be solicited by mail, in person, by facsimile, by telephone or by e-mail. In addition, we will pay for any costs incurred by brokerage houses and others for forwarding proxy materials to beneficial owners.

WHO WILL COUNT THE VOTES?
All votes will be tabulated by American Election Services, LLC, the inspector of elections appointed for the 2017 Annual Meeting.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2017 ANNUAL MEETING?
The Company will announce preliminary voting results at the 2017 Annual Meeting and publish final results in a Form 8-K filed with the SEC within four business days after the 2017 Annual Meeting.

TIFFANY & CO.

OWNERSHIP OF THE COMPANY

SHAREHOLDERS WHO OWN AT LEAST FIVE PERCENT OF THE COMPANY

The following table shows all persons who were known to us to be "beneficial owners" of at least five percent of Company stock as of March 20, 2017. Footnote (a) below provides a brief explanation of what is meant by the term "beneficial ownership." This table is based upon reports filed with the SEC. Copies of these reports are publicly available from the SEC. All of the reports included a certification to the effect that the shares were not acquired and were not being held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and were not being held in connection with or as a participant in any transaction having that purpose or effect.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Class
Qatar Investment Authority	16,222,436	(b)	13.01%
Q-Tel Tower, 8 th Floor
Diplomatic Area Street, West Bay
P.O. Box 23224, Doha, State of Qatar
The Vanguard Group, Inc.	11,741,458	(c)	9.41%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Blackrock, Inc.	8,103,518	(d)	6.50%
55 East 52nd Street
New York, New York 10055
JPMorgan Chase & Co.	6,297,742	(e)	5.05%
270 Park Avenue
New York, New York 10017

a) "Beneficial ownership" is a term broadly defined by the SEC and includes more than the typical form of stock ownership, that is, stock held in the person's name. The term also includes circumstances where a person has the right to acquire stock within 60 days or has or shares the power to vote the stock or to sell it. Accordingly, some of the shares reported as beneficially owned in this table may actually be held by other persons or organizations. Those other persons and organizations are described in the reports filed with the SEC.

b) Qatar Investment Authority, a citizen of Qatar, reported such beneficial ownership to the SEC on its Schedule 13G/A as of February 12, 2014 and stated that it had sole voting and disposition power with respect to all such shares.

c) The Vanguard Group, Inc. reported such beneficial ownership to the SEC on its Schedule 13G/A as of February 10, 2017 and stated that, as an investment advisor, it beneficially owned the number of shares referred to above. This Schedule stated that it had sole power to vote 172,717 shares of the Company's common stock, shared power to vote 23,239 shares, sole power to dispose or direct the disposition of 11,543,497 shares, and shared power to dispose or direct the disposition of 197,961 shares.

d) Blackrock, Inc. reported such beneficial ownership to the SEC on its Schedule 13G/A as of January 27, 2017 and stated that, as a parent holding company of the subsidiaries identified in that Schedule, it beneficially owned the number of shares referred to above. This Schedule stated that Blackrock, Inc. had sole power to vote 6,866,745 shares of the Company's common stock and sole power to dispose or direct the disposition of 8,103,518 shares.

e) JPMorgan Chase & Co. reported such beneficial ownership to the SEC on its Schedule 13G/A as of January 19, 2017 and stated that, as a parent holding company of the wholly owned subsidiaries identified in that Schedule, it beneficially owned the number of shares referred to above. This Schedule stated that JPMorgan Chase & Co. had sole power to vote 6,069,644 shares of the Company's common stock, shared power to vote 8,265 shares, sole power to dispose or direct the disposition of 6,279,482 shares, and shared power to dispose or direct the disposition of 13,590 shares.

TIFFANY & CO.

OWNERSHIP BY DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table shows the number of shares of the Company's common stock beneficially owned as of March 20, 2017 by: those persons who are director nominees or who were directors on such date; the principal executive officer (the "CEO") and the principal financial officers (the "CFO") during Fiscal 2016; the three next most highly compensated executive officers of the Company as of the end of Fiscal 2016; and the directors and executive officers on March 20, 2017 (see "Executive Officers of the Company" at PS-15) as a group. In the notes to the table below, "Vested Stock Options" refer to stock options that are exercisable as of March 20, 2017 or will become exercisable within 60 days of that date.

Name	Amount and Nature of Beneficial Ownership		Percent of Class [a]
Directors
Rose Marie Bravo	28,506	b	*
Gary E. Costley	25,506	c	*
Roger N. Farah	—		*
Lawrence K. Fish	61,983	d	*
Abby F. Kohnstamm	76,483	e	*
Michael J. Kowalski (Interim CEO, appointed in Fiscal 2017)	150,020	f	*
James E. Lillie	11,000		*
Charles K. Marquis	162,203	g	*
Peter W. May	56,223	h	*
William A. Shutzer	348,870	i	*
Robert S. Singer	28,028	j	*
Francesco Trapani	200,000	k	*
Executive Officers
Frederic Cumenal (CEO during Fiscal 2016)	463,055	l	*
Mark J. Erceg (CFO effective October 2016)	—	m	*
Ralph Nicoletti (CFO through May 2016)	—	n	*
Jean-Marc Bellaiche	39,073	o	*
Pamela H. Cloud	138,298	p	*
Philippe Galtie	13,492	q	*
All executive officers and directors as a group (21 persons):	1,632,715	r	1.3%

a)	An asterisk (*) is used to indicate less than 1% of the class outstanding.

b)	Includes 24,506 shares issuable upon the exercise of Vested Stock Options.

c)	Includes 24,506 shares issuable upon the exercise of Vested Stock Options.

d)	Includes 20,646 shares issuable upon the exercise of Vested Stock Options.

e)	Includes 39,223 shares issuable upon the exercise of Vested Stock Options.

f)
Includes 25,679 shares issuable upon the exercise of Vested Stock Options, 12,357 shares issuable upon the vesting of performance-based restricted stock units on March 22, 2017, 17,572 shares held by the Kowalski Family Foundation and 50,000 shares held in trust of which Mr. Kowalski is the sole trustee. Mr. Kowalski, the Chairman of the Tiffany & Co. Board of Directors, was named Interim CEO effective February 5, 2017, in connection with the departure of Frederic Cumenal as CEO on that same date.

g)
Includes 29,223 shares issuable upon the exercise of Vested Stock Options, 28,980 shares held in the Charles and Cynthia Marquis Joint Revocable Trust dated December 8, 2003 and 56,000 shares held in the Marquis 2012

TIFFANY & CO.

Children's Trust, as Trustee. Mr. Marquis disclaims beneficial ownership of Company shares held by the Marquis 2012 Children's Trust.

h)	Includes 49,223 shares issuable upon the exercise of Vested Stock Options. Mr. May will not stand for re-election at the 2017 Annual Meeting.

i)
Includes 39,223 shares issuable upon the exercise of Vested Stock Options; 107,500 shares held by KJC Ltd. of which Mr. Shutzer is the sole general partner and of which three of his adult children are limited partners; 32,210 shares held in trust for one adult child of which trust Mr. Shutzer's wife is sole trustee; and 163,937 shares pledged as security in a margin account. Mr. Shutzer disclaims beneficial ownership of Company shares held by KJC Ltd. and shares held in the aforementioned trust.

j)	Includes 18,169 shares issuable upon the exercise of Vested Stock Options.

k)
Includes 200,000 shares held by Argenta Holdings Sarl, of which Mr. Trapani owns 100% of the equity interests. Pursuant to the Schedule 13D filed jointly by Mr. Trapani and JANA Partners LLC ("JANA") with the SEC on February 22, 2017, as of the date of the event which required the filing of such Schedule, Mr. Trapani and JANA may have been deemed to be members of a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-5(b)(1) promulgated thereunder for the purpose of working together to appoint Mr. Trapani to the Board. From and after the time of signing the Cooperation Agreement (as defined below) and the Trapani Cooperation Agreement (as defined below), each dated as of February 20, 2017, Mr. Trapani and JANA are required, in accordance with the Cooperation Agreements, to be independent of each other and, as reported in the Schedule 13D, Mr. Trapani and JANA are no longer working together for any purpose and believe they should no longer be deemed to be a "group." As a result, Mr. Trapani expressly disclaims beneficial ownership of the 6,095,740 shares reported as beneficially owned by JANA in such Schedule 13D. For more information regarding the Cooperation Agreement and the Trapani Cooperation Agreement see "Item. 1 Election of the Board" at PS-17.

l)
Includes 417,927 shares issuable upon the exercise of Vested Stock Options and 8,348 shares issuable upon the vesting of performance-based restricted stock units on March 22, 2017. Mr. Cumenal stepped down from his position as CEO effective February 5, 2017 and resigned as a director effective February 10, 2017.

m)	Mr. Erceg was appointed as CFO effective October 18, 2016.

n)	Mr. Nicoletti resigned as CFO effective May 20, 2016.

o)	Includes 36,894 shares issuable upon the exercise of Vested Stock Options.

p)
Includes 109,126 shares issuable upon the exercise of Vested Stock Options, 3,406 shares issuable upon the vesting of performance-based restricted stock units on March 22, 2017 and 512 shares held in Ms. Cloud's account under the Tiffany Employee Profit Sharing and Retirement Savings Plan.

q)	Includes 12,822 shares issuable upon the exercise of Vested Stock Options.

r)
Includes 635,981 shares issuable upon the exercise of Vested Stock Options; 25,297 shares issuable upon the vesting of performance-based restricted stock units on March 22, 2017; 936 shares held in accounts under the Tiffany Employee Profit Sharing and Retirement Savings Plan; and three shares held in the Tiffany Employee Stock Purchase Plan.

See "Compensation of the CEO and other Executive Officers–Compensation Discussion and Analysis–Equity Ownership by Executive Officers and Non-Executive Directors," beginning at PS-61 for a discussion of the Company's share ownership policy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company's directors, executive officers and greater-than-10-percent shareholders to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are also required to provide us with copies of those reports.
Based on our review of those reports and of certain other documents we have received, we believe that, during and with respect to Fiscal 2016, all filing requirements under Section 16(a) applicable to our directors, executive officers and greater-than-10-percent shareholders were satisfied in a timely manner.

TIFFANY & CO.

EXECUTIVE OFFICERS OF THE COMPANY
The executive officers of the Company are:

Name	Age	Position	Year Joined Tiffany
Michael J. Kowalski	65	Chairman of the Board and Interim Chief Executive Officer	1983
Mark J. Erceg	48	Executive Vice President – Chief Financial Officer	2016
Jean-Marc Bellaiche	47	Senior Vice President – Strategy & Business Development	2014
Victoria Berger-Gross	61	Senior Vice President – Chief Human Resources Officer	2001
Pamela H. Cloud	47	Senior Vice President – Global Category Marketing	1994
Jennifer de Winter	56	Senior Vice President – Americas	2015
Philippe Galtie	56	Senior Vice President – International	2015
Leigh M. Harlan	40	Senior Vice President – Secretary & General Counsel	2012
Andrew W. Hart	49	Senior Vice President – Diamond & Jewelry Supply	1999
Caroline D. Naggiar	59	Senior Vice President – Chief Brand Officer	1997

Michael J. Kowalski. Mr. Kowalski joined Tiffany in 1983 and served as Chief Executive Officer ("CEO") from 1999 until his retirement from that position in 2015. Mr. Kowalski has been a director of Tiffany & Co. since 1995 and has been Chairman since the end of Fiscal 2002. He was appointed Interim CEO of Tiffany & Co. effective February 5, 2017, and it is expected that he will continue to serve in such capacity until a new CEO is appointed by the Company. Mr. Kowalski also served on the Board of Directors of The Bank of New York Mellon Corporation from 2007 to 2015. The Bank of New York Mellon Corporation is one of Tiffany & Co.'s principal banking relationships, serving as a co-syndication agent and lender under Tiffany & Co.'s revolving credit facilities, as the trustee under the indenture governing certain of Tiffany & Co.'s senior notes and as the trustee for the Tiffany and Company Pension Plan. Mr. Kowalski holds a B.S. from the University of Pennsylvania's Wharton School and an M.B.A. from the Harvard Business School.

Mark J. Erceg. Mr. Erceg joined Tiffany on October 18, 2016 as Executive Vice President – Chief Financial Officer. Prior to joining Tiffany, Mr. Erceg held the role of executive vice president and chief financial officer for Canadian Pacific Railway Limited, a transcontinental railway, from 2015 to 2016, and for Masonite International Corporation, a global manufacturer of commercial and residential doors, from 2010 to 2015. Previously, Mr. Erceg held finance, market strategy, customer response, general management and global investor relations positions at The Procter & Gamble Company during his tenure there from 1992 to 2010.

Jean-Marc Bellaiche. Mr. Bellaiche joined Tiffany in 2014 as Senior Vice President – Strategy & Business Development, with responsibility for business initiatives outside of jewelry such as watches, leather goods, eyewear and fragrance. Mr. Bellaiche was designated an executive officer of the Company effective April 1, 2015. Prior to joining Tiffany, Mr. Bellaiche held positions of increasing responsibility at the Boston Consulting Group from 1992 to 2014, where he was appointed as a partner and managing director in 2003 and senior partner and managing director – global leader, luxury fashion beauty and department stores, in 2010. In those roles, Mr. Bellaiche was responsible for leading and directing teams of worldwide consulting professionals as they designed and implemented long-term competitive business strategies for that company's clients.

Victoria Berger-Gross. Dr. Berger-Gross joined Tiffany in 2001 as Senior Vice President – Human Resources. Her current title is Senior Vice President – Chief Human Resources Officer.

Pamela H. Cloud. Ms. Cloud joined Tiffany in 1994 as an assistant buyer and has since advanced through positions of increasing management responsibility within the Merchandising division. In 2007, she was promoted to Senior Vice President – Merchandising, responsible for all aspects of product planning and inventory management. In February 2016, Ms. Cloud was named Senior Vice President – Global Category Marketing, with responsibility for management of the Company's key product categories as well as global merchandising operations.

Jennifer de Winter. Ms. de Winter joined Tiffany in March 2015 as Senior Vice President – Northern America, with responsibility for all sales channels in the United States and Canada. In July 2015, Ms. De Winter was designated an

TIFFANY & CO.

executive officer of the Company and her responsibilities were expanded, as she became responsible for all sales channels in the Company's Americas region. Her current title is Senior Vice President – Americas. Prior to joining Tiffany, Ms. de Winter served as Executive Vice President, Stores at Saks Fifth Avenue from 2008 to 2013. Following the acquisition of Saks Fifth Avenue by Hudson's Bay Company in 2013, Ms. de Winter was appointed Executive Vice President and Chief Merchandising Officer of Saks Fifth Avenue and served in that role until 2015.

Philippe Galtie. Mr. Galtie joined Tiffany in August 2015 as Senior Vice President – International, with responsibility for all sales channels in the Company's Asia Pacific, Europe, Japan and Emerging Markets regions, as well as oversight of global store development and global sales operations. In 2016, Mr. Galtie assumed responsibility for global customer and omnichannel management and in 2017 he also assumed responsibility for global customer and sales service. Prior to joining Tiffany, Mr. Galtie held the role of International Retail Director at Cartier since 2011, where he was responsible for oversight of retail and client strategy, client relations and services, operations, store design and merchandising.

Leigh M. Harlan. Ms. Harlan joined Tiffany in 2012 as Associate General Counsel. In 2014, she was promoted to Senior Vice President – Secretary & General Counsel, with responsibility for the Company's worldwide legal affairs. Prior to joining Tiffany, Ms. Harlan was an attorney at the law firm of Cravath, Swaine & Moore LLP, where she practiced corporate, transactional and finance law, from 2005 to 2012.

Andrew W. Hart. Mr. Hart joined Tiffany in 1999 as Director – Materials Management and advanced through positions of increasing management responsibility. In 2012, he was promoted to Senior Vice President – Diamonds and Gemstones, with responsibility for the Company's global diamond and gemstone supply chain. In 2013, Mr. Hart assumed responsibility for jewelry manufacturing as well. His current title is Senior Vice President – Diamond & Jewelry Supply.

Caroline D. Naggiar. Ms. Naggiar joined Tiffany in 1997 as Vice President – Marketing Communications. She was promoted to Senior Vice President, responsible for advertising and marketing in 1998, and in 2007 she was assigned additional responsibility for the Public Relations department and named Chief Marketing Officer. In February 2016, Ms. Naggiar was named Senior Vice President – Chief Brand Officer. Her current responsibilities include the establishment of the strategic vision for the TIFFANY & CO. brand, managing brand equity, global brand management and global public relations.

TIFFANY & CO.

ITEM 1. ELECTION OF THE BOARD

Each year, the Company elects directors at an annual meeting of its shareholders. Pursuant to the Company's By-laws, directors are required to be less than age 74 when elected or appointed, unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. The Board has granted such a waiver in respect of the nomination of Charles K. Marquis, who is currently age 74, at the 2017 Annual Meeting. See "Board of Directors and Corporate Governance–Board Leadership Structure" and "–Board Refreshment" for additional information regarding this waiver.

At the 2017 Annual Meeting, 11 directors will be elected. Each of them will serve until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Peter W. May is not standing for re-election at the 2017 Annual Meeting, and the Board thanks him for his exemplary service to the Company.

It is not anticipated that any of this year's nominees will be unable to serve as a director but, if that should occur before the 2017 Annual Meeting, the Board may either propose another nominee or reduce the number of directors to be elected. If another nominee is proposed, you or your proxy will have the right to vote for that person at the 2017 Annual Meeting.

Why the Nominees were Chosen to Serve. Each of the 11 nominees for director was recommended for nomination by the Nominating/Corporate Governance Committee and nominated by the full Board to stand for election by the shareholders. All nominees, except Messrs. Farah, Lillie and Trapani, have previously been elected as directors by the Company's shareholders.

On February 20, 2017, JANA and the Company entered into a Cooperation Agreement (the "Cooperation Agreement"), pursuant to which the Company agreed that, subject to the conditions set forth therein, the Board would appoint (i) Messrs. Farah, Lillie and Trapani to the Board and (ii) Mr. Trapani to the Search and Nominating/Corporate Governance Committees, in each case no later than 10 business days after the date of the Cooperation Agreement. Messrs. Farah, Lillie and Trapani were subsequently appointed to the aforementioned positions on March 6, 2017. Pursuant to the Cooperation Agreement, the Company also agreed that, subject to the conditions set forth therein, the Board would nominate each of Messrs. Farah, Lillie and Trapani for election to the Board at the 2017 Annual Meeting.

Messrs. Farah, Lillie and Trapani have each provided to the Company an executed irrevocable resignation letter from the Board that will be effective (subject to Board acceptance) if JANA ceases to comply with or breaches any of the terms of the Cooperation Agreement in any material respect and, after receiving notice of such breach, does not cure such breach, and, solely with respect to Mr. Trapani, such resignation letter will also be effective (subject to Board acceptance) if Mr. Trapani ceases to comply with or breaches any of the terms of a separate cooperation agreement, entered into on February 20, 2017 between the Company and Mr. Trapani (the "Trapani Cooperation Agreement") in any material respect and, after receiving notice of such breach, does not cure such breach. JANA and Mr. Trapani have also each agreed that, for a specified period of time, they will vote their respective shares in favor of the election of each of Messrs. Farah, Lillie and Trapani, as well as all directors who were members of the Board as of February 20, 2017 who are nominated and recommended by the Board for election at an annual meeting of shareholders. Pursuant to the Cooperation Agreement and the Trapani Cooperation Agreement, JANA and Mr. Trapani are each committed to be independent of each other following the date of such Agreements.

Pursuant to the Cooperation Agreement, the Company agreed to limit waivers under the retirement age provision of its By-laws referenced above, such that, in accordance with such mandatory retirement age, Mr. May will not stand for re-election at the 2017 Annual Meeting and Messrs. Marquis and Costley will not stand for re-election at the 2018 Annual Meeting. The foregoing summary of the Cooperation Agreement and Trapani Cooperation Agreement is not complete and is subject to, and is qualified by reference to, the full text of the Cooperation Agreement and Trapani Cooperation Agreement, which are filed as Exhibits 10.37 and 10.38, respectively, to the Company's Current Report on Form 8-K filed with the SEC on February 21, 2017.

The specific experience and qualifications of each director nominee is set forth in the brief biographies that follow. Each of the nominees has many and diverse skill sets but those skills that most stand out are identified below at the end of each biography as "Key Skills."

TIFFANY & CO.

Information concerning each of the nominees of the Board is set forth below:

Michael J. Kowalski
Mr. Kowalski, 65, was named Interim Chief Executive Officer of Tiffany & Co. effective February 5, 2017 and it is expected that he will continue to serve in such capacity until a new Chief Executive Officer ("CEO") is appointed by the Company. Mr. Kowalski joined Tiffany in 1983 and was CEO from 1999 until his retirement effective March 31, 2015. Mr. Kowalski has been a director of Tiffany & Co. since 1995 and has been Chairman since the end of Fiscal 2002. He has also served on the Board of Directors of the following public company during the past five years: The Bank of New York Mellon Corporation. The Bank of New York Mellon Corporation is one of Tiffany & Co.'s principal banking relationships, serving as a co-syndication agent and lender under Tiffany & Co.'s revolving credit facilities, as the trustee under the indenture governing certain of Tiffany & Co.'s senior notes and as the trustee for the Tiffany and Company Pension Plan. Mr. Kowalski holds a B.S. from the University of Pennsylvania's Wharton School and an M.B.A. from the Harvard Business School.

Key Skills: merchandising, management, motivation and strategic planning.

Rose Marie Bravo
Ms. Bravo, CBE, 66, became a director of Tiffany & Co. in 1997. Ms. Bravo previously served as CEO of Burberry Limited from 1997 until 2006 and as President of Saks Fifth Avenue from 1992 to 1997. Prior to Saks, Ms. Bravo held a series of merchandising positions at Macy's, culminating in the Chairman & CEO role at I. Magnin, which was a division of R. H. Macy & Co. Ms. Bravo also serves on the Board of Directors of Estee Lauder Companies Inc. and Williams-Sonoma, Inc.

Key Skills: retail and brand management, merchandising and product development.

Gary E. Costley
Dr. Costley, 73, became a director of Tiffany & Co. in 2007. He served as Chairman and CEO of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and food service products, from 1997 until his retirement in 2004. Dr. Costley was Dean of the Graduate School of Management at Wake Forest University from 1995 until 1997. Dr. Costley held numerous positions at the Kellogg Company from 1970 until 1994 when he was President of Kellogg North America. Dr. Costley serves on the Board of Directors and as Lead Director of Prestige Brands Holdings, Inc. and as the Chairman of the Board of Directors of NanoBio Corporation, a private early stage vaccine company. He has also served on the Board of Directors of the following public companies during the past five years: Covance Inc. and The Principal Financial Group.

Key Skills: multi-divisional operations, global management, marketing and manufacturing.

Roger N. Farah
Mr. Farah, 64, became a director of Tiffany & Co. on March 6, 2017. He served as the Co-CEO of Tory Burch LLC from September 2014 to March 1, 2017, when he transitioned to the role of Executive Director in which he serves in an advisory capacity to that company. He has also served as a member of the Board of Directors of Tory Burch LLC since September 2014. Mr. Farah served as President and Chief Operating Officer of Ralph Lauren Corporation from 2000 to 2013 and as Executive Vice Chairman from November 2013 to May 2014. He was a member of the Board of Directors of Ralph Lauren Corporation from 2000 to 2014. Prior to joining Ralph Lauren Corporation, he served as Chairman of the Board and CEO of Venator Group, Inc. (now Foot Locker, Inc.), as President and Chief Operating Officer of R.H. Macy & Co., Inc. and as Chairman and CEO of Federated Merchandising Services. Mr. Farah currently serves on the Board of Directors of The Progressive Corporation and Aetna, Inc., and as a non-executive director of Metro Bank PLC. Mr. Farah holds a B.S. in Economics from the University of Pennsylvania, Wharton School of Business.

Key Skills: luxury brand management, global management, marketing and product development.

TIFFANY & CO.

Lawrence K. Fish
Mr. Fish, 72, became a director of Tiffany & Co. in 2008. Mr. Fish previously served as Chairman, President and CEO of Citizens Financial Group, Inc. ("Citizens") from 1992 until 2005, when he relinquished the title of President. Mr. Fish relinquished the title of CEO of Citizens in 2007 and retired as Chairman in 2009. Mr. Fish is a member of the Corporation and Executive Committee of Massachusetts Institute of Technology. Mr. Fish serves as Chairman of Houghton Mifflin Harcourt and as a member of the Board of Directors of Textron. He has also served on the Board of Directors of the following public company during the past five years: National Bank Holdings. Mr. Fish serves as a Trustee Emeritus of The Brookings Institution, as Chairman of Management Sciences for Health and as a Trustee of Woods Hole Oceanographic Institute.

Key Skills: risk analysis, finance, brand management and community banking.

Abby F. Kohnstamm
Ms. Kohnstamm, 63, is Executive Vice President and Chief Marketing Officer at Pitney Bowes Inc. ("Pitney Bowes"). In this role, she oversees all of Pitney Bowes's marketing and communications worldwide, as well as citizenship and philanthropy. Before joining Pitney Bowes in June 2013, Ms. Kohnstamm was the President and founder of Abby F. Kohnstamm & Associates, Inc., a marketing and consulting firm. Prior to establishing her company in 2006, Ms. Kohnstamm served as Senior Vice President, Marketing (Chief Marketing Officer) of IBM Corporation from 1993 through 2005. In that capacity, she had overall responsibility for all aspects of marketing across IBM on a global basis. Before joining IBM, Ms. Kohnstamm held a number of senior marketing positions at American Express from 1979 through 1993. She is also a member of the Board of Directors of the Roundabout Theatre Company and is a Trustee Emeritus of Tufts University after serving 10 years on the Board of Trustees. She became a director of Tiffany & Co. in 2001. Ms. Kohnstamm also served on the Board of Directors of the following public company during the past five years: World Fuel Services Corporation. She holds a B.A. from Tufts University, an M.A. in Education from New York University and an M.B.A. from New York University.

Key Skills: brand management, global management, strategic planning and digital marketing.

James E. Lillie
Mr. Lillie, 55, became a director of Tiffany & Co. on March 6, 2017. He is the Vice Chairman of Mariposa Capital, a private investment office, and a consultant for Newell Brands, which acquired Jarden Corporation in April 2016. He held senior positions at Jarden Corporation from 2003 through the aforementioned acquisition of the company, including as President and Chief Operating Officer and, beginning in 2011, CEO. He also served as a member of the Board of Directors of Jarden Corporation from 2011 until the aforementioned acquisition. Prior to joining Jarden Corporation, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation Limited and held several senior level management positions at portfolio companies of Kohlberg, Kravis, Roberts & Company. Mr. Lillie serves on the Board of Directors of Nomad Foods Limited and Royal Oak Charcoal, and previously served on the Board of Directors of Radio Prisa in Spain and the US-China Business Council. Mr. Lillie holds a B.A. from the University of Wisconsin.

Key Skills: global management, strategic planning, finance, product innovation and business process optimization.

Charles K. Marquis
Mr. Marquis, 74, has been a Senior Advisor to Investcorp International, Inc. since 1999. From 1974 through 1998, he was a partner in the law firm of Gibson, Dunn & Crutcher L.L.P., where he practiced securities and mergers and acquisitions law. He was first elected a director of Tiffany & Co. in 1984.

Key Skills: finance, governance, risk analysis, crisis management and investor relations.

TIFFANY & CO.

William A. Shutzer
Mr. Shutzer, 70, has been a Senior Managing Director of Evercore Partners, a financial advisory and private equity firm, since 2004. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, President of Furman Selz Inc. from 1995 through 1997 and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. He was first elected a director of Tiffany & Co. in 1984. Mr. Shutzer serves on the Board of Directors of ExamWorks Group, Inc., Evercore Trust Company and RSI Home Products, Inc. He has also served on the Board of Directors of the following public company during the past five years: Mecklermedia Corporation (formerly known as Mediabistro Inc.).

Key Skills: finance, investor relations and strategic planning.

Robert S. Singer
Mr. Singer, 65, served as CEO of Barilla Holding S.p.A, a major Italian food company, from 2006 to 2009. From 2004 to 2005, Mr. Singer served as President and Chief Operating Officer of Abercrombie & Fitch Co., an American clothing retailer. Prior to joining Abercrombie, Mr. Singer served as Chief Financial Officer of Gucci Group NV, a leading luxury goods company, from 1995 to 2004. From 1987 to 1995, Mr. Singer was a Partner at Coopers & Lybrand. Mr. Singer served on the Board of Directors of Benetton S.p.A. from 2006 to 2010, and on the Board of Directors of Fairmont Hotels & Resorts, Inc. from 2003 to 2006. Mr. Singer currently serves on the Board of Directors of the following public companies: Mead Johnson Nutrition Company, Coty Inc. and Jimmy Choo PLC. Mr. Singer also currently serves on the Board of Directors of several non-public companies. Mr. Singer was first elected a director of Tiffany & Co. in 2012.

Key Skills: accounting, global retail, financial and general management of luxury brands.

Francesco Trapani
Mr. Trapani, 60, became a director of Tiffany & Co. on March 6, 2017. From 1984 until 2011, Mr. Trapani served as CEO of Bulgari S.p.A., including in connection with the company's listing on the Italian Stock Exchange, creation of Bulgari Hotels & Resorts, and acquisition by LVMH Moët Hennessy – Louis Vuitton S.A. ("LVMH") in 2011. From 2011 to 2014, Mr. Trapani served as Chairman and CEO of the LVMH Watches and Jewelry Division, following which he served on the Board of Directors of LVMH and as a senior advisor to the LVMH CEO until his resignation on February 20, 2017. Mr. Trapani joined Clessidra SGR, the largest private equity fund in Italy, as Executive Vice-Chairman in 2014, and later served as Chairman of the Board until the company's sale in 2016. Mr. Trapani holds a degree in business administration from the University of Naples.

Key Skills: luxury brand management, finance, strategic planning and global management.
In the event that any of the current directors standing for re-election does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Each of the nominees for director has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive such a majority vote. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. Please refer to Section 1.h of our Corporate Governance Principles for further information about the procedure that would be followed in the event of such an election result. The Corporate Governance Principles may be viewed on the Company's website www.tiffany.com, by clicking on "Investors" at the bottom of the page and then selecting "Corporate Governance" from the left-hand column.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL 11 NOMINEES FOR DIRECTOR.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE HIGHLIGHTS

The Company and its Board are committed to maintaining strong corporate governance practices that serve the interests of the Company and its shareholders. The Board recognizes that the Company's corporate governance practices must continually evolve, and the Board monitors developments in governance best practices to ensure that the Company continues to effectively represent the interests of its shareholders. The Board has adopted several corporate governance practices in support of this commitment, including:

•	Annual election of directors;

•	Majority voting standard for director elections – each director must be elected by a majority of votes cast, not a plurality;

•
Director resignation policy – each of the nominees for director has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy. The Nominating/Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken;

•	Director independence – 9 of the Company's 11 directors up for election are independent;

•
Presiding independent director – the Company's Corporate Governance Principles require a presiding independent director, tasked with specific responsibilities, to ensure independent oversight whenever the Chairman of the Board is not independent and to facilitate communication by shareholders and employees with non-management directors;

•	Director overboarding policy – directors may not serve on a total of more than five public company boards (including the Board);

•
Resignation on job change or new directorship – a director must submit a letter of resignation to the Nominating/Corporate Governance Committee on a change in employment and upon accepting a directorship with another public company (or any other organization that would require a significant time commitment). The Nominating/Corporate Governance Committee may then accept or decline such resignation;

•
Annual self-evaluation – the Company's independent directors participate in an annual assessment and evaluation of the workings and efficiency of the Board and each of the committees on which they serve, the results of which are discussed with the full Board;

•	Long-standing policies governing business and ethical conduct;

•	Commitment to corporate social responsibility; and

•	Leading compensation practices – see "Compensation of the CEO and Other Executive Officers–Compensation Discussion and Analysis–Executive Summary–Corporate Governance Best Practices" at PS-44.

THE BOARD, IN GENERAL

The Board is currently composed of 12 members. The Board can fill vacancies and newly created directorships, as well as provide for a greater or lesser number of directors, subject to the terms of the Cooperation Agreement, which limits the Board's ability to increase in size over 12 members (with certain exceptions, including an increase in the Board's size to accommodate the appointment to the Board of a new CEO). Effective as of the date of the 2017 Annual Meeting, the Board intends to take action to establish the number of directors constituting the whole Board at 11.

Under the Company's Corporate Governance Principles, directors may not serve on a total of more than five public company boards. Service on the Board is included in that total.

THE ROLE OF THE BOARD IN CORPORATE GOVERNANCE

The Board plays several important roles in the governance of the Company, as set out in the Company's Corporate Governance Principles. The Corporate Governance Principles may be viewed on the Company's website www.tiffany.com, by clicking on "Investors" at the bottom of the page and then selecting "Corporate Governance" from the left-hand column. The responsibilities of the Board include:

•	Review and approval of the annual operating plan prepared by management;

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•	Monitoring of performance in comparison to the annual operating plan;

•	Review and approval of the Company's multi-year strategic plan prepared by management;

•	Consideration of topics of relevance to the Company's ability to carry out its strategic plan;

•	Selection and evaluation of, and determination of whether to retain or replace, the Company's CEO;

•	Participation in succession planning for the Company's other executive officers;

•	Review and approval of delegations of authority by which management carries out the day-to-day operations of the Company and its subsidiaries;

•	Review of management's enterprise risk assessment;

•	Review and, if appropriate, modification of Board committee charters;

•	Review and approval of the Company's policies or programs with respect to payment of dividends and the repurchase of common stock; and

•	Review and approval of significant actions by the Company.

BOARD LEADERSHIP STRUCTURE

Michael J. Kowalski, the Company's current Interim CEO, served as the Company's CEO from 1999 until March 31, 2015 and has held the position of Chairman of the Board since the end of Fiscal 2002. As such, the role of Chairman of the Board and the office of CEO have been held by the same individual for much of the Company's recent history (other than from March 31, 2015 through February 5, 2017, when the position of CEO was held by Mr. Cumenal). On February 5, 2017, when Mr. Kowalski was named Interim CEO, the Board also commenced a search to recruit a new CEO. Mr. Kowalski has stated that he anticipates relinquishing his responsibilities as Chairman of the Board to a successor after an appropriate period following the appointment of a new CEO.

The Company also has a presiding independent director. Charles K. Marquis occupies such position.

Mr. Kowalski, as Chairman of the Board, sets a preliminary agenda for each Board meeting and submits it for the approval of the presiding independent director. The Chairman of the Board is required to include in such agenda any item submitted by the presiding independent director. The presiding independent director also approves meeting schedules for the Board.

Mr. Marquis, as the presiding independent director, has the authority to call meetings of the independent directors. Mr. Marquis also chairs meetings of the independent and non-management directors, and acts as a liaison between the Chairman of the Board and the independent directors.

The Board believes the presiding independent director position provides additional independent oversight of the Company's management and other Board matters. The existence of a presiding independent director also facilitates communication among the Company's directors or between any of them and the Chairman of the Board, as well as communication between shareholders and Company employees and the Company's independent and other non-management directors. As such, the Board recognizes that the presiding independent director can be an important advisor to the CEO. The Board further believes the presiding independent director performs an important role in the Board's consideration of, and efforts regarding, its own effectiveness, in establishing leading governance practices and in facilitating effective Board oversight in crisis or transitional situations.

The Nominating/Corporate Governance Committee believes the Company's existing leadership structure is appropriate in the context of the Board's current size and given the recent addition of three new directors, the recent departure of the Company's CEO and the ongoing search for a new CEO. See "Item 1. Election of the Board" at PS-17.

Given Mr. Kowalski's tenure as Chairman of the Board, the Board has had significant opportunity to assess his skills at moderating discussions during meetings, as well as his responsiveness to the Board's suggestions for the agenda and the information to be provided by management to the Board. The Board also believes Mr. Kowalski's extensive experience as the CEO of the Company is valuable to his service as Chairman of the Board. Not only does his in-depth understanding of the Company's operations improve his ability to set the agenda for each Board meeting, but his experience in leading the Company also allows the Board additional insight into key matters within its purview, including the strategic planning process and management succession.

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The independent directors of the Board similarly believe that Mr. Marquis's extensive experience with the Company and his expertise in governance matters are invaluable in light of the changes in Board composition and executive leadership. During Mr. Marquis's tenure, the Board has effectively planned for and implemented changes in Board composition as well as CEO transitions. The Board believes his continued role as presiding independent director, until his planned retirement from the Board in May 2018, is uniquely important to the Company during the current period of transition. Therefore, the Board has granted a waiver of the Company's policy on the mandatory retirement age for directors in respect of the nomination of Mr. Marquis at the 2017 Annual Meeting.

The Board, with the assistance of the Nominating/Corporate Governance Committee, will reassess the appropriateness of the existing leadership structure as warranted, including following changes in management, in Board composition or in the nature, scope or complexity of the Company's operations.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS/PRESIDING INDEPENDENT DIRECTOR

Non-management directors meet regularly in executive session without the participation of management directors or executive officers. This encourages open discussion. In addition, at least once per year the independent directors meet separately in executive session. In these executive sessions, Mr. Marquis, as presiding independent director, presides.

COMMUNICATION WITH NON-MANAGEMENT DIRECTORS

Shareholders and other interested persons may send written communications to the entire Board or to any of the non-management directors by addressing their concerns to Mr. Marquis, Chairman of the Nominating/Corporate Governance Committee (presiding independent director), at the following address: Corporate Secretary (Legal Department), Tiffany & Co., 727 Fifth Avenue, New York, New York 10022. All communications will be compiled by the Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

INDEPENDENT DIRECTORS CONSTITUTE A MAJORITY OF THE BOARD

The Board has affirmatively determined that each of the following directors and director-nominees is "independent" under the listing standards of the New York Stock Exchange in that none of them has a material relationship with the Company (directly or as a partner, shareholder or officer of any organization that has a relationship with the Company): Rose Marie Bravo, Gary E. Costley, Roger N. Farah, Lawrence K. Fish, Abby F. Kohnstamm, James E. Lillie, Charles K. Marquis, Peter W. May, Robert S. Singer and Francesco Trapani.

All of the members of the Audit, Nominating/Corporate Governance and Compensation Committees are independent as indicated in the prior paragraph.

The Board also considered the other tests of independence set forth in the New York Stock Exchange Corporate Governance Rules and has determined that each of the above directors and nominees is independent as defined in such Rules.

In addition, the Board has affirmatively determined that Robert S. Singer, Gary E. Costley, Lawrence K. Fish, Abby F. Kohnstamm and Charles K. Marquis meet the additional, heightened independence criteria applicable to audit committee members under New York Stock Exchange rules.
In determining that Mr. Trapani is independent, the Board specifically considered the Cooperation Agreement, the Trapani Cooperation Agreement and the Nomination Agreement (as defined below). In determining that Messrs. Farah and Lillie are independent, the Board specifically considered the Cooperation Agreement. See "Item 1. Election of the Board" at PS-17 for additional information regarding the Cooperation Agreement and Trapani Cooperation Agreement. See "Item 3. Approval, on an Advisory Basis, of the Compensation of the Company's Named Executive Officers–Director Compensation Table–Additional Compensation from JANA Partners LLC" at PS-97 for additional information regarding the Nomination Agreement.

To the Company's knowledge, none of the other independent directors or director nominees has any direct or indirect relationship with the Company, other than as a director.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE DURING FISCAL 2016

Pursuant to the Company's Corporate Governance Principles, directors are expected to attend the regularly scheduled Board meetings, as well as all regularly scheduled meetings for those committees on which they serve. Directors are

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expected to attend such meetings in person or, if such attendance in person is not practicable, by telephone or other communications equipment.

The Board holds one of its regularly scheduled meetings on the date of the annual meeting of its shareholders to facilitate attendance at the annual meeting by the directors. Seven of the Company's 11 directors up for election attended the 2016 Annual Meeting (three of the non-attending directors were not on the Board in May 2016). Mr. Cumenal, who resigned as a director as of February 10, 2017, also attended the 2016 Annual Meeting.

Each director who served on the Board during Fiscal 2016 attended at least 83% of the aggregate number of meetings of the Board and those committees (including the Audit Committee, Compensation Committee, Stock Option Subcommittee, Nominating/Corporate Governance Committee, Finance Committee and Corporate Social Responsibility Committee) on which he or she served.

•	The full Board held six meetings. Attendance averaged 98% amongst all members.

•	The Audit Committee held ten meetings. Attendance averaged 93% amongst all members.

•	The Compensation Committee and its Stock Option Subcommittee held six meetings. Attendance averaged 97% amongst all members.

•	The Nominating/Corporate Governance Committee held six meetings. Attendance averaged 96% amongst all members.

•	The Finance Committee held six meetings. All members attended all meetings.

•	The Corporate Social Responsibility Committee held three meetings. All members attended all meetings.

COMMITTEES OF THE BOARD
Board Committee Membership

The committees of the Board, as well as the memberships thereof, consisted of the following as of March 20, 2017:

Director	Audit*	Compensation Committee & Stock Option Sub- committee*	Corporate Social Responsibility	Dividend	Finance	Nominating/ Corporate Governance*	Search
Rose Marie Bravo		✓				✓	Chair
Gary E. Costley		Chair	✓			✓
Roger N. Farah
Lawrence K. Fish	✓		Chair		✓
Abby F. Kohnstamm	✓	✓	✓			✓	✓
James E. Lillie
Charles K. Marquis	✓	✓				Chair
Peter W. May		✓			✓		✓
William A. Shutzer					Chair		✓
Robert S. Singer	Chair	✓			✓
Francesco Trapani						✓	✓
Michael J. Kowalski			✓	✓			✓
* Composed solely of independent directors.

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Audit Committee

The Company's Audit Committee is an "audit committee" established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company's financial matters. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page and then selecting "Corporate Governance" from the left-hand column. Under its charter, the Audit Committee's responsibilities include:

•	Appointing, compensating, retaining and providing oversight of the Company's independent registered public accounting firm retained to audit the Company's consolidated financial statements;

•	Reviewing the quality-control procedures and independence of the Company's independent registered public accounting firm and evaluating their proposed audit scope, performance and fee arrangements;

•	Approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•	Reviewing the adequacy of the Company's system of internal accounting and financial controls;

•	Discussing the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	Discussing guidelines and policies with respect to risk assessment and risk management;

•
Reviewing with the independent auditor any difficulties the auditor encountered in the course of its audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management;

•	Setting clear hiring policies for employees or former employees of the independent auditor;

•	Establishing procedures for complaints regarding accounting, internal accounting controls or auditing matters; and

•	Conducting a review of our financial statements and audit findings in advance of filing, and reviewing in advance significant proposed changes in our accounting principles.

The Board has determined that all members of the Audit Committee are financially literate, that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise, and that Mr. Singer meets the SEC criteria of an "audit committee financial expert." The Board considered Mr. Singer's past experience as Chief Financial Officer of Gucci Group NV, Partner at Coopers & Lybrand, and Chairman of the audit committee for Fairmont Hotels & Resorts, Inc. and Mead Johnson Nutrition Company. The Board also considered Mr. Singer's role as Chairman of the audit committee for Jimmy Choo PLC and Coty Inc. The Board has determined that Mr. Singer's simultaneous service on the audit committee of two other public companies will not impair his ability to effectively serve on the Company's Audit Committee. See "Report of the Audit Committee" at PS-34.

For additional information regarding the Company's relationship with its independent registered public accounting firm, see "Relationship with Independent Registered Public Accounting Firm" at PS-35.

Compensation Committee

The primary function of the Compensation Committee is to assist the Board in compensation matters. The Compensation Committee operates under its charter which may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column.

Under its charter, the Compensation Committee's responsibilities include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;

•	Evaluating our CEO's performance in light of those corporate goals and objectives;

•	Determining and approving our CEO's compensation level based on such evaluation;

•	Making recommendations to the Board with respect to the compensation of our other executive officers, including compensation under incentive and equity-based plans;

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•	Reviewing and approving remuneration arrangements for executive officers;

•	Making awards to executive officers under the Company's compensation plans, including equity-based plans;

•
Considering the expressed view of shareholders on executive compensation matters, including shareholder proposals and advisory votes, and considering communications with proxy advisory firms and related matters; and

•	Assessing on an annual basis potential material risks to the Company from its compensation programs and plans.

Pursuant to its charter, the Compensation Committee may delegate any of its functions to one or more subcommittees composed entirely of members of the Compensation Committee.

Compensation for the non-management members of the Board is set by the Board with advice from the Nominating/Corporate Governance Committee.

Role of Compensation Consultants

Frederic W. Cook & Co., Inc. ("FW Cook") is an independent advisor retained by the Compensation Committee to provide advice with respect to the amount and form of executive compensation. FW Cook also provides advice to the Nominating/Corporate Governance Committee with respect to non-management director compensation.

FW Cook assists the Compensation Committee's development and evaluation of executive compensation policies and practices and the Compensation Committee's determinations of executive compensation awards by:

•	attending Compensation Committee meetings;

•	meeting with the Compensation Committee without management present;

•
providing third-party data, advice and expertise on proposed executive compensation awards and plan design (see "Compensation of the CEO and Other Executive Officers–Compensation Discussion and Analysis–Competitive Compensation Analysis - No Benchmarks" at PS-47);

•
reviewing materials prepared by management and advising the Compensation Committee on the matters included in these materials, including the consistency of proposals with the Compensation Committee's compensation philosophy and comparisons to programs at other companies; and

•
preparing its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Compensation Committee's compensation philosophy.

Independence factors as reflected in the Compensation Committee charter were considered in selecting FW Cook, and FW Cook was found to be independent. The Compensation Committee has instructed FW Cook to act independently of management and only at the direction of the Committee, and has advised FW Cook that its ongoing engagement will be determined solely by the Compensation Committee. FW Cook does not consult with management on compensation to be paid to non-executive employees, nor does it have any potential or actual conflicts with the Company. Management has assisted in arranging meetings between FW Cook and the Compensation Committee and in facilitating FW Cook's review of Compensation Committee materials.

For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see "Compensation of the CEO and Other Executive Officers–Compensation Discussion and Analysis–Compensation Evaluation Process" at PS-46 and "Report of the Compensation Committee" at PS-67.

Stock Option Subcommittee

The Stock Option Subcommittee determines the grant of options, restricted stock units, cash incentive awards and other matters under our 2014 Employee Incentive Plan. All members of the Compensation Committee are members of this subcommittee.

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Compensation Committee Interlocks and Insider Participation

During 2016, the members of the Compensation Committee and its Stock Option Subcommittee were Rose Marie Bravo, Gary E. Costley, Abby F. Kohnstamm, Charles K. Marquis, Peter W. May and Robert S. Singer. No director serving on the Compensation Committee or its Stock Option Subcommittee during any part of Fiscal 2016 was, at any time either during or before such fiscal year, an officer or employee of Tiffany & Co. or any of its subsidiaries. None of the Company's executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee and its Stock Option Subcommittee.

Nominating/Corporate Governance Committee

The primary function of the Nominating/Corporate Governance Committee is to identify individuals to become Board members consistent with criteria approved by the Board, and to assist the Board in matters of corporate governance. The Nominating/Corporate Governance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column. Under its charter, the role of the Nominating/Corporate Governance Committee includes recommending to the Board:

•	Policies on the composition of the Board;

•	Criteria for the selection of nominees for election to the Board;

•	Nominees to fill vacancies on the Board;

•	Nominees for election to the Board;

•	Corporate governance principles applicable to the Company;

•	Non-management director compensation; and

•	Management performance and succession planning.

Submitting Candidate Names

If you would like to submit the name of a candidate for the Nominating/Corporate Governance Committee to consider as a nominee of the Board for director, you may send your submission at any time to the Nominating/Corporate Governance Committee, c/o Corporate Secretary (Legal Department), Tiffany & Co., 727 Fifth Avenue, New York, New York 10022.

Process for Identifying and Evaluating Nominees for Director

The Nominating/Corporate Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates director candidates suggested by others, including those recommended by director search firms.

See our Corporate Governance Principles which are available on our website www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column. In accordance with these principles, candidates for director shall be selected on the basis of their business experience, expertise and skills, with a view to supplementing the business experience, expertise and skills of management and adding further substance and insight into Board discussions and oversight of management.

The candidate identification and evaluation process includes discussions at meetings of the Nominating/Corporate Governance Committee and specifications provided to director search firms when such firms are retained. The Nominating/Corporate Governance Committee engaged a third party search firm in 2015 to assist the Committee in the identification of certain non-executive director candidates, in light of the fact that certain of the Company's directors would reach the mandatory retirement age of 74 set forth in the Company's By-laws prior to the Company's 2017 and 2018 Annual Meetings. The Nominating/Corporate Governance Committee has no procedure or means of assessing the effectiveness of this process other than the process described under "Board Refreshment" below.

While the Company's Corporate Governance Principles do not prescribe diversity standards, as a matter of practice, the Nominating/Corporate Governance Committee considers the diversity of the Board as a whole when considering candidates for director. In this context, diversity is broadly construed to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to an active, effective board. In addition, one of the factors that the Board considers during its annual self-evaluation is whether the membership of the Board provides an appropriate mix of skills, experience and backgrounds.

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Messrs. Farah, Lillie and Trapani were appointed to the Board pursuant to the Cooperation Agreement, as discussed under "Item 1. Election of the Board" above.

Corporate Social Responsibility Committee

The Board formed the Corporate Social Responsibility Committee in 2009 to assist the Board with its oversight of the Company's policies and practices involving the environment, vendor workplace conditions and employment practices, community affairs, sustainable product sourcing, corporate charitable giving, governmental relations, political activities and diversity in employment. The Corporate Social Responsibility Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column.

Dividend Committee

The Dividend Committee exercises the power otherwise vested in the Board with respect to the declaration of regular quarterly dividends in accordance with the dividend policy established by the Board. The Dividend Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column. Mr. Kowalski is the sole member of the Dividend Committee.

Finance Committee

The Board formed the Finance Committee to assist the Board with its oversight of the Company's capital structure, liquidity risk, dividend policy, purchase and repurchase of the Company's common stock, debt and equity financings, the retention of investment bankers and other financial advisors to the Board, the Company's hedging policy and guarantee of indebtedness incurred by the Company's subsidiaries, as well as of currency, interest rate or commodity hedging transactions entered into by the Company's subsidiaries. The Finance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column.

Search Committee

The Board formed the Search Committee in February 2017, following the departure of Frederic Cumenal as CEO, in order to identify and perform an initial assessment of potential candidates to serve as CEO of the Company and, based on such assessment, to propose suitable individuals for consideration by the full Board. The Search Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column. Pursuant to its charter, the Search Committee will dissolve automatically and without any further action of the Board once a new CEO is appointed, unless the Board determines otherwise by resolution prior to such time.

BOARD SELF-EVALUATION

Annually, each independent director participates in an assessment and evaluation of the Board's performance and the performance of each of the Board committees on which he or she serves. The presiding independent director leads a full Board discussion of the results of such self-assessments.

BOARD REFRESHMENT

Changes to Board composition may result from the Board's self-evaluation practices and related discussions; however, the Board also ensures refreshment through By-law provisions requiring that directors be less than age 74 when elected or appointed, unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. The Board has granted such a waiver in respect of the nomination of Charles K. Marquis, who is currently age 74, for election at the 2017 Annual Meeting. The Board has deemed Mr. Marquis's continued service to be uniquely important to the Company at this time, as discussed above under "Board Leadership Structure".

In light of upcoming retirements, in 2015 the Board engaged a leading search firm to assist in its search for new director candidates. On March 6, 2017, after working collaboratively with JANA Partners LLC in connection with the

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Board's refreshment objectives, the Board appointed three new independent directors as contemplated by the Cooperation Agreement.

RESIGNATION ON JOB CHANGE OR NEW DIRECTORSHIP

Under the Company's Corporate Governance Principles, a director must submit a letter of resignation to the Nominating/Corporate Governance Committee on a change in employment or significant change in job responsibilities and upon accepting or resolving to accept a directorship with another public company (or any other organization that would require a significant time commitment). The Committee shall promptly determine, in light of the circumstances, whether to accept or decline such resignation. In certain instances, taking into account all relevant factors and circumstances, the Nominating/Corporate Governance Committee may decline such resignation, but recommend to the Board that such director cease participation in one or more committees or that such director not be re-nominated to the Board. The letter of resignation will be of no force and effect if not accepted by the Committee within 10 days of receipt.

MANAGEMENT SUCCESSION PLANNING

One of the Board's primary responsibilities is to ensure that the Company has a high-quality management team in place. The Board, assisted by the Nominating/Corporate Governance Committee, is responsible for selecting, evaluating the performance of, and determining whether to retain or replace the Company's CEO. Pursuant to the Company's Corporate Governance Principles, any such evaluations and determinations must be made with a view towards the effectiveness and execution of the strategies and decisions set forth by the CEO regarding the Company's long-term strategic plan and long-term financial performance.

In February 2017, the Board determined that accelerating execution of the Company's core business strategies was necessary for the Company to compete more effectively and improve performance, and the Company's then-serving CEO stepped down from that position. On that same date, the Board appointed Mr. Kowalski as Interim CEO and formed a Search Committee to identify potential candidates for the CEO position. Based on the Search Committee's initial assessment of candidates, it will propose suitable individuals for consideration by the full Board. The Company expects that Mr. Kowalski will continue to serve as Interim CEO until a new CEO is appointed by the Company.

The Board also evaluates at least annually, in conjunction with the CEO, the performance and potential of the Company's other executive officers. The Board, assisted by the Nominating/Corporate Governance Committee, also participates in the planning for the succession of the Company's other executive officers.

BOARD ROLE IN RISK OVERSIGHT

The Board believes that (i) management is responsible for identifying, assessing and managing the various risks that may arise in the Company's operations and ensuring that the Board is appropriately aware of any such material risks, and (ii) the Board has a role in overseeing management in the risk management function.

Management's approach to risk management includes systems of authorities and approval levels; internal control checks and balances; analytical methods for making and evaluating decisions; annual operating and profit planning; strategic planning; and nurturing a corporate culture that rewards integrity and supports the TIFFANY & CO. brand image. This approach to risk management includes these goals: that every risk should, when possible and practicable, be identified, quantified as to monetary impact, assigned a probability factor, and properly delegated to management for a response. Operational risks so categorized are used to inform and shape the internal audit plan and are communicated to the Company's independent registered public accounting firm so that they can be referenced and used, if deemed appropriate, to inform and shape the external audit plan. Strategic risks are identified and are addressed in the strategic planning process.

Each year management is charged with the preparation of detailed business plans for the coming one-year (the annual operating plan) and three-year (the strategic plan) periods and is required to review these plans, as they are developed and refined, with the Board. Such plans include both financial and non-financial considerations. The Board requires management to plan on the basis of realistic assumptions. In this process, the Board endeavors to assess whether management has made an appropriate analysis of the operational and brand risks inherent in the plans.

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Each year the Board reviews and approves the annual operating plan and the strategic plan. The Board also reviews specific risk areas on a regular basis. These include insured risks, management authority, investor relations, litigation risks, foreign currency risks, diamond and product supply risks and inventory risks.

The Audit Committee is required to discuss policies with respect to risk assessment and risk management and regularly does so. The Audit Committee concerns itself most specifically with the integrity of the financial reporting process, but also with personnel, asset and information security risks.

The Finance Committee concerns itself principally with liquidity risk.

The Company has not designated an overall risk management officer and has no formal policy for coordination of risk management oversight amongst the two Board committees involved. The committee structure was not organized specifically for the purpose of risk management oversight.

The Board coordinates the risk management oversight function in the following manner. Both the Finance Committee and the Audit Committee share the minutes of their meetings with the Board and report regularly to the Board, to the extent the full Board is not otherwise present for such meetings. All committee meetings are open to the other directors and most regularly attend because the committee meetings are regularly scheduled on the day of, or the day preceding, Board meetings.

BUSINESS CONDUCT POLICY AND CODE OF ETHICS

The Company has a long-standing policy governing business conduct for all Company employees worldwide. The policy requires compliance with law and avoidance of conflicts of interest and sets standards for various activities to avoid the potential for abuse or the occasion for illegal or unethical activities. This policy covers, among other activities, the protection of confidential Company information, insider information and transactions in Company securities, the acceptance of gifts from those seeking to do business with the Company, the giving of gifts or other items of value to third parties, processing one's own transactions, protection of computer passwords, political contributions made through the use of Company funds, prohibition of discrimination or harassment, theft or unauthorized use of Company assets and reporting dishonest activity. Each year, all employees are required to review the policy, report any violations or conflicts of interest and affirm their obligation to report future violations to management.

The Company has a toll-free "hotline" to receive complaints from employees, vendors, shareholders and other interested parties concerning violations of the Company's policies or questionable accounting, internal controls or auditing matters. The toll-free phone number is 877-806-7464. The hotline is operated by a third-party service provider to assure the confidentiality and completeness of all information received. Users of this service may elect to remain anonymous.

The Company also has a Code of Business and Ethical Conduct for the directors, the CEO, the Chief Financial Officer and all other executive officers of the Company. The Code advocates and requires those persons to adhere to principles and responsibilities governing professional and ethical conduct. This Code supplements the Company's business conduct policy. Waivers may only be made by the Board. A summary of the Company's business conduct policy and a copy of the Code of Business and Ethical Conduct are posted on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column. The Board has not adopted a policy by which it will disclose amendments to, or waivers from, the Company's Code of Business and Ethical Conduct on the Company's website. Accordingly, the Company will file a report on Form 8-K if that Code is amended or if the Board has granted a waiver from such Code, including an implicit waiver. The Company will file such a report only if the waiver applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and if such waiver relates to: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code; or accountability for adherence to the Code.

POLITICAL SPENDING

The Board has adopted the Tiffany & Co. Principles Governing Corporate Political Spending, which are intended to ensure oversight, transparency and effective decision-making with respect to the Company's political spending. The principles may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column.

TIFFANY & CO.

In accordance with the Principles Governing Corporate Political Spending, the Company reported the following expenses for Fiscal 2016: the Company paid $314,100 to Cassidy & Associates, a government relations firm based in Washington D.C. that engaged, on behalf of the Company, in lobbying efforts focused on public policy associated with various mining law and sustainability issues, including with respect to the proposed Pebble Mine in Bristol Bay, Alaska, and in communications with certain governmental agencies regarding international gemstone sourcing as well as actions necessary to protect against wildlife trafficking. Cassidy & Associates did not use any funds from the Company to assist candidates for any office or to influence the outcome of ballot initiatives or elections. The Company and its affiliates did not make any political expenditures during Fiscal 2016.

The Tiffany & Co. Principles Governing Corporate Political Spending define "political expenditures" to include payments of money as well as provision of goods, services or use of facilities to candidates, political parties, political organizations, campaign funds or to any other organization, fund, person or trust, whose purpose, in whole or in part, is (i) to advance the candidacy of any person or persons seeking elective office, including the candidacies of nominees of any political party on a federal, national, statewide or local basis; (ii) to influence the outcome of any ballot initiative; or (iii) to influence the outcome of any election through issues advocacy communications, whether or not such communications specifically refer to a named candidate or party. Political expenditures also include indirect expenditures whose purpose includes any of the foregoing.

COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY

Corporate social responsibility has long been a priority of the Company. The Company strives to protect the interests of our shareholders, customers and other stakeholders through responsible business decisions that reflect the integrity of the TIFFANY & CO. brand in both the short- and long-term; enhance the communities in which we source, operate and sell our merchandise; improve our environmental performance; and promote responsible practices within our supply chain and our industry.

Underscoring the importance of sustainability and corporate social responsibility to the Company, the Board established a Corporate Social Responsibility Committee in 2009. See "Corporate Social Responsibility Committee" at PS-28 for more information.

The Company publicly discloses information regarding its corporate social responsibility strategy, programs and performance at www.tiffany.com/CSR.

LIMITATION ON ADOPTION OF POISON PILL PLANS

On January 19, 2006, the Board terminated the Company's shareholder rights plan (typically referred to as a "poison pill") and adopted the following policy:

"This Board shall submit the adoption or extension of any poison pill to a stockholder vote before it acts to adopt such poison pill; provided, however, that this Board may act on its own to adopt a poison pill without first submitting such matter to a stockholder vote if, under the circumstance then existing, this Board in the exercise of its fiduciary responsibilities deems it to be in the best interests of the Company and its stockholders to adopt a poison pill without the delay in adoption that is attendant upon the time reasonably anticipated to seek a stockholder vote. If a poison pill is adopted without first submitting such matter to a stockholder vote, the poison pill must be submitted to a stockholder vote within one year after the effective date of the poison pill. Absent such submission to a stockholder vote, and favorable action thereupon, the poison pill will expire on the first anniversary of its effective date."

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted policies and procedures for the review and approval or ratification of any transaction with the Company (or any subsidiary) in which (i) the aggregate amount involved will, or may be expected to, exceed $120,000 in any fiscal year and (ii) any director or executive officer, any nominee for election as a director, any five-percent or greater holder of the Company's securities, or any immediate family member of such an officer, director, nominee or holder, has a direct or indirect material interest. Any such transaction is referred to the Nominating/Corporate Governance Committee for review. The Nominating/Corporate Governance Committee will then evaluate such transaction and, where the Nominating/Corporate Governance Committee determines in its business judgment that such transaction is in the best interest of the Company, recommend such transaction for approval or ratification to the Board.

TIFFANY & CO.

CONTRIBUTIONS TO DIRECTOR-AFFILIATED CHARITIES
Pursuant to the Company's Corporate Governance Principles, contributions made by the Company during any fiscal year to charitable organizations with which the Company's directors are affiliated, through memberships on the governing body of such charitable organization, are required to be disclosed in the Company's annual proxy statement for such fiscal year. The contributions listed below were made during Fiscal 2016. None of the independent directors serve as an executive officer of these charities:

•	92nd Street Y: merchandise grants of $950 (Mr. May is an Honorary Director).

•	Fish Family Foundation: $10,000 cash contribution to support the Japanese Women's Leadership Initiative and merchandise grants of $135 (Mr. Fish is a Trustee).

•	Partnership for New York City: $15,000 annual dues contributions (Mr. May is a member of the Executive Committee).

•	Paul Taylor Dance Company: merchandise grants of $1,850 (Mr. Shutzer is a Trustee).

•	Prep for Prep: merchandise grants of $2,600 (Mr. Shutzer is a Trustee).

•
Whitney Museum of American Art (the "Whitney"): $1,000,000 sponsorship payment pursuant to the terms of the sponsorship agreement entered into between Tiffany and the Whitney in February 2015. Pursuant to the terms of the sponsorship agreement Mr. Cumenal was proposed for election, and was subsequently elected, to the Board of Trustees of the Whitney. Mr. Cumenal served on the Board of Trustees of the Whitney during Fiscal 2016 and resigned as a Trustee effective February 10, 2017 in connection with his departure as CEO.

TIFFANY & CO.

ITEM 2. RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT OUR FISCAL 2017 FINANCIAL STATEMENTS

The Audit Committee has appointed, and the Board has ratified the appointment of, PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements for Fiscal 2017. As a matter of good corporate governance, we are asking you to ratify this selection.

PwC, directly and through its predecessor firms, has served as the Company's independent registered public accounting firm since 1984.

A representative of PwC will be in attendance at the 2017 Annual Meeting to respond to appropriate questions raised by shareholders and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

The Board may review this matter if this appointment is not ratified by the shareholders.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2017.

TIFFANY & CO.

REPORT OF THE AUDIT COMMITTEE
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company's financial matters. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page and then selecting "Corporate Governance" from the left-hand column. The Company's management is responsible for the Company's internal controls and for preparing the Company's financial statements contained in the Company's public reports. The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), is responsible for auditing the annual financial statements prepared by management and for expressing opinions on the Company's consolidated financial statements and on the effectiveness of the Company's internal control over financial reporting in accordance with the Public Company Accounting Oversight Board (United States) (the "PCAOB").

Included in the Company's Annual Report to Shareholders are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2017 and 2016, and the related consolidated statements of earnings, comprehensive earnings, stockholders' equity, and cash flows for each of the three years in the period ended January 31, 2017. These statements (the "Audited Financial Statements") are the subject of a report by PwC. The Audited Financial Statements are also included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.
The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and PwC, as appropriate, and otherwise fulfilled the responsibilities set forth in its charter. The Audit Committee has also discussed with the Company's management and PwC their evaluations of the effectiveness of the Company's internal control over financial reporting, as well as the quality of the accounting principles applied and the reasonableness of the significant accounting judgments and estimates incorporated in the Audited Financial Statements.
The Audit Committee has discussed with PwC the matters required to be discussed by PCAOB Auditing Standard No. 1301, "Communications with Audit Committees." In connection with such discussion, the Audit Committee and PwC also discussed the business, compliance and financial reporting risks to which the Company is subject. The Audit Committee received from PwC the written disclosure and letter required by PCAOB Rule 3526 "Communication with Audit Committees Concerning Independence," and has discussed with them their independence. The Audit Committee has considered whether the provision by PwC of the tax consultation, tax compliance and other non-audit-related services disclosed below under "Relationship with Independent Public Accounting Firm–Fees and Services of PricewaterhouseCoopers LLP" is compatible with maintaining PwC's independence and has concluded that providing such services is compatible with PwC's independence from the Company and its management.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2017.

Signed:
Robert S. Singer, Chair
Lawrence K. Fish
Abby F. Kohnstamm
Charles K. Marquis
Members of the Audit Committee

TIFFANY & CO.

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

As noted under "Board of Directors and Corporate Governance–Committees of the Board–Audit Committee" at PS-25, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Further, the Audit Committee ensures the rotation of the lead audit partner having responsibility for the audit of the Company's consolidated financial statements and effectiveness of internal control over financial reporting and the audit partner responsible for reviewing such audit, as required by law, and periodically considers whether, in order to assure continuing auditor independence, there should be regular rotation of the Company's independent registered public accounting firm.

The Audit Committee has selected PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending January 31, 2018. PwC has, directly or through its predecessor firms, served as the Company's independent registered public accounting firm continuously since 1984. In selecting PwC to serve in this capacity for the fiscal year ending January 31, 2018, the Audit Committee considered the independence of PwC, and whether the audit and non-audit services PwC provides to the Company are compatible with maintaining that independence.

The Audit Committee has adopted a policy requiring advance approval of PwC's fees and services by the Audit Committee; this policy also prohibits PwC from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution in kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions or human resources, (vii) investment advisor or investment banking services, and (viii) legal and expert services unrelated to the audit. All fees paid to PwC by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.

FEES AND SERVICES OF PRICEWATERHOUSECOOPERS LLP

The following table presents fees for professional audit services rendered by PwC for the audit of the Company's consolidated financial statements and the effectiveness of internal control over financial reporting for the years ended January 31, 2017 and 2016, and for its reviews of the Company's unaudited condensed consolidated interim financial statements. This table also reflects fees billed for other services rendered by PwC.

	January 31, 2017	January 31, 2016
Audit Fees	$3,345,400	$3,618,400
Audit-related Fees	163,300	147,300
Audit and Audit-related Fees	3,508,700	3,765,700
Tax Fees [a]	2,003,900	1,253,600
All Other Fees [b]	195,400	203,400
Total Fees	$5,708,000	$5,222,700

a)
Tax fees consist of fees for tax compliance and tax consulting services. These fees include tax compliance fees of $947,300 for the year ended January 31, 2017 and $1,090,500 for the year ended January 31, 2016.

b)
All other fees consist primarily of the Sustainability Assurance procedures, Kimberley Process Agreed Upon Procedures and costs for research software for the years ended January 31, 2017 and January 31, 2016.

TIFFANY & CO.

ITEM 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

Rule 14a-21(a) ("SEC Rule 14") was adopted by the SEC under the Exchange Act. It requires the Company to include in its proxy statement, at least once every three years, a separate shareholder advisory vote to approve the compensation of the Company's named executive officers. Accordingly, we are presenting the following resolution for the vote of the shareholders at the 2017 Annual Meeting:
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934 (as amended) in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, be and hereby is APPROVED.

The disclosed compensation paid to the Company's named executive officers (Messrs. Cumenal, Erceg, Nicoletti, Bellaiche and Galtie, and Ms. Cloud) for which your approval is sought may be found at PS-38 through PS-94 inclusive of this Proxy Statement.

At the 2016 Annual Meeting, the Company included in its proxy statement a separate shareholder advisory vote to approve the compensation of the Company's named executive officers for the 2015 fiscal year. The Company's Say on Pay proposal passed with 96.6% of the shareholder advisory votes in favor of the Company's executive compensation program. The Committee considered shareholder approval of the executive compensation program in evaluating the design of the program for Fiscal 2017.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS IN FISCAL 2016.

TIFFANY & CO.

COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS
Contents

Compensation Discussion and Analysis	Page PS-38
Report of the Compensation Committee	Page PS-67
Summary Compensation Table - Fiscal 2016, 2015 and 2014	Page PS-68
Grants of Plan-Based Awards Table – Fiscal 2016	Page PS-73
Discussion of Summary Compensation Table and Grants of Plan-Based Awards	Page PS-75
Outstanding Equity Awards at Fiscal Year-End Table	Page PS-80
Option Exercises and Stock Vested Table – Fiscal 2016	Page PS-84
Pension Benefits Table	Page PS-84
Nonqualified Deferred Compensation Table	Page PS-88
Potential Payments on Termination or Change in Control	Page PS-90
Director Compensation Table – Fiscal 2016	Page PS-95
Equity Compensation Plan Information	Page PS-98

TIFFANY & CO.

COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")
This Compensation Discussion and Analysis explains the Company's compensation program as it pertains to the Company's named executive officers ("NEOs") for Fiscal 2016.
NAMED EXECUTIVE OFFICERS

The Company's NEOs for Fiscal 2016 were as follows:

Frederic Cumenal	Chief Executive Officer, departure effective February 5, 2017
Mark J. Erceg	Executive Vice President – Chief Financial Officer, appointment effective October 18, 2016
Ralph Nicoletti	Executive Vice President – Chief Financial Officer, departure effective May 20, 2016
Jean-Marc Bellaiche	Senior Vice President – Strategy and Business Development
Pamela H. Cloud	Senior Vice President – Global Category Marketing
Philippe Galtie	Senior Vice President – International

EXECUTIVE SUMMARY
2016 Company Performance
Reflected below are key highlights for Fiscal 2016:

Stock Price at January 31, 2017	Stock Price at January 31, 2016	Total Dividends Paid Per Share	Total Shareholder Return
$78.72	$63.84	$1.75	26%

(in millions, except per share amounts)	Fiscal 2016	Fiscal 2015	Percentage Increase/(Decrease)
Earnings from operations
As reported	$721.2	$760.1	(5)%
As adjusted*	759.2	806.8	(6)%
Net earnings
As reported	446.1	463.9	(4)%
As adjusted*	470.1	493.8	(5)%
Diluted earnings per share
As reported	3.55	3.59	(1)%
As adjusted*	3.75	3.83	(2)%
*See Appendix I at PS-105 for Non-GAAP reconciliation.

TIFFANY & CO.

Sales:
Worldwide net sales decreased 3% to $4.0 billion reflecting declines in the Americas and Europe partly offset by an increase in Japan and unchanged sales in Asia-Pacific. On a constant-exchange-rate basis that eliminates the effect from translating sales made outside the U.S. into U.S. dollars (see Appendix I at PS-105), worldwide net sales decreased 3% from the prior year.

Profitability:
Net earnings decreased 4% to $446.1 million in 2016, or $3.55 per diluted share. Net earnings in 2016 included impairment charges of $0.19 per diluted share (see Appendix I at PS-105). Net earnings in 2015 included charges of $0.24 per diluted share (see Appendix I at PS-105).

Store Expansion:	The Company added a net of 6 TIFFANY & CO. stores, resulting in a 3% net increase in gross retail square footage.
Product Introductions:	The Company expanded its offerings within several existing jewelry collections, including its TIFFANY T and RETURN TO TIFFANY® LOVE collections, and introduced new watch designs.
Cash Flow:
The Company generated cash flow from operating activities of $702.1 million in 2016, compared with $813.6 million in 2015. Cash flow from operating activities in 2016 included a voluntary cash contribution of $120.0 million made by the Company to its U.S. pension plan.

Returning Capital to Shareholders:
The Company returned cash to shareholders by continuing to pay regular quarterly dividends (which were increased 12.5% effective July 2016 to $0.45 per share, or an annualized rate of $1.80 per share) and spending $183.6 million to repurchase 2.8 million shares of its common stock.

Chief Executive Officer Transition
After the close of Fiscal 2016, on February 5, 2017, Frederic Cumenal stepped down as Chief Executive Officer, and Michael J. Kowalski was appointed Interim Chief Executive Officer. For transition purposes, Mr. Cumenal remained employed by the Company until February 10, 2017.

Frederic Cumenal Departure

The Company and Tiffany entered into a separation agreement with Mr. Cumenal on March 6, 2017. The separation agreement affirmed that Mr. Cumenal would receive the following severance payments and benefits required by his employment agreement:

•	Cash severance in the amount of $1,909,387;

•
Payment of his short-term incentive award for Fiscal 2016 based on actual performance, as determined by the Committee in accordance with the targets and guidelines established at the beginning of the performance period. For information concerning the payout of this award, see below under "2016 Incentive Compensation"; and

•	Payment of the cost of one year of continued health care coverage.

The separation agreement also provided for a release and waiver of claims by Mr. Cumenal in favor of the Company and its affiliates, as well as his agreement to assist in the transition of his responsibilities and with respect to litigation matters. As additional consideration for these benefits (which were not contemplated by his employment agreement), the separation agreement provided Mr. Cumenal (i) an additional cash payment of $690,613, (ii) a reduction in the length of certain post-employment non-solicitation obligations from eighteen to twelve months, (iii) certain outplacement benefits and (iv) amendment to the terms applicable to certain of Mr. Cumenal's equity awards to provide that:

•
All stock option awards that were vested but unexercised as of the termination of his employment – which ordinarily would have expired three months after the termination date – will remain exercisable until February 10, 2018 (the one-year anniversary of his termination of employment);

•	The unvested portions of stock option awards granted to Mr. Cumenal in September 2013, January 2014, January 2015 and January 2016 that were scheduled to vest in Fiscal 2017, and that ordinarily

TIFFANY & CO.

would have been forfeited upon the termination of his employment, vested as of March 14, 2017, and will remain exercisable until February 10, 2018; and

•
Performance-based restricted stock units granted to Mr. Cumenal in January 2015, which otherwise would have been forfeited upon the termination of his employment, will continue to vest according to their terms. The payout of this award to Mr. Cumenal – which will remain contingent upon pre-established performance goals that were not amended in any respect – will be pro-rated to reflect Mr. Cumenal's employment during the performance period. In addition, the Committee may only exercise its discretion to reduce the amount of the award to be vested if the reduction applies to the executive officers generally.

Aside from the grants described above and others that vested according to their terms, all of Mr. Cumenal's unvested equity grants were forfeited upon his departure. The Company will be entitled to recover or revoke the additional consideration in the event Mr. Cumenal breaches his agreement to provide transition or litigation assistance or his applicable confidentiality, no-hire and non-solicitation obligations. As required by his employment agreement, the Company also paid Mr. Cumenal for accrued but unused vacation and an amount in lieu of the applicable notice period.

The foregoing summary of the separation agreement by and among Mr. Cumenal, Tiffany and the Company is not complete and is subject to, and is qualified by reference to, the full text of the agreement filed as Exhibit 10.41 to the Company's Current Report on Form 8-K filed with the SEC on March 7, 2017.

Michael J. Kowalski Appointment

In connection with his appointment as Interim Chief Executive Officer, Mr. Kowalski was provided a monthly base salary of $60,078. In addition, on February 15, 2017, Mr. Kowalski was granted an award of 43,615 stock options with a grant date fair value of $625,395, which will vest in its entirety on the first anniversary of the grant date, subject to certain conditions. As an executive, Mr. Kowalski is eligible to participate in certain executive benefits programs; however, unless the Board determines otherwise, he will not be eligible to participate in the Company's 2014 Employee Incentive Plan (aside from the stock options above), any cash bonus program or any Company severance program, plan or arrangement. While serving as Interim Chief Executive Officer, Mr. Kowalski will remain Chairman of the Board but will no longer receive compensation for his service in such position.

Other Changes in Executive Management

Mark J. Erceg was appointed Executive Vice President – Chief Financial Officer, effective October 18, 2016. The former Executive Vice President – Chief Financial Officer, Ralph Nicoletti, resigned effective May 20, 2016.

2016 Incentive Compensation

Short-Term Incentive Award

Under the targets and guidelines established by the Committee at the start of Fiscal 2016, the NEOs shown below were eligible to earn up to 200% of their target short-term incentive awards based on corporate and individual performance, as described below. Based on the extent to which those pre-established goals were achieved, Fiscal 2016 short-term incentive awards were paid out as follows:

	Potential Payout Based on Achievement of Operating Earnings Target (160% of Target)	Potential Payout Based on Individual Performance (40% of Target)	Potential Total Payout of Annual Incentive Award (200% of Target)	Actual Payout of Annual Incentive Award (87-99% of Target)
Frederic Cumenal	$3,000,000	$750,000	$3,750,000	$1,631,250
Jean-Marc Bellaiche	$720,000	$180,000	$900,000	$445,500
Pamela H. Cloud	$576,000	$144,000	$720,000	$356,400
Philippe Galtie	$552,000	$138,000	$690,000	$341,550

TIFFANY & CO.

Mr. Erceg was not granted a short-term incentive award for Fiscal 2016 due to his appointment in October 2016. Mr. Nicoletti was not eligible to be paid a short-term incentive award for Fiscal 2016 as a result of his departure in May 2016.
Performance-Based Restricted Stock Units
The performance-based restricted stock units ("PSUs") awarded to executive officers in January 2014 for the three-year period ended January 31, 2017, vested at 54.92% of target shares (27.46% of maximum shares). This was based on diluted earnings per share ("EPS") of $11.77 for the three-year performance period, compared to the EPS threshold, target and maximum of $10.18, $14.17 and $16.26, respectively, for the three-year performance period; and average return on assets ("ROA") of 9.9% for the three-year performance period, compared to the ROA target of 11%, resulting in no ROA modifier being applied.
Messrs. Cumenal and Nicoletti and Ms. Cloud were the only NEOs granted PSUs for the three-year period ended January 31, 2017. Mr. Nicoletti was not eligible for a payout with respect to these PSUs due to his departure in May 2016. The extent to which goals were achieved resulted in payouts to Mr. Cumenal and Ms. Cloud as follows:

	Potential Performance-Based Restricted Stock Units under January 2014 Award (200% of target)	Actual Performance-Based Restricted Stock Units to Vest under January 2014 Award, in accordance with achievement of pre-established goals
Frederic Cumenal	30,400	8,348
Pamela H. Cloud	12,400	3,406

Fiscal 2017 Changes to Executive Incentive Compensation

During Fiscal 2016, with the assistance of its independent compensation consultant, the Committee reviewed the Company's senior executive compensation program and adopted several changes to its incentive compensation design. The changes take into account the executive compensation program objectives of attracting, motivating and retaining talent; rewarding achievement of short- and long-term financial goals; and linking management and shareholder interests. The changes also enhance alignment with the Company's strategic goals of driving total shareholder return through sales growth, margin expansion and cash flow generation.

Annual incentive awards and long-term incentive awards granted in January 2017 have the following new features:

•
New performance metric for annual incentive awards: net sales growth on a constant currency basis. To support the Company's strategy to accelerate sales growth, the Committee added growth in annual net sales, on a constant-exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars (see Appendix I at PS-105), as a performance metric for annual incentive awards (such metric, "Constant Currency Sales Growth"). The Committee believes that Constant Currency Sales Growth serves as an appropriate measure of the success of product initiatives, as well as other initiatives to enhance brand positioning and the overall customer experience. Constant Currency Sales Growth goals will be weighted 20%, while operating earnings and individual factors will be weighted 60% and 20%, respectively. The performance weighting of metrics for the annual incentive awards granted in January 2017, compared to those for annual incentive awards granted in January 2016, are shown below.

	Weighting*
	Operating Earnings	Constant Currency Sales Growth	Individual Factors
Annual incentive awards granted in January 2017	60%	20%	20%
Annual incentive awards granted in January 2016	80%	—	20%
* Percentage of target award that may be paid upon achievement of goals at target.

TIFFANY & CO.

•
New performance metric for performance-based restricted stock units: operating cash flow. To incentivize execution of the Company's strategy to maximize cash flow through inventory management, cost-reducing procurement initiatives and systems and process enhancements, the Committee added operating cash flow as a performance metric for PSUs in lieu of the ROA modifier used in prior years. Operating cash flow goals will be weighted 20% and EPS goals will be weighted 80% (reduced from 100% in the prior year). The performance metrics for the PSUs granted in January 2017, compared to those for the PSUs granted in January 2016, are shown below.

	Weighting*
	EPS	Return on Assets	Operating Cash Flow
Performance-based restricted stock units granted in January 2017	80%	—	20%
Performance-based restricted stock units granted in January 2016	100%	Modifier (adjustment of +/-10% if target achieved)	—
* Percentage of target award that may be paid upon achievement of goals at target.

•
Summary of performance metrics for short-term and long-term incentives. The new performance metrics for short-term and long-term incentive compensation, and the strategic objectives to which they are linked, are summarized below.

Form of Incentive	Strategic objective	Performance metric and weighting*
Annual incentive awards	Increased profitability through sales growth and margin expansion.	Operating earnings (60%)
	Sales growth through effective brand positioning and customer engagement initiatives.	Constant Currency Sales Growth** (20%)
	Individual goals, including strategic thinking and leadership.	Individual factors determined by the Committee (20%)
Performance-based restricted stock units	Earnings growth through sales growth, margin expansion, network optimization and capital allocation decisions.	EPS (80%)
Effective cash generation, excluding impact of capital expenditures, through focus on inventory management, procurement strategy and systems and process enhancements.

Ability to return value to shareholders through dividends and share repurchases.
Operating cash flow ** (20%)
*Percentage of target award that may be paid upon achievement of goals at target.
** New performance metric added for Fiscal 2017.

•
Addition of time-vesting restricted stock units. Time-vesting restricted stock units ("RSUs") were added to the long-term incentive compensation provided to senior executive officers other than the Chief Executive Officer ("CEO") and executives with the title of Executive Vice President (which currently includes only the Chief Financial Officer ("CFO")). The NEOs affected by this change will receive 25% of their long-term incentive compensation in the form of RSUs, 25% in the form of stock options (reduced from 50% in past years), and 50% in the form of PSUs (unchanged from past years). The addition of RSUs is designed to balance the Company's objectives of attracting and retaining key talent with incentivizing performance. The CEO and the CFO will continue to receive 50% of their long-term incentives in the form of stock options, and 50% in the form of PSUs, as the Committee believes that executives in these positions have the greatest direct influence on achievement of financial performance metrics

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and total shareholder return. The long-term incentives provided to NEOs in January 2017, compared to those provided in January 2016, are shown below.

Mix of Long-term Incentive Opportunities
	Stock Options	Time-Vesting Restricted Stock Units	Performance-based Restricted Stock Units
Long-term incentives granted in January 2017	CEO and CFO: 50% Other NEOs: 25%	CEO and CFO: 0% Other NEOs: 25%	All NEOs: 50%
Long-term incentives granted in January 2016	All NEOs: 50%	All NEOs: 0%	All NEOs: 50%

•
Other changes to grant terms. RSUs and PSUs will be credited with dividend equivalent units that will be converted into shares (with fractional units being paid out in cash) upon vesting of the underlying stock units. This change is designed to permit executives to participate in total shareholder return, in alignment with the interests of shareholders, and supports the balanced consideration of share repurchases and dividend payments in capital allocation decisions.

•
In the event of an executive's voluntary retirement at age 65 (or age 55 with 10 years of service), or involuntary termination without cause following at least 10 years of service as an executive, stock options and PSUs granted at least six months prior to retirement or termination will continue to vest in accordance with their terms, and the exercise period applicable to vested options will be five years (not to exceed the original expiration date). For grants made in the prior fiscal year, retirement resulted in forfeiture of unvested stock options, the application of a two-year exercise period to any vested stock options (not to exceed the expiration date), and continued pro rata vesting of PSUs; while involuntary termination without cause resulted in forfeiture of unvested stock options, application of a three-month exercise period to any vested options (not to exceed the expiration date), and Committee discretion to permit continued pro rata vesting of PSUs. These changes — the benefits of which are subject to compliance with restrictive covenants — were made to advance the Company's goals of attracting and retaining talent and ensuring executives remain focused on the Company's long-term performance.

Target Compensation for Named Executive Officers in Fiscal 2017
At its January 2017 meeting, the Committee approved the following target direct compensation for Fiscal 2017:

	Annual Base Salary	Target Short-Term Incentive Award (% of base salary)	Target Long-Term Incentive Award (% of base salary)	Total Target Direct Compensation	Change in total target direct compensation from Fiscal 2016
Mark J. Erceg	$850,000	$680,000 (80%)	$2,125,000 (250%)	$3,655,000	appointed in October 2016
Jean-Marc Bellaiche	$770,000	$577,500 (75%)	$1,155,000 (150%)	$2,502,500	7.6%
Pamela H. Cloud	$650,000	$390,000 (60%)	$1,105,000 (170%)	$2,145,000	6.7%
Philippe Galtie	$650,000	$487,500 (75%)	$975,000 (150%)	$2,112,500	18.51%
In addition to the amounts shown above, for Fiscal 2017 the Committee left Mr. Cumenal's compensation unchanged from Fiscal 2016, granting him a base salary at $1,250,000, a target short-term incentive award at $1,875,000 (150% of base salary), and a target long-term incentive award at $6,250,000 (500% of base salary), for total target direct compensation of $9,375,000. However, the short- and long-term incentives awarded to Mr. Cumenal were forfeited upon his departure in February 2017.

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Corporate Governance Best Practices

The Board seeks to ensure that the Company's executive compensation program conforms to sound corporate governance principles and policies, as demonstrated by the following practices:

WHAT WE DO		WHAT WE DON'T DO
☑	Pay for performance: 87% of CEO compensation and, on average, 72% of other NEO compensation, is tied to the Company's financial performance and/or the performance of the stock price.	☒	Tax gross-ups: No tax gross-ups, for example for life insurance benefits, are paid to executive officers, other than for one-time relocation expenses.
☑	Limited use of employment agreements: Employment agreements and formal severance arrangements are used only as necessary to attract newly recruited executives.	☒	Pay current dividends on unvested long-term incentives: Current dividends are not paid on stock options and are not paid on unvested RSUs and PSUs until vesting.
☑	Independent Executive Compensation Consultant: The Committee retains an independent compensation consultant to advise on the executive compensation program and practices.	☒
Repricing of underwater stock options without shareholder approval: The Company's shareholder-approved employee and director incentive plans do not permit repricing of underwater stock options without shareholder approval.

☑
Share Ownership Policy: Executive officers are expected to acquire and hold Company common stock worth two to five times their annual base salary. Non-employee directors are expected to own Company common stock worth five times their annual retainer.
		☒	Allow pledged shares to count under Share Ownership Policy: Shares of the Company's common stock that are pledged to a third party do not count toward the share ownership requirements.
☑
"Dual trigger" requirement for Change in Control severance benefits: Following a change in control, outstanding equity awards and unvested retirement benefits will only be accelerated, and cash severance benefits will only be paid, in the event of an involuntary termination of employment, or if the Company does not survive the transaction.
		☒	Grant stock options below 100% of fair market value: The Company's shareholder-approved employee and director incentive plans do not permit stock options to be granted below 100% of fair market value.
☑	Provide limited perquisites: Perquisites provided to executive officers on a limited basis only (for example, life insurance benefits and executive long-term disability benefits).	☒
Permit hedging of Company stock: The Company's policy on insider information, applicable to all employees, officers, and directors, expressly prohibits speculative transactions (i.e. hedging) such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities.

☑
Clawback policy: Incentive-based compensation such as cash incentive awards and PSUs are subject to recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements.

Say on Pay

In May 2016, the Company's Say on Pay proposal passed with 96.6% of the shareholder advisory votes in favor of the Company's executive compensation program, which indicated to the Committee that shareholders were supportive of the Company's executive compensation design and philosophy, and that significant changes were not warranted. The Committee will continue to consider Say on Pay results, as well as shareholder feedback, in the design of the compensation program.

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OVERVIEW OF COMPENSATION COMPONENTS

The Committee has established an executive compensation program that contains the following key components:
The above chart reflects the average percentage contribution of key compensation components awarded to the CEO and the other NEOs in January 2017. See charts of "CEO Target Pay Mix" and "Named Executive Officer Target Pay Mix" under "Relative Values of Key Compensation Components" at PS-51. However, Mr. Cumenal is not eligible for payment of short- or long-term incentives granted in January 2017 due to his departure in February 2017.

The Company also offers the following compensation components, in addition to the annual compensation program described above:

Time-vesting restricted stock units
In addition to being granted as a component of long-term incentive compensation to certain NEOs, RSUs are granted periodically on a selective basis, typically in connection with a promotion or new hire, to recognize prior performance or to attract or retain key talent. These awards vest according to their terms.

Benefits	Used to attract and retain executives. Includes a comprehensive program of benefits that includes retirement benefits and life insurance benefits that build cash value.

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SHORT- AND LONG-TERM PLANNING
The performance of management in developing and executing operational and strategic plans and initiatives determines the Company's success in achieving its financial and brand stewardship goals – both short- and long-term.
As part of each year's planning process, the executive officers develop and submit for Board approval:

•	A three-year strategic plan that balances financial and "brand stewardship" objectives (see below); and

•	An annual operating plan for the fiscal year.
Each plan must incorporate goals that are both challenging and realistic for sales, gross margins, selling, general and administrative expenses (including marketing, staffing and other expenses), inventory management, capital spending and all other elements of the Company's financial performance (including capital allocation).
"Brand stewardship" refers to actions taken by management to maintain, in the minds of consumers, strong associations between the TIFFANY & CO. brand and product quality, luxury, the highest levels of customer service, compelling store design and product display and responsible product sourcing practices.
The Committee recognizes that trade-offs between near-term financial objectives and brand stewardship are often difficult. For example, introducing certain new designs can enhance brand image and attract new customers, but affect overall margin negatively in the short term; increased staffing can positively affect customer service while negatively affecting earnings in the short term; and expanding inventory can enhance the customer experience but also affect operating cash flow negatively in the short term. Through the planning process, management must balance expectations for annual earnings growth and cash flow generation with its focus on brand stewardship and sustainable growth.
OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM
The Committee has established the following objectives for the compensation program:

•	To attract, motivate and retain the management talent necessary to develop and execute both the annual operating plan and the strategic plan;

•	To reward achievement of short- and long-term financial goals; and

•	To link management's interests with those of the shareholders.
The total executive compensation program includes base salary, short- and long-term incentives, RSUs and benefits.
SETTING EXECUTIVE COMPENSATION

The Committee determines all remuneration arrangements for executive officers and compensation plans in which officers of the Company are eligible to participate, as more fully described in the Committee Charter. In January of each year, the Committee reviews the target amount of total compensation for each executive officer, as well as the target levels of key components of such compensation. This follows a process in which the Committee conducts a detailed review of each executive officer's compensation.

COMPENSATION EVALUATION PROCESS

The following are key components of the Committee's evaluation process.
Consideration of Say on Pay
The Committee weighs the level of shareholder support for the compensation program as demonstrated by the Say on Pay vote.
Independent Compensation Consultant
In connection with carrying out its responsibilities, the Committee considers the advice of FW Cook, its independent compensation consultant, and the competitive compensation analysis provided by FW Cook.

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See "Board of Directors and Corporate Governance–Committees of the Board–Role of Compensation Consultants" at PS-26 for discussion of the selection process for FW Cook, inclusive of an independence analysis.
Tally Sheets
The Committee regularly reviews "tally sheets," prepared by the Company's Human Resources division for each executive officer. The tally sheets include data concerning historical compensation as well as information regarding share ownership and other benefits accumulated from employment with Tiffany. The tally sheets provide a historical view of multiple compensation elements, as further context for compensation decisions.
Consultations with the Chief Executive Officer
In periodic meetings with the Committee, the CEO provides his views as to the individual performance of the other executive officers, and the Committee solicits his recommendations with respect to their compensation. His input is especially important with respect to the evaluation of the individual performance parameters used in determining short-term incentives, as well as for setting base salary and target incentive compensation as a percentage of base salary. The Committee also relies on its own business judgment as to each executive officer's experience, capacity for growth, expected future contributions, complexity of role, demonstrated success and desirability to the Company's competitors.
Coordination with Financial Results and Annual Operating and Strategic Planning Process
In January, the Committee reviews a forecast of financial results for the fiscal year ending that month with the CFO and reviews calculations of the tentative payouts for short- and long-term incentives on that basis. Final calculations are reviewed and approved at the March meeting, when fiscal year financial results are nearly final. After the public disclosure of financial results, the calculations are confirmed, and management makes payment on the prior year's short-term incentive awards and causes the applicable percentage of PSU awards for which the three-year performance period ended in the prior year to vest, in each case pursuant to the Committee's authorization.
The Committee grants stock option awards and, if applicable, RSUs to executive officers at a meeting in January of each year. Stock option awards and RSUs may also be granted in connection with new hires or promotions, or for recognition purposes. The Committee has never delegated to management its authority to make such awards. At that same January meeting, PSUs are granted for the three-year performance period beginning the next February 1, with reference to preliminary drafts of the Company's strategic plan, while annual incentive awards are granted for the one-year performance period beginning the next February 1, with reference to the Company's annual operating plan. However, the specific financial goals for the PSUs and the annual incentive awards are not established until the March meeting when the strategic plan and annual operating plan are adopted.

COMPETITIVE COMPENSATION ANALYSIS - NO BENCHMARKS
Each year the Committee refers to competitive compensation data because the Committee believes that such data is helpful in assessing the competitiveness of the total compensation offered to the Company's executive officers. However, the Committee does not consider such data sufficient for a full evaluation of appropriate compensation for any individual executive officer. Accordingly, the Committee:

•
Has not set a "benchmark" to such data for any executive officer, although it does look to see if the Company's total executive compensation program falls between the 25th and 75th percentile of competitive data;

•	Does not rely exclusively on compensation surveys or publicly available compensation information when it determines the compensation of individual executive officers; and

•	Also considers those factors described above in "Compensation Evaluation Process."
The Committee also reviews a competitive compensation analysis by FW Cook, which includes the following elements of compensation for each executive officer:

•	base salary;

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•	target short-term incentive;

•	target total cash compensation (salary plus target short-term incentive);

•	target long-term incentive;

•	target total direct compensation (target total cash compensation plus target long-term incentive); and

•	target total compensation (target total direct compensation plus all other compensation, above market interest on deferred compensation and change in pension value).
DEFINING APPROPRIATE COMPARATORS
Defining an appropriate comparator group within the retail industry is challenging because there are few U.S.-based companies of similar size in the luxury retail business with an integrated manufacturing function and extensive global organization similar to the Company. In addition, the Committee believes that an appropriate comparator group must include non-retail companies because a competitive market for the services of our executives exists, even among companies outside the retail industry. Accordingly, to fully understand market compensation levels for comparable executive positions, the analysis includes data for both retail and general industry companies, with greater emphasis on the former.
For the NEOs, a defined peer group was used for comparative purposes, composed of U.S. public companies similar to Tiffany, selected by the Committee. For the executive officers as a whole, third-party surveys for both retail and general industry were used.

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Peer Group
The Committee reviewed comparisons of the Company's NEOs to the NEOs of the peer group. In selecting the peer group, the Committee sought to include companies similar to the Company across a range of factors, including size, business model (e.g., significant global sales, manufacturing/sourcing operations), products and customers. The peer group used in Fiscal 2016 consists of the 19 companies shown below:

	Financial Data			Common Factors
	Revenue (in millions)	Net Income (in millions)	Market Cap (in millions)	Multi-Channel Retailing	Mfg. Operations	Significant Foreign Sales	Similar Products/Customers
Tiffany & Co.	$3,975	$447	$9,170	✓	✓	✓	✓
Burberry	$3,622	$446	$7,858	✓	✓	✓	✓
Coach	$4,499	$482	$10,060	✓		✓	✓
Coty	$4,349	$157	$7,733	✓	✓	✓
Fossil	$3,076	$100	$1,312	✓	✓	✓	✓
Hanesbrands	$5,862	$501	$9,713		✓
Kate Spade	$1,340	$129	$2,144	✓			✓
L Brands	$12,381	$1,205	$20,644	✓			✓
Estee Lauder	$11,292	$1,100	$31,914	✓	✓	✓	✓
Lululemon Athletica	$2,194	$270	$7,846	✓
Michael Kors	$4,714	$812	$8,582	✓		✓	✓
Nordstrom	$14,421	$424	$9,019	✓			✓
Pier 1 Imports	$1,845	$20	$358	✓			✓
PVH	$8,128	$678	$8,583	✓		✓	✓
Ralph Lauren	$7,339	$310	$8,070	✓		✓	✓
Restoration Hardware	$2,178	$47	$1,179	✓			✓
Signet Jewelers	$6,814	$516	$6,143	✓			✓
Starwood Hotels	$2,965	$81	$13,064				✓
VF Corporation	$12,369	$1,122	$22,483	✓	✓
Williams-Sonoma	$5,075	$303	$4,092	✓			✓
Source: S&P Capital IQ; revenue and net income based on the most recent four quarters for which data was publicly available as of October 31, 2016; market capitalization based on the most recent publicly available data as of October 31, 2016.

In terms of size, the Company's revenues were between the 25th percentile and median of the peer companies, and net income and market capitalization were between the median and 75th percentile.
For Fiscal 2016, target total direct compensation was at the 25th percentile for Mr. Bellaiche and Ms. Cloud, at the median for Mr. Cumenal, and in the median to 75th percentile range for Mr. Erceg. Target total compensation, which includes the value of pension accruals and all other compensation, was at the median for Messrs. Cumenal and Erceg and Ms. Cloud, and at the 25th percentile for Mr. Bellaiche. Mr. Galtie's compensation was compared solely to third party survey data and was not compared to the peer group, as he was not an NEO prior to Fiscal 2016.

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Survey Data
The Committee used third-party survey data to evaluate compensation for the CEO and all other executive officers. The surveys used were:

•	Towers Watson Retail Survey;

•	Towers Watson General Industry Survey; and

•	Hay Group Luxury Retail Survey.
Relative to the survey data, target total direct compensation was at the median for Mr. Galtie, and at or above the 75th percentile for the other NEOs.

RELATIVE VALUES OF KEY COMPENSATION COMPONENTS
In January 2017, as part of its annual review of the target level of short- and long-term incentives for each executive officer, the Committee adopted the following target incentive opportunities expressed as a percentage of base salary. For the CEO and CFO, the Committee split the estimated value of the long-term incentives evenly between the grant-date fair market value of the targeted number of PSUs and the estimated (Black-Scholes) value of stock options. For the remaining NEOs, the Committee awarded 50% of target long-term incentives in the form of PSUs (calculated based on the grant date fair market value), 25% in the form of stock options (calculated based on the Black-Scholes value) and 25% in the form of RSUs (calculated based on the grant date fair market value).

Executive	Position	Target Short-term Incentive as a Percent of Salary	Target Long-term Incentive as a Percent of Salary
Frederic Cumenal	CEO, departure effective February 2017	150%	500%
Mark J. Erceg	EVP – CFO	80%	250%
Jean Marc Bellaiche	SVP – Strategy and Business Development	75%	150%
Pamela H. Cloud	SVP – Global Category Marketing	60%	170%
Philippe Galtie	SVP – International	75%	150%
The amounts shown above for Mr. Cumenal were adopted by the Committee in January 2017; however, Mr. Cumenal will not be eligible for payment of short- or long-term incentives granted in January 2017 due to his departure in February 2017.
The Committee believes that a minimum of 60% of the target total direct compensation of the CEO and 50% of the target total direct compensation of the other executive officers should be composed of long-term incentives to link realized compensation to the Company's longer-term operating and stock price performance.

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Based on target levels for incentive compensation granted in January 2017, the mix of pay for the CEO and other NEOs, on average, is shown below:

BASE SALARY

The Committee pays the executive officers competitive base salaries as one part of a total compensation program to attract and retain talent, but does not use base salary increases as the primary means of recognizing talent and performance.

In January 2017, the Committee reviewed base salaries for all executive officers. The Committee increased the base salaries for all NEOs other than Messrs. Cumenal and Erceg.

Executive	Position	Fiscal 2016 Base Salary	Fiscal 2017 Base Salary	Percent Increase from Fiscal 2016 to Fiscal 2017
Frederic Cumenal Fiscal 2017 salary ceased upon departure in February 2017	CEO	$1,250,000	$1,250,000	—%
Mark J. Erceg Fiscal 2016 salary commenced with appointment in October 2016	EVP – CFO	$850,000	$850,000	—%
Jean-Marc Bellaiche	SVP – Strategy and Business Development	$750,000	$770,000	2.67%
Pamela H. Cloud	SVP – Global Category Marketing	$600,000	$650,000	8.33%
Philippe Galtie	SVP – International	$575,000	$650,000	13.04%
Base salaries for Fiscal 2017 for executive officers were determined based on multiple factors, including competitive market compensation levels for comparable positions; executive experience and skill set; expected contributions; breadth, scope and complexity of role; internal equity; and overall shareholder support as evidenced by the 2016 Say on Pay vote.

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SHORT-TERM INCENTIVES

The Committee uses short-term incentives, which are typically awarded in January of each year, to motivate executive officers to achieve the annual financial targets established by the Committee and to demonstrate strategic leadership. Short-term incentives for the executive officers consist of annual cash incentive awards under the 2014 Employee Incentive Plan. Short-term incentive awards have an individual component but are primarily formula-driven, with the majority of the award based on achievement of annual financial targets that agree to the Company's annual operating plan.

For short-term incentives for Fiscal 2016, the Committee determined a portion of the awards based on the following individual factors: strategic thinking; leadership, including development of effective management teams and employee talent; demonstrated adherence to the Company's Business Conduct Policy – Worldwide, and professionalism; financial metrics relevant to specific areas of responsibility; and specific objectives set for the executive officer. These same factors will be used to determine a portion of the short-term incentives to be paid in respect of Fiscal 2017.

For Fiscal 2017, the Committee increased the short-term incentives granted to Messrs. Bellaiche and Galtie from 60% to 75% of base salary. The Committee did not change short-term incentives, as a percentage of base salary, for any of the other NEOs.

The maximum short-term incentive established by the Committee for each of the NEOs is equal to twice the target.

Fiscal 2016

For Fiscal 2016, the Committee established target and maximum short-term incentive opportunities for the executive officers, the payment of which would be wholly contingent on the Company meeting an operating earnings threshold. The Committee determined that, if the operating earnings threshold was not met, then no short-term incentive would be paid. The Committee provided guidance to the executive officers indicating that, if the operating earnings threshold was met, then the Committee intended to calculate the amount to be paid based 80% on corporate performance (the "Corporate Portion") and 20% on individual performance (the "Individual Portion"). Thus, full achievement of corporate goals at the maximum goal level would result in payment of 80% of the maximum short-term incentive (160% of target), while full achievement of individual goals at the maximum would result in payment of 20% of the maximum short-term incentive (40% of target). Notwithstanding this guidance, the Committee retained the discretion to pay out the maximum short-term incentive, or reduce the payout from the maximum to any amount down to $0, provided the operating earnings threshold was met.

At the beginning of the fiscal year, the Committee established the operating earnings threshold at $457 million (subject to permitted adjustments). The operating earnings goals (outlined below) against which performance was measured were substantially in excess of this threshold amount.

Neither Mr. Nicoletti (due to his departure in May 2016) nor Mr. Erceg (due to his appointment in October 2016) was eligible for payment of a short-term incentive award for Fiscal 2016.

Corporate Portion

The Committee advised the executive officers that it intended to calculate payment of the Corporate Portion of the award based on the following operating earnings targets, subject to proration if Fiscal 2016 operating earnings fell between the amounts in the first column:

If Operating Earnings, as adjusted, Equal:	Then Percentage Payout of Incentive Award Will Be:
Below $609 million	0% of Target Short-term Incentive Award
$609 million	25% of Target Short-term Incentive Award
$762 million	80% of Target Short-term Incentive Award
At least $914 million	160% of Target Short-term Incentive Award

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In March 2017, after reviewing and concurring with the recommendation of the Interim CEO, the Committee determined that the payout percentage for the Corporate Portion would be 79% of the target short-term incentive award, as Fiscal 2016 operating earnings, excluding certain charges as permitted under the 2014 Employee Incentive Plan, equaled $759.2 million (see Appendix I at PS-105).

Individual Portion

In March 2017, the Committee reviewed and concurred with the Interim CEO's recommendations with respect to the payout of the Individual Portion for the NEOs. The individual performance of each NEO eligible for payment of a Fiscal 2016 award was compared to the objectives set at the beginning of Fiscal 2016. Based on the Individual Portion, the Committee determined to pay Mr. Cumenal 8% of his target award, and each of the remaining NEO's 20% of his or her target award.

Based on the Committee's determination as to the Corporate and Individual Portions, Mr. Cumenal was paid 87% of his target award. The remaining NEOs eligible for payment of a short-term incentive award for Fiscal 2016 were paid 99% of their target awards.
Fiscal 2017
For Fiscal 2017, the Committee generally retained the short-term incentive structure from Fiscal 2016, but added a second corporate performance metric, Constant Currency Sales Growth. In January 2017, the Committee established target and maximum short-term incentive amounts for the NEOs, with the maximum amount equal to 200% of the target amount.

In March 2017, the Committee established $469 million of operating earnings (subject to permitted adjustments) as the threshold necessary for a pay-out of the Fiscal 2017 short-term incentive awards (the "Base Threshold"). Payment of any short-term incentive awarded for Fiscal 2017 will be contingent on meeting the Base Threshold. If the Base Threshold is not met, no short-term incentive will be paid. The Committee has provided guidance to the executive officers indicating that, if the Base Threshold is met, the Committee intends to calculate the amount to be paid based 60% on achievement of operating earnings goals, 20% on achievement of Constant Currency Sales Growth goals, and 20% on individual performance based on the factors described at PS-52. Thus, full achievement of operating earnings goals, Constant Currency Sales Growth goals and individual goals, each at the maximum goal levels, will result in payment of 60%, 20% and 20%, respectively, of the maximum short-term incentive (120%, 40%, and 40%, respectively, of target). Notwithstanding this guidance, the Committee has retained the discretion to pay out the maximum short-term incentive, or reduce the payout from the maximum to any amount down to $0, provided the Base Threshold is met.

For purposes of evaluating performance once the Base Threshold is achieved, the Committee also established in March 2017 threshold, target and maximum performance goals for operating earnings and Constant Currency Sales Growth. The operating earnings goals against which operating earnings performance will be measured are substantially higher than the Base Threshold. In addition, in recognition of the challenges of setting precise target amounts, and to avoid windfalls or deficits resulting from slight variances from target, target goals for operating earnings and Constant Currency Sales Growth were expressed as ranges. To increase incentives for above-target performance and in recognition of the difficulty of achieving above-target results, the threshold, target and maximum goals for each metric were set so that the increase in payout resulting from above-target performance is greater than the reduction in payout resulting from an equivalent level of below-target performance.

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Corporate and Individual Performance Goals
The operating earnings and Constant Currency Sales Growth goals for the grants made in January 2017, and the corresponding percentage of target short-term incentives to be paid out (if any), together with the percentage of target short-term incentives that may be paid out based on individual performance, are shown below. In evaluating achievement of performance goals, the Committee is permitted under the 2014 Employee Incentive Plan to exclude certain events. See "Short-Term Incentives–Permissible Adjustments to Evaluation of Performance" below.

	Operating Earnings		Constant Currency Sales Growth		Individual Performance
	Operating earnings (millions)	Percentage of target short-term incentive that may be paid:*	Constant Currency Sales Growth	Percentage of target short-term incentive that may be paid:*	Up to 40% of the target short-term incentive may be paid based on individual performance factors
Threshold	Less than or equal to $626	0%	Less than or equal to -6.3%	0%
Target	Within the range of $774 to $790	60%	Within the range of 2.7% to 4.7%	20%
Maximum	Equal to or greater than $861	120%	Equal to or greater than 8.7%	40%
	Percentage calculated based on operating earnings, Constant Currency Sales Growth and individual performance = total percentage of target annual incentive paid out*
*Subject to linear interpolation if actual performance falls between the threshold and the bottom of the target range, or between the top of the target range and the maximum. Target ranges include the ends of the ranges.

Five-year History of Short-term Incentive Payouts
The following summarizes average short-term incentive payouts (including bonuses) for the executive officers as a group, as a percentage of target, over the past five fiscal years (without giving effect to payments that were prorated in light of mid-year individual hire dates):

Fiscal Year	Total Payout as a Percentage of Target Short-term Incentive Award
2016	96%
2015	75%
2014	101%
2013	124%
2012	15%
Five-Year Average	82%

Permissible Adjustments to Evaluation of Performance

The 2014 Employee Incentive Plan, approved by the shareholders, permits the Committee, in evaluating achievement of a performance goal, to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (subsequently referred to as FASB Codification reference ASC 225-20) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Annual Report for the applicable year (effective March 2016, the 2014 Employee Incentive Plan refers to unusual or infrequently occurring items, rather than extraordinary non-recurring items, as described in the Annual Report for the applicable year), (vi) acquisitions or divestitures, (vii) any other specific unusual or nonrecurring events,

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or objectively determinable category thereto, (viii) foreign exchange gains and losses and (ix) a change in the Company's fiscal year. The 2005 Employee Incentive Plan, under which earlier grants were made, permits similar adjustments.

LONG-TERM INCENTIVES

The Committee uses long-term incentives to align management interest with those of shareholders, to motivate management to achieve earnings growth and generate operating cash flow, as well as to promote the retention of executive officers.

The Committee considers equity-based awards to be appropriate because, over the long term, the Company's stock price should be a good indicator of management's success in achieving the above objectives.

The total value of each executive officer's target long-term incentive grant each year is based on a percentage of base salary as indicated above for NEOs under "Relative Values of Key Compensation Components" at PS-50 for Fiscal 2017, and the ratio of long-term incentive target to base salary is reviewed annually at the same time that base salaries are reviewed.

Ms. Cloud's target long-term incentive as a percentage of base salary decreased from 175% for Fiscal 2016 to 170% for Fiscal 2017. This change was intended to better align the target long-term incentive percentage for Ms. Cloud with those of the other executive officers, as an increase in a prior year had been intended to recognize specific contributions and was not intended to be a long-term increase. For the remaining NEOs, the Fiscal 2017 target long-term incentive opportunities as a percentage of base salary remain unchanged from Fiscal 2016.

Types of Equity Awards

The Committee awards three different types of equity awards to NEOs: PSUs, stock options and RSUs.

•
PSUs reward executives for meeting key financial goals that are important to the long-term performance of the Company, even if the achievement of those goals is not necessarily reflected in the share price as the market does not always respond to earnings growth in a predictable manner.

•
Stock options reward executives for increases in stock price and provide returns aligned with those of shareholders, whether or not performance goals have been met. This balances an inherent challenge associated with PSUs, as non-controllable and highly variable external factors affect the Company's performance and make it difficult to establish appropriate strategic performance goals.

•	RSUs support talent attraction and retention objectives.

For Fiscal 2016, the NEOs were provided long-term incentives divided equally between PSUs and stock options. Prior to Fiscal 2017, it was the Committee's practice to award RSUs on occasion for reasons such as recognition of prior performance; promotion; attraction of new talent; retention of key talent; and in lieu of cash compensation increases.

For Fiscal 2017, NEOs other than the CEO and CFO received 50% of their long-term incentives in the form of PSUs, 25% in the form of stock options, and 25% in the form of RSUs. Consistent with the prior year, the CEO and the CFO received 50% of their long-term incentives in the form of PSUs, and 50% in the form of stock options.

For purposes of achieving the grant date target value, apportioned according to the above-described mix of long-term incentives, the Committee values awards as follows:

•
for PSUs and RSUs, using the higher of (i) the simple arithmetic mean of the high and low sale price of the Company's common stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date; and assuming that PSUs will vest at the target value described under "Performance-Based Restricted Stock Unit Grants" below; and

•	for stock options, on the basis of the Black-Scholes model.

TIFFANY & CO.

Performance-Based Restricted Stock Unit Grants

Performance-Based Restricted Stock Units Granted for Fiscal 2017

The Committee's practice has generally been to award PSUs to executive officers in January of each year. For the PSUs granted in January 2017, the Committee established threshold, target and maximum goals for EPS and operating cash flow at the start of the performance period. Vesting of these PSUs is dependent upon achievement of either the EPS or operating cash flow threshold. If neither threshold is met, no PSUs will vest. The Committee has provided guidance to the executive officers indicating that, if either the EPS or operating cash threshold is met, it intends to calculate the number to vest based 80% on EPS goals and 20% on operating cash flow goals. Thus, full achievement of the EPS goals and operating cash flow goals at the maximum goal levels will result in vesting of 80% and 20%, respectively, of the maximum PSUs granted (160% and 40%, respectively, of target PSUs).

•
EPS was selected as a performance metric to reward earnings growth and incentivize execution of the Company's strategic plans relating to sales growth, margin expansion, network optimization and efficient capital allocation. This metric also aligns with shareholder interest, as the Committee believes the Company's stock price over the long term is primarily driven by growth in EPS. EPS goals are measured on a diluted basis and calculated on a cumulative basis for the three-year performance period.

•
Operating cash flow was added as a performance metric in January 2017, in lieu of the ROA modifier used in prior years, to reward cash flow generation from operations through measures such as inventory management, procurement initiatives intended to reduce costs, and systems and process enhancements. Operating cash flow goals are also calculated on a cumulative basis for the three-year performance period. The target goal is expressed as a range.

•	The EPS and operating cash flow goals were set by the Committee with reference to the Company's strategic plan as approved by the Board.

•
The EPS and operating cash flow threshold, target and maximum goals, and the corresponding percentage of target shares to be paid out at the end of the performance period (if any), are shown below. In evaluating achievement of performance goals, the Committee is permitted under the 2014 Employee Incentive Plan to exclude certain events. See "Short-Term Incentives–Permissible Adjustments to Evaluation of Performance" at PS-54.

	EPS		Operating Cash Flow
	EPS	Percentage of target shares earned*	Operating Cash Flow (millions)	Percentage of target shares earned:*
Below Threshold	Less than $9.55	0%	Less than $1,997	0%
Threshold	Equal to $9.55	20%	Equal to $1,997	0%
Target	Equal to $12.80	80%	Within the range of $2,447 to $2,547	20%
Maximum	Equal to or greater than $13.66	160%	Equal to or greater than $2,746	40%
	Shares calculated based on EPS goals plus operating cash flow goals = total percentage of target shares paid out*
*Subject to linear interpolation if actual performance falls between threshold and target (or, in the case of a target expressed as a range, the bottom of the target range), or between target (or, in the case of a target expressed as a range, the top of the target range) and maximum. Target ranges include the ends of the ranges.

•
Notwithstanding the above guidance, the Committee has retained the discretion to vest the maximum number of PSUs granted, or reduce the number to vest from the maximum to any number down to zero, provided that either the EPS or operating cash flow threshold is met.

TIFFANY & CO.

Performance-Based Restricted Stock Units Granted for Fiscal 2016, 2015 and 2014

Vesting of PSUs granted in January 2016, 2015 and 2014 is dependent upon the achievement of an EPS threshold. If the EPS threshold is not met, no shares will vest. The Committee has provided guidance to the executive officers indicating that, if the EPS threshold is met, it intends to calculate the number of shares to vest based on achievement of EPS goals and an average ROA goal over the applicable three-year performance period. The Committee provided the following chart to the NEOs to illustrate the manner in which the number of shares to vest would be calculated at the conclusion of the three-year performance period, subject to interpolation if actual amounts fall between the levels shown:

EPS Performance	Percentage of Target Shares Earned under EPS Goal	ROA ADJUSTMENT TO SHARES EARNED UNDER EPS GOAL				Percentage of Target Shares Earned with Impact of ROA Adjustment
		ROA Achievement of 0 to 89.9%	ROA Achievement of 90.0% to 99.9%	ROA Achievement of 100.0% to 109.9%	ROA Achievement of 110% or Greater
EPS Threshold Not Reached	0%	No ROA Adjustment	No ROA Adjustment	No ROA Adjustment	No ROA Adjustment	0%
EPS Threshold Reached	25%	No ROA Adjustment	No ROA Adjustment	0% to 9% upward adjustment contingent on level of ROA achievement, e.g. Achievement of 105% of ROA Target = 5% adjustment upward; Achievement of 109% of ROA Target = 9% adjustment upward	+10%	25% to 35%
EPS Target Reached	100%	-10%	-1% to -9% downward adjustment contingent on level of ROA achievement, e.g. Achievement of 95% of ROA Target = 5% adjustment downward; Achievement of 99% of ROA Target = 1% adjustment downward		+10%	90% to 110%
EPS Maximum Reached	190%	-10%			+10%	180% to 200%
Notwithstanding the guidance shown above, the Committee retained the discretion to vest the maximum number of PSUs granted, or reduce the number to vest from the maximum to any number down to zero, provided the EPS threshold is met.

The EPS and ROA goals for the January 2014, 2015 and 2016 grants were set by the Committee in March of each respective year, with reference to the Company's strategic plan as approved by the Board. The EPS goals are cumulative over the three-year performance period and determined on a diluted basis. The ROA goal is calculated for each year, as a percentage, and then averaged over each of the three years in the performance period. The EPS and ROA goals for the PSUs granted in January 2014, 2015 and 2016, compared to the EPS goals established for the PSUs granted in January 2017, are shown below. The goals are subject to adjustment as permitted under the applicable employee incentive plan.

For Performance Period:	EPS Threshold	EPS Target	EPS Maximum	ROA Target
February 2014 - January 2017	$10.18	$14.17	$16.26	11.0%
February 2015 - January 2018	$10.38	$13.89	$15.76	10.6%
February 2016 - January 2019	$8.80	$11.79	$12.58	9.2%
February 2017 - January 2020	$9.55	$12.80	$13.66	Replaced with operating cash flow for Fiscal 2017

TIFFANY & CO.

Vesting of Performance-Based Restricted Stock Units Granted for Fiscal 2014

In March 2017, the PSU awards granted in January 2014, for the three-year period ended January 31, 2017, vested at 54.92% of target shares (27.46% of maximum shares). This was based on cumulative EPS of $11.77 for the three-year period ended January 31, 2017, against the EPS target of $14.17 for such three-year period, and without an ROA modifier based on ROA of 9.9% compared to the ROA target of 11%.

For additional information about the PSUs, including a description of the circumstances in which a portion of the units may vest in various circumstances of death, disability, retirement, a change in control or at the initiative of the Company, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Equity Incentive Plan Awards–Performance-Based Restricted Stock Units" at PS-75.

Stock Option Grants
Each January, the Committee grants stock options in order to further link the interests of the executive officers and the Company's shareholders in long-term growth in stock price and to support the brand stewardship over the long term. Special grants are occasionally made in connection with promotions and new hires, and for recognition purposes.
The 2014 Employee Incentive Plan under which stock options are granted, and the 2005 Employee Incentive Plan under which stock options were previously granted, require the exercise price of each option to be established by the Committee (or determined by a formula established by the Committee) at the time the option is granted. Options are to be granted with an exercise price equal to or greater than the fair market value of a share as of the grant date. The Committee calculates the exercise price to be the higher of (i) the simple arithmetic mean of the high and low sale price of such stock on the New York Stock Exchange on grant date or (ii) the closing price on such Exchange on the grant date. The incentive plan does not permit for the repricing of underwater options at a later date without shareholder approval.
In addition to the stock option awards granted in January 2017, the Committee granted Mr. Erceg an award of 140,847 stock options in November 2016, in connection with his recruitment and appointment to the role of Executive Vice President – CFO. Mr. Erceg's award will vest in equal installments on the first, second and third anniversary of the grant, provided he remains employed on those dates.
For additional information about stock options see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Equity Incentive Plan Awards–Stock Options" at PS-76.
Time-Vesting Restricted Stock Unit Awards
The RSUs granted to NEOs other than the CEO and CFO in January 2017 vest ratably over four years. For additional information about the RSUs, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Equity Incentive Plan Awards–Time-Vesting Restricted Stock Units" at PS-77. Special grants of RSUs may be made from time to time in connection with promotions and new hires, and for recognition purposes.

In addition to the RSUs granted to certain executive officers in January 2017, the Committee granted Mr. Erceg an award of 26,253 RSUs in November 2016, in connection with his recruitment and appointment. Mr. Erceg's award will vest in equal installments on the first, second and third anniversary of the grant, provided he remains employed on those dates.

Mr. Cumenal's Long-Term Incentive Awards
Upon the termination of Mr. Cumenal's employment on February 10, 2017, 12,419 RSUs granted to him in September 2013 vested according to their terms. The PSUs granted to him in January 2014 for the performance period ending on January 31, 2017 likewise vested according to their terms in March 2017, as the performance period had been completed by the time of his departure from the Company.
In accordance with Mr. Cumenal's separation agreement (which provided for a release and waiver of claims by Mr. Cumenal in favor of the Company and its affiliates, as well as his agreement to assist in the transition of his responsibilities and with respect to litigation matters), in March 2017 the Committee amended certain of his equity grants to provide for the following:

TIFFANY & CO.

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All stock option awards that were vested but unexercised as of the termination of his employment – which would ordinarily have expired three months after that date – will remain exercisable until February 10, 2018;

•
The unvested portions of stock option awards granted in September 2013, January 2014, January 2015, and January 2016 that were scheduled to vest in Fiscal 2017 (a total of 36,523, 11,000, 35,250 and 57,743 stock options, respectively), and that ordinarily would have been forfeited upon the termination of his employment, vested as of March 14, 2017, and will remain exercisable until February 10, 2018; and

•
A maximum number of 71,000 PSUs granted to Mr. Cumenal in January 2015, which otherwise would have been forfeited upon his termination date, will continue to vest according to their terms. The payout of this award to Mr. Cumenal – which will remain contingent upon pre-established performance goals that were not amended in any respect – will be pro-rated to reflect Mr. Cumenal's employment during the performance period. Pursuant to the terms of the separation agreement, the Committee may only exercise its discretion to reduce the amount of the award to be vested if the reduction applies to the executive officers generally.

•
The benefits described above are contingent on Mr. Cumenal's continued compliance with his obligation to provide transition and litigation assistance, and with his confidentiality, no-hire and non-solicitation restrictive covenants.

All other unvested long-term incentive awards granted to Mr. Cumenal were forfeited upon the termination of his employment. For additional information about the equity awards granted to Mr. Cumenal that remained outstanding at the end of Fiscal 2016, see the Outstanding Equity Awards at Fiscal Year-End Table at PS-80. For information concerning his separation agreement, see "Chief Executive Officer Transition" at PS-39.

RETIREMENT BENEFITS

Retirement benefits are offered to attract and retain qualified executive officers. Retirement benefits offer financial security in the future and are not entirely contingent upon corporate performance factors. It is the case, however, that the compensation on which the retirement benefits of each executive officer are based includes bonus and incentive awards made in the past; such awards are determined by corporate and individual performance factors in the year awarded.

Defined Contribution Retirement Benefit

For the NEOs other than Ms. Cloud, a defined contribution retirement benefit is available through the Tiffany and Company Employee Profit Sharing and Retirement Savings Plan ("401k Plan"). Excess defined contribution retirement benefit contributions ("Excess DCRB Contributions") are credited to the Tiffany and Company Executive Deferral Plan (the "Deferral Plan"). Employer contributions credited to the Deferral Plan are calculated to compensate executives for pay amounts limited by reason of the Internal Revenue Code. Messrs. Erceg, Bellaiche, and Galtie are eligible to receive Excess DCRB Contributions. Messrs. Cumenal and Nicoletti became entitled to distribution of their vested Excess DCRB Contributions upon their departures from the Company, and forfeited the unvested portion of their Excess DCRB Contributions. See Note (b) to the Nonqualified Deferred Compensation Table at PS-88 for further information concerning their Excess DCRB Contributions.

Mr. Cumenal's employment agreement called for payments during the first 10 years of his employment to an interest-bearing retirement account. These payments were intended to make Mr. Cumenal whole for significant long-term pension benefits he forfeited at his prior employer. See "Other Employment Agreements or Severance Plans for Named Executive Officers–Frederic Cumenal Employment Agreement" at PS-63. Upon his departure the balance of this account became payable in ten annual installments starting on the first anniversary of his termination date. During his employment, additional contributions were made on his behalf to certain French social security and pension schemes.

Mr. Galtie also receives additional retirement benefits agreed upon at the time of his recruitment. See "Discussion of Summary Compensation Table and Grants of Plan-Based Awards-Philippe Galtie Compensatory Arrangement" at PS-78.

TIFFANY & CO.

Traditional Pension Retirement Benefit

Ms. Cloud participates in the tax-qualified defined benefit pension plan available to all full-time U.S. employees hired before January 1, 2006. She also receives incremental benefits under the 2004 Tiffany and Company Un-funded Retirement Income Plan to Recognize Compensation in Excess of Internal Revenue Code Limits ("Excess Plan") and the 1994 Tiffany and Company Supplemental Retirement Income Plan ("Supplemental Plan").

The Excess Plan credits base salary and short-term incentive in excess of amounts that the Internal Revenue Service ("IRS") allows the tax-qualified pension plan to credit in computing benefits, although benefits under both of these plans are computed under the same formula. The Committee considers it fair and consistent with the employee retention purpose of the tax-qualified pension plan to maintain for executives the relationship established for employees compensated below the IRS limit between annual cash compensation and pension benefits.

The Supplemental Plan serves as a retention incentive for experienced executives by increasing the percentage of average final compensation provided as a benefit when the executive reaches specified service milestones.
For a further description of these traditional pension retirement benefits see "Pension Benefits Table–Features of the Pension Benefit Plans" at PS-84.

Equity Grants - Retirement Provisions

RSUs are forfeited upon retirement. Prior to January 2017, the terms applicable to stock options did not provide for continued vesting beyond retirement, and the exercise period for vested options was two years from retirement. Stock options awarded in January 2017 provide for continued vesting upon retirement, and an exercise period for vested options of five years from retirement, provided that the grant was made at least six months prior to the retirement date, and subject to continued compliance with post-employment restrictive covenants.

Prior to 2015, the terms applicable to awards of PSUs did not provide for continued vesting beyond retirement. The Committee amended the terms applicable to the PSUs awarded beginning in January 2015 to provide for continued vesting beyond retirement. A recipient of these awards who retires from employment during the applicable performance period will vest in a pro-rated portion of the award, reflective of the number of months worked during the performance period, and contingent on the satisfaction of pre-determined performance goals. The Committee again amended the terms applicable to PSUs in January 2017 such that PSUs awarded in January 2017 will continue to vest upon retirement in accordance with their terms (including satisfaction of pre-determined performance goals), without pro-rating based on length of time worked during the performance period, provided that the grant was awarded at least six months prior to the retirement date, and subject to continued compliance with post-employment restrictive covenants.

LIFE INSURANCE BENEFITS

IRS limitations render the life insurance benefits that the Company provides to all full-time U.S. employees in multiples of their annual base salaries largely unavailable to the Company's executive officers. The Company maintains the relationship established for lower-compensated employees between annual base salaries and life insurance benefits through executive-owned, employer-paid whole-life policies. (For an explanation of the key features of the life insurance benefits, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Life Insurance Benefits" at PS-77.) Life insurance premiums are taxable to the executives, and no gross-up is paid. Mr. Nicoletti declined this benefit upon joining the Company.

DISABILITY INSURANCE BENEFITS

The Company provides executive officers with special disability insurance benefits because their salaries are inconsistent with the income replacement limits of the Company's standard disability insurance policies. Thus, these special disability benefits maintain the relationship established for employees compensated below the IRS limit between annual cash compensation and disability benefits. Disability insurance premiums are taxable to the executives, and no gross-up is paid.

TIFFANY & CO.

EQUITY OWNERSHIP BY EXECUTIVE OFFICERS AND NON-EXECUTIVE DIRECTORS

The Company has in place a share ownership policy for executive officers and non-executive directors, to enhance alignment of management's interests with those of shareholders over the long term.

Significant Portfolio

Under the share ownership policy, executive officers and non-executive directors are subject to restrictions on the disposal of shares of the Company's common stock. For each executive officer or non-executive director, "Significant Portfolio" means ownership of shares having a total market value equal to or greater than the following multiples of their annual base salaries/annual retainer:

Position/Level	Market Value of Company Stock Holdings as a Multiple of Base Salary/Retainer (Significant Portfolio Requirement)
Chief Executive Officer	Five Times
Non-Executive Directors	Five Times
Executive Vice President	Three Times
Senior Vice President	Two Times
Equity Used to Meet Stock Ownership Guidelines

The share ownership policy counts shares owned as follows:

Shares Counted:	Shares not Counted:
Outstanding shares that the person beneficially owns or is deemed to beneficially own, directly or indirectly, under the federal securities laws, including shares held in the 401k Plan.	Rights to acquire shares of the Company's common stock through derivative securities, including stock options or the vesting of restricted stock units.
RSUs issued under the Company's 2008 Directors Incentive Plan that have vested but will not be delivered until retirement of the applicable director from the Board.	Shares of the Company's common stock that are pledged to a third party (for example, where common stock is held in a margin account maintained at a brokerage firm).

For purposes of determining the amount of shares constituting a Significant Portfolio, shares will be valued at the mean of the high and low trading prices on the New York Stock Exchange on the relevant calculation date.

Each officer's or director's attainment of a Significant Portfolio is measured annually on April 1 or the first trading day thereafter. However, an officer or director who acquires a Significant Portfolio after the annual calculation date shall be deemed to hold a Significant Portfolio for purposes of any proposed disposition after such acquisition.

Disposal Restrictions

An executive officer or non-executive director who has a Significant Portfolio may not dispose of shares of the Company's common stock if the disposition would cause his or her holdings to fall below the Significant Portfolio threshold. He or she may, however, dispose of any or all shares in excess of the Significant Portfolio threshold.

For an executive officer or non-executive director who does not have a Significant Portfolio, he or she is permitted to dispose of shares of the Company's common stock only as follows:

•	no more than 50% of the net shares deemed issued as a consequence of any vesting or exercise of an equity award;

•	under circumstances constituting a financial hardship, as so determined by the Board; or

•	pursuant to a qualified domestic relations order.

TIFFANY & CO.

Compliance

The amended and restated policy does not contain an express compliance deadline in recognition that the disposal restrictions ensure that the executive officers and non-executive directors are making progress toward meeting the Significant Portfolio requirements and provide for greater administrative ease.

As of January 31, 2017, one NEO held a Significant Portfolio. The remaining NEOs were all appointed to their current positions in Fiscal 2014 or later. As of March 20, 2017, one non-executive director (who became a director in March 2017) did not hold a Significant Portfolio; each of the other non-executive directors held a Significant Portfolio.

HEDGING NOT PERMITTED

The Board adopted a worldwide policy on insider information, applicable to all employees, officers and directors. The policy expressly prohibits speculative transactions (i.e., hedging), such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities.

RETENTION AGREEMENTS

The Committee continues to believe that, during any time of possible or actual transition of corporate control, it would be important to keep the team of executive officers in place and free of distractions that might arise out of concern for personal financial advantage or job security. Since the Company went public in 1987, it has not had a single controlling shareholder, and, depending upon the circumstances, executive officers could consider acquisition of a controlling interest, as described in the retention agreements, to be a prelude to a significant change in corporate policies and an incentive to leave. To ensure that executive officers remain with the Company, stay focused on the business and maximize shareholder value during a period of uncertainty resulting from a potential Change in Control transaction (as defined below), the Company entered into retention agreements with each of the executive officers (other than Mr. Cumenal, who had an employment agreement), which provide financial incentives for them to remain in place during any such times. For a description of the retention agreements, see "Potential Payments on Termination or Change in Control–Explanation of Potential Payments on Termination Following a Change in Control–Severance Arrangements" at PS-93. For a description of Mr. Cumenal's employment agreement, which contained comparable provisions to those of the retention agreements, see "Other Employment Agreements or Severance Plans for Named Executive Officers" below.

The Committee believes that the retention agreements serve the best interests of the Company's shareholders because such agreements:

•	will increase the value of the Company to a potential acquirer that requires delivery of an intact management team;

•	will help to keep management in place and focused should any situation arise in which a Change in Control looms but is not welcome or agreement has not yet been reached;

•	are a prudent defense to the possibility that one or more senior executive officers might retire or take a competing job offer during a time of transition; and

•	are not overly generous.
The Committee also believes that the independent directors are fully capable of weighing the merits of any proposed transaction and reaching a proper conclusion in the interests of the shareholders, even if management would benefit financially from change in control payments to the executive officers.

Dual Triggers

The retention agreements are "dual-trigger" arrangements in that they provide no benefits unless two events occur: (i) a Change in Control followed by (ii) a loss of employment.

TIFFANY & CO.

Definition of "Change in Control"

The retention agreements in place for executive officers deem a "Change in Control" to occur only in the following four situations:

•	a share acquisition resulting in a person, syndicate or group beneficially owning 35% or more of the voting power of the Company;

•	incumbent directors (including those appointed or nominated by incumbent directors) cease to be a majority of the Board;

•	a corporate transaction, such as a merger, in which the shareholders prior to the transaction do not thereafter own more than 50% of the voting power of the resulting company's shares; and

•	a sale of 50% or more of the consolidated assets of the Company or its subsidiaries.
No Gross-Ups
The retention agreements do not provide executive officers with reimbursement for excise taxes or other taxes in connection with severance payments or other amounts relating to the change in control.

OTHER EMPLOYMENT AGREEMENTS OR SEVERANCE PLANS FOR NAMED EXECUTIVE OFFICERS

Aside from the retention letters previously described and the arrangements described below, the Company is not party to any employment agreement with an NEO that currently provides for cash severance or other severance benefits upon termination (absent a change in control), although the Company is permitted to provide such benefits if it deems appropriate to do so.

Under his employment agreement with Tiffany, Mr. Cumenal was entitled to cash payments and other severance benefits upon termination of his employment under certain circumstances. Under the offer letters extended to them, Messrs. Erceg and Galtie are similarly entitled to severance benefits upon termination of employment under certain circumstances. The foregoing arrangements were negotiated in connection with the recruitment of those individuals to the Company.

Frederic Cumenal Employment Agreement

On March 10, 2011, Mr. Cumenal commenced employment with Tiffany as an executive officer and was promoted to CEO effective April 1, 2015.

Tiffany entered into an employment agreement with Mr. Cumenal as part of the recruiting process in Fiscal 2011. The employment agreement, which was approved by the Committee, addressed certain elements of the personal costs, foregone compensation and professional risk that Mr. Cumenal incurred to accept the position and relocate his family to the United States.

The employment agreement included the following key compensatory features, subject to increase:

•	Term: Sequential one-year terms following an initial term;

•	Initial compensatory terms related to base salary, short-term incentive award and long-term incentive award, a sign-on equity grant and a one-time relocation award;

•
Deferred compensation: Credit of $365,000 per year, subject to cost of living adjustments, for the first 10 years of employment to an interest-bearing account for retirement. Mr. Cumenal became fully vested in this account after three years of employment. Together with the sign-on equity awards, these payments were intended as "make whole" payments for significant long-term pension benefits Mr. Cumenal forfeited at his prior employer;

•
French pension scheme payments: Payment of approximately $75,000 annually for the benefit of Mr. Cumenal's account with certain French social security and pension schemes. This payment was intended to avoid loss of Mr. Cumenal's accruals under those schemes;

•
Severance absent a Change in Control - Applicable in the event of termination without Cause or resignation for Good Reason, including Tiffany's refusal to extend the term: $605,000, subject to increase based on annual cost of living adjustments; base salary for the balance of the term (minimum of one year); any unpaid short-term incentive award for the last completed fiscal year; and continuation of medical and dental benefits for one year;

TIFFANY & CO.

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Severance payments and other benefits following a Change in Control - Certain payments and other benefits applicable in the event of termination without Cause or resignation for Good Reason, including Tiffany's refusal to extend the term; and

•	Absent termination with cause or for disability, upon termination of employment, Tiffany would pay an additional $200,000 if it wished Mr. Cumenal to continue to comply with non-competition covenants.

The employment agreement contained definitions of "Change in Control," "Cause" and "Good Reason." For additional information about Mr. Cumenal's compensatory arrangements, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Frederic Cumenal Employment Agreement" at PS-77.

For a discussion of benefits provided to Mr. Cumenal upon his departure in February 2017, pursuant to the above employment agreement and otherwise, see "Chief Executive Officer Transition" at PS-39.

Mark J. Erceg Offer Letter

On October 18, 2016, Mr. Erceg commenced employment with Tiffany and was appointed Executive Vice President – Chief Financial Officer. The key terms of the offer letter were:

•	Initial Base Salary: $850,000 per year;

•	Initial Target Annual Incentive Award (beginning in Fiscal 2017): 80% of base salary;

•	Initial Target Long-term Incentive Award (beginning in Fiscal 2017): 250% of base salary;

•
One-time sign-on awards of (i) RSUs equal in value to $2,000,000 on the grant date, to vest in equal installments on the first, second and third anniversary of the grant date; (ii) stock options equal in value to $2,000,000 on the grant date, to vest in equal installments on the first, second and third anniversary of the grant date; and (iii) a $750,000 cash sign-on bonus, and an additional cash payment of $750,000 as reimbursement for the repayment of a sign-on award to his prior employer, both of which are subject to recoupment pursuant to a schedule in the event of resignation without good reason or termination with cause on or before January 31, 2020; and

•
Severance benefits, absent a Change in Control, in the event of termination without Cause or resignation for Good Reason prior to the second year anniversary of hire: one year of base salary; any unpaid short-term incentive award for the last completed fiscal year (or if the last completed fiscal year is Fiscal 2016, the unpaid portion of the cash sign-on bonus); pro-rated short-term incentive award for the current year (calculated based on actual corporate results and as if individual achievement goals had been met at target or, if the termination or resignation occurs in Fiscal 2016, then a pro-rated portion of the cash sign-on bonus); plus reimbursement of continued health coverage for one year.

The offer letter incorporates definitions of "Change in Control," "Cause" and "Good Reason." For additional information about Mr. Erceg's compensatory arrangements, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Mark J. Erceg Compensatory Arrangement" at PS-77.

Offer Letters Extended to Other NEOs

Offer letters were also extended to Messrs. Nicoletti, Bellaiche and Galtie in connection with their respective recruitments to the company. Each of these offer letters captures the key terms negotiated as part of the recruitment, including compensatory terms relating to base salary, short-term incentives, long-term incentives and sign-on awards. Mr. Galtie's offer letter also provides for severance benefits and payments to certain retirement schemes. For a more detailed discussion of these arrangements, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Ralph Nicoletti Compensatory Arrangement," "–Jean-Marc Bellaiche Compensatory Arrangement," and "–Philippe Galtie Compensatory Arrangement" beginning at PS-78.

CHANGE IN CONTROL PROVISIONS

Equity awards and certain executive retirement benefits provide certain entitlements following a Change in Control, which entitlements will only be triggered on a loss of employment (a "dual trigger") or if the Company does not survive the transaction. For a more detailed discussion of applicable change in control provisions, see "Potential Payments on Termination or Change in Control–Explanation of Potential Payments on Termination following a Change in Control" at PS-93.

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TERMINATION FOR CAUSE

Stock options granted under the 2005 Employee Incentive Plan or the 2014 Employee Incentive Plan may not be exercised after a termination for cause. PSUs will not vest if termination for cause occurs before the conclusion of the three-year performance period. Likewise, time-vesting RSUs will not vest if termination for cause occurs before the vesting date provided for in the award.

RESTRICTIVE COVENANTS

Mr. Nicoletti is subject to restrictive covenants that will terminate in January 2018 or, if earlier, a change in control (as defined in such covenants). Mr. Cumenal's employment agreement also provided for certain post-employment restrictions (as modified by his separation agreement). See "Other Employment Agreements or Severance Plans for Named Executive Officers–Frederic Cumenal Employment Agreement" at PS-63.

The remaining NEOs are required to sign restrictive covenants with a post-employment term that will end upon the earlier of a Change in Control (as defined in the retention agreements), or the first anniversary of the termination of employment. The restrictive covenants include a non-compete restriction, a non-solicitation restriction with respect to employees and customers and a no-hire restriction with respect to employees.

Violation of the covenants will result in:

•	loss of certain benefits under the nonqualified retirement plans;

•	loss of all rights under stock options, RSUs and PSUs (whether or not vested); and

•
mandatory repayment of all proceeds from stock options exercised or RSUs or PSUs vested during a period beginning six months before termination and throughout the duration of the non-competition covenant.

CLAWBACK POLICY

The executive officers are subject to a policy that expressly provides for recoupment of executive incentive-based compensation if an accounting restatement is required due to material noncompliance with any financial reporting requirements. For purposes of the policy, incentive-based compensation means pay which has been calculated based on objective performance criteria included in publicly reported financial information reported by the Company, and includes PSUs and cash incentive awards. Time-vesting stock options and RSUs, or proceeds therefrom, are not subject to this policy.

Under the policy, in the event of a material restatement, the Board will review the incentive-based compensation paid to executive officers during the three-year period preceding the issuance of the restatement to determine if excess incentive compensation was paid. Excess incentive compensation is defined to be any incentive compensation in excess of that which would have been paid if the applicable material restatement had been applied at the time of payment.

The Board may seek recoupment of after-tax excess incentive compensation from one or more of the executive officers who received excess payment.

COMPENSATION RISK ASSESSMENT

The Committee has reviewed an assessment by management of the Company's compensation programs and practices for employees, including executive and non-executive programs and practices. Selected key areas that were reviewed, together with management's assessment of these elements, included pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements and trading policies, and leadership and culture. Sound practices were identified in each of these respective areas. As a result of the review, the Committee determined that any risks that may result from the Company's compensation programs and practices are not reasonably likely to have a material adverse effect on the Company.

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LIMITATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE

Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction to the Company for compensation in excess of $1,000,000 per year paid to any of the NEOs other than the CFO or any officer who ceases employment prior to the end of the tax year. This denial of deduction is subject to an exception for "performance-based compensation" such as the PSUs, stock options and annual incentive awards discussed above. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations.

The compensation actually paid to the executive officers is expected to be deductible by the Company except in the following respect: compensation that exceeds $1,000,000 in any single year for any single NEO to whom Section 162(m) applies, consisting of the following elements: "Salary" and "All Other Compensation" in the Summary Compensation Table at PS-68, plus compensation that relates to the RSUs described in note (c) to the Summary Compensation Table. The Committee may decide, in the course of exercising its business judgment, to adjust payouts under one or more other compensation components in a way that disqualifies such payouts as performance-based for a particular year.

* * *

TIFFANY & CO.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with the management of Tiffany & Co. the Compensation Discussion and Analysis section of this Proxy Statement. Based on our review and discussions, we recommend to the Board of Directors, to the Interim Chief Executive Officer and to the Chief Financial Officer that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 31, 2017.

Compensation Committee and its Stock Option Subcommittee:

Gary E. Costley, Chair
Rose Marie Bravo
Abby F. Kohnstamm
Charles K. Marquis
Peter W. May
Robert S. Singer

March 15, 2017

TIFFANY & CO.

SUMMARY COMPENSATION TABLE
Fiscal 2016, Fiscal 2015 and Fiscal 2014

Name and Principal Position	Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non- Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($)
Frederic Cumenal	2016	$1,246,644	$—	$3,125,069	$3,128,754	$1,631,250	$—	$941,686	$10,073,403
CEO [1]	2015	$1,239,931	$—	$2,886,364	$3,131,796	$1,406,250	$—	$758,640	$9,422,981
	2014	$896,625	$—	$2,919,875	$3,041,032	$1,136,250	$—	$755,209	$8,748,991
Mark J. Erceg	2016	$224,971	$—	$2,979,811	$3,065,962	$—		$815,104	$7,085,848
Executive Vice President CFO [2]
Ralph Nicoletti	2016	$252,206	$—	$—	$—	$—	$—	$50,577	$302,783
Executive Vice President - CFO [2]	2015	$747,986	$—	$715,840	$776,779	$420,000	$—	$33,667	$2,694,272
	2014	$642,117	$—	$2,851,466	$1,484,359	$530,250	$—	$166,913	$5,675,105
Jean-Marc Bellaiche	2016	$747,986		$866,539	$289,140	$445,500	$—	$157,879	$2,507,044
Senior Vice President - Strategy and Business Development[3]	2015	$747,986	$—	$519,542	$563,737	$315,000	$—	$597,105	$2,743,370
Pamela H. Cloud	2016	$597,909	$—	$828,904	$276,630	$356,400	$170,297	$53,920	$2,284,060
Senior Vice President - Global Category Marketing	2015	$572,977	$—	$484,952	$526,151	$258,750	$—	$64,667	$1,907,497
	2014	$547,852	$—	$534,625	$560,758	$333,300	$1,576,062	$86,572	$3,639,169
Philippe Galtie	2016	$572,018	$—	$731,531	$244,044	$341,550	$—	$278,773	$2,167,916
Senior Vice President - International [4]

[1]	Mr. Cumenal held the role of Chief Executive Officer from April 1, 2015 to February 5, 2017.

[2]	Mr. Erceg assumed responsibilities as Executive Vice President - Chief Financial Officer on October 18, 2016. Mr. Nicoletti held this role from April 2, 2014 to May 20, 2016.

[3]	Mr. Bellaiche assumed responsibilities as Senior Vice President - Strategy and Business Development on June 2, 2014, and was designated an executive officer of the Company on April 1, 2015.

[4]	Mr. Galtie assumed responsibilities as Senior Vice President - International on August 17, 2015, and was not an NEO for Fiscal 2015.

Notes to Summary Compensation Table:

(a)
Salary. Salary amounts include amounts deferred at the election of the executive under the Deferral Plan and under the 401(k) Plan. Amounts deferred to the Deferral Plan are also shown in the "Nonqualified Deferred Compensation Table" at PS-88.

(b)
Bonus. Bonus amounts include amounts deferred at the election of the executive under the Deferral Plan and under the 401(k) Plan. Bonus amounts are earned in the fiscal year ended January 31 and paid as soon as reasonably practicable following the March meeting of the Committee, at which the Committee determines the payout of short-term incentive awards. Annual incentive awards granted to NEOs are granted pursuant to the 2014 Employee Incentive Plan and paid only if objective performance goals are met, and accordingly appear in the column headed "Non-Equity Incentive Plan Compensation."

(c)
Stock Awards. Except to the extent otherwise noted below in this note, amounts shown represent the dollar amount of the grant date fair value of the stock unit award calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("Codification Topic 718"), disregarding any estimates of forfeitures related to service-based vesting conditions, for the fiscal year in which the award was granted. The amounts shown for Fiscal 2016 include grants of PSUs (and, where applicable, RSUs) made in January 2017, and the amounts shown for the prior fiscal years likewise include grants made in January of the applicable fiscal year. The amounts shown are based on the assumption that applicable performance targets for the three-year performance period established by the Committee for each respective grant of PSUs will

TIFFANY & CO.

be met at 100%. The amounts further reflect that the PSU and RSU grants made on January 19, 2017 provide for dividend equivalent units, while prior awards do not.

The maximum value of each PSU award, assuming the highest level of performance conditions are met for the applicable period, calculated in accordance with Codification Topic 718, appears in the chart below.

For Mr. Cumenal, the amounts reported for 2016 and 2015 (which represent PSUs granted in January 2017 and January 2016, respectively) were forfeited upon his departure in February 2017. With respect to the amount reported for 2014 (which represents PSUs granted in January 2015), in March 2017 the Committee amended the terms of the award to permit continued vesting following his departure and a pro-rated payout (contingent on achievement of performance goals) based on the length of his employment during the performance period. See "Chief Executive Officer Transition–Frederic Cumenal Departure" at PS-39.

For Mr. Erceg, the 2016 amount represents: (i) the grant date fair value of the PSU award made on January 19, 2017, and (ii) a one-time award of RSUs with a grant date fair value of $1,917,257, made on November 16, 2016, in connection with his recruitment to the Company.

For Mr. Nicoletti, the 2014 amount represents, in addition to the grant date fair value of a PSU award made on January 14, 2015, (i) a one-time RSU award with a grant date fair value of $1,434,894, made on March 19, 2014, in connection with his recruitment to the Company; and (ii) a PSU award with a grant date fair value of $717,447, made on March 19, 2014, in lieu of the Fiscal 2014 PSU award that would have been made to him in January 2014, had he commenced employment at that time. These awards, as well as the awards reflected in the amounts shown for Fiscal 2014 and Fiscal 2015, were forfeited upon his departure in May 2016.

Maximum Value of Stock Awards at Grant Date Value

Executive	2016	2015	2014
Frederic Cumenal	$6,250,138	$5,772,729	$5,839,750
Mark J. Erceg	$4,042,364	Not a named executive officer	Not a named executive officer
Ralph Nicoletti	$—	$1,431,681	$4,268,038
Jean-Marc Bellaiche	$2,021,553	$1,039,084	Not a named executive officer
Pamela H. Cloud	$1,381,454	$969,903	$1,069,250
Philippe Galtie	$1,219,033	Not a named executive officer	Not a named executive officer

(d)
Option Awards. Amounts shown represent the dollar amount of the grant date fair value of the stock option award (which includes the grants made on January 19, 2017) calculated in accordance with Codification Topic 718 for the fiscal year in which the award was granted, disregarding any estimates of forfeitures related to service-based vesting conditions.

For Mr. Cumenal, the amount reported for 2016 (which reflects stock options granted in January 2017) was forfeited upon his departure in February 2017. With respect to the amounts reported for 2015 and 2014 (which reflect stock options granted in January 2016 and January 2015, respectively), the Committee amended the terms of applicable awards in March 2017 to cause the number of stock options that were scheduled to vest in Fiscal 2017 to vest on March 14, 2017. This resulted in the vesting of 57,743 stock options granted in January 2016, and 35,250 stock options granted in January 2015. See "Chief Executive Officer Transition–Frederic Cumenal Departure" at PS-39. All other unvested stock options granted in January 2016 and 2015 that were outstanding on his termination date were forfeited.

For Mr. Erceg, the 2016 amount represents: (i) the grant date fair value of the stock option award made on January 19, 2017, and (ii) a one-time award of stock options with a grant date fair value of $2,002,154, made on November 16, 2016, in connection with his recruitment to the Company.

For Mr. Nicoletti, the 2014 amount represents, in addition to the grant date fair value of the stock option award made on January 14, 2015, a stock option award with a grant date fair value of $751,061. This grant was awarded to Mr. Nicoletti on March 19, 2014, in lieu of the Fiscal 2014 stock option award that would have been made to

TIFFANY & CO.

him in January 2014, had he commenced employment at that time. The unvested portion of this award was forfeited upon his departure in May 2016.

(e)
Non-Equity Incentive Plan Compensation. This column reflects cash short-term incentive awards under the 2005 Employee Incentive Plan or 2014 Employee Incentive Plan. These awards are earned in the fiscal year ended January 31 and are paid on the basis of achieved performance goals after the release of the Company's financial statements for the fiscal year. (For a description of the performance goals, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Non-Equity Incentive Plan Awards" at PS-75.) This column includes amounts deferred at the election of the executive under the Deferral Plan. Amounts so deferred are also shown in the Nonqualified Deferred Compensation Table.

(f)
Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column represents the aggregate change, over the course of the fiscal year, in the actuarial present value of the executive's accumulated benefit under all defined benefit plans. This column does not include earnings under the Deferral Plan because it does not pay above-market or preferential earnings on compensation that is deferred.

For each fiscal year reported, the present value of the benefit is affected by a number of factors including compensation levels, credited years of service, the discount rate used to determine the present value of the benefit, the executive's age, and the applicable mortality table. For the reported fiscal years, applicable discount rates were as follows:

	Discount Rate Applicable to Benefits Accrued under Qualified Pension Plan	Discount Rate Applicable to Benefits Accrued under Nonqualified Pension Plans
Fiscal 2016	4.25%	4.25%
Fiscal 2015	4.50%	4.25%
Fiscal 2014	3.75%	3.75%

In addition to the above changes in applicable discount rates, the 2014 change in pension value also reflects an update to the applicable mortality tables. These newly applicable tables extended life expectancy, resulting in increased present values. The applicable mortality tables for the 2014 change in pension value are the RP-2014 Mortality Tables with White Collar Adjustments and generational projections using the Scale MP-2014.

The 2015 change in pension value was a negative amount for Ms. Cloud (-$82,253) due to an increase in applicable discount rates (4.50% for the qualified plan, 4.25% for the nonqualified plans).

TIFFANY & CO.

(g)
All Other Compensation. The table below shows a detailed description of all other compensation paid to the NEOs. In addition to the payments reported below, executive officers are from time to time permitted to borrow merchandise for their personal use to support the Company's marketing efforts.

		Leadership Benefits		Broad-Based Retirement Benefits			Other ($)	Notes	Total ($)
Name	Year	Premium on Additional Disability Insurance ($)	Premium on Life Insurance ($)	401(k) Plan Company Match ($)	Defined Contribution Retirement Benefit ($) (i)	Excess Defined Contribution Retirement Benefit ($)
Frederic Cumenal	2016	13,194	276,513	7,950	9,275	72,952	561,802	(ii)	941,686
	2015	12,475	178,671	7,800	7,800	46,294	505,600	(iii)	758,640
	2014	12,475	178,671	7,650	26,220	20,332	509,861	(iv)	755,209
Mark J. Erceg	2016	6,578	1,540	—	—	—	806,986	(v)	815,104
Ralph Nicoletti	2016	4,280		7,950	7,950	30,397	—		50,577
	2015	8,330	—	7,800	7,800	9,737	—		33,667
	2014	7,948	—	—	—	—	158,965	(vi)	166,913
Jean-Marc Bellaiche	2016	9,669	101,788	7,950	6,625	31,847	—		157,879
	2015	9,669	109,788	5,610	6,500	15,538	450,000	(vii)	597,105
Pamela H. Cloud	2016	9,366	36,604	7,950	—	—	—		53,920
	2015	9,366	47,001	7,800			500	(viii)	64,667
	2014	8,909	70,013	7,650					86,572
Philippe Galtie	2016	10,043	106,103	7,950	5,466	—	149,211	(ix)	278,773

(i)
This amount reflects the benefit paid under the defined contribution retirement benefit ("DCRB") feature of the 401(k) Plan. Messrs. Cumenal and Nicoletti forfeited a portion of these benefits upon their departures from the Company. See Note (b) under "Note to Nonqualified Deferred Compensation Table" at PS-88.

(ii)
For Mr. Cumenal, the amount reported as "other compensation" for Fiscal 2016 represents: defined contribution to certain French social security and pension schemes ($80,046); payment to a special retirement account ($462,834); and payment towards tax preparation consultation services ($18,922). Please see the discussion of Mr. Cumenal's employment agreement and compensation paid thereunder under "Other Employment Agreements or Severance Plans for Named Executive Officers–Frederic Cumenal Employment Agreement" at PS-63.

(iii)
For Mr. Cumenal, the amount reported as "other compensation" for Fiscal 2015 represents: defined contribution to certain French social security and pension schemes ($75,017); payment towards tax preparation consultation services ($22,895); and payment to a special retirement amount ($407,688). (The amount of the payment to the special retirement account differs from the amount reported for this payment in the Proxy Statement for Fiscal 2015 ($406,757) due to the use of updated interest rates and cost of living adjustments.)

(iv)
For Mr. Cumenal, the amount reported as "other compensation" for Fiscal 2014 represents: defined contribution to certain French social security and pension schemes ($84,655); payment towards tax preparation consultation services ($23,890); and payment to a special retirement amount ($401,316). (The amount of the payment to the special retirement account differs from the amount reported for this payment in the Proxy Statements for Fiscal 2014 and Fiscal 2015 ($435,291) due to the use of updated interest rates and cost of living adjustments.)

(v)
For Mr. Erceg, the amount reported as "other compensation" for Fiscal 2016 represents relocation expenses ($56,986), and a one-time cash payment of $750,000 to reimburse Mr. Erceg for his repayment of a prior sign-on bonus, each of which was contemplated in the offer letter extended to him. For a more detailed discussion of Mr. Erceg's compensatory arrangements, see "Other Employment Agreements or Severance Plans for Named Executive Officers–Mark J. Erceg Offer Letter" at PS-64.

(vi)
For Mr. Nicoletti, the amount reported as "other compensation" for Fiscal 2014 reflects relocation expenses incurred by Mr. Nicoletti in his relocation to New York in connection with his commencement of employment with the Company.

TIFFANY & CO.

(vii)
For Mr. Bellaiche, the amount reported as "other compensation" for Fiscal 2015 reflects the second installment of a one-time sign-on cash bonus in connection with his recruitment in 2014. For a more detailed discussion of Mr. Bellaiche's compensatory arrangements, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Jean-Marc Bellaiche Compensatory Arrangement" at PS-78.

(viii)	For Ms. Cloud, the amount reported as "other compensation" for Fiscal 2015 reflects a payment made pursuant to a Company travel policy.

(ix)
For Mr. Galtie, the amount reported as "other compensation" for Fiscal 2016 represents: defined contribution to certain French social security and pension schemes ($106,354) and relocation costs provided in the offer letter extended to him ($42,857). For a more detailed discussion of Mr. Galtie's compensatory arrangements, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Philippe Galtie Compensatory Arrangement" at PS-78.

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GRANTS OF PLAN-BASED AWARDS
Fiscal 2016

2014 Employee Incentive Plan

Name (a)	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Option/ Stock Awards: Number of Securities Underlying Options/Awards (#) (b)	Exercise or Base Price of Option Awards ($/Sh) (c)	Grant Date Fair Value of Equity Awards (d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Frederic Cumenal	Annual Incentive		$—	$1,875,000	$3,750,000
	PSU	1/19/2017				7,889	39,443	78,886			$3,125,069
	Stock Option	1/19/2017							215,076	$79.23	$3,128,754
Mark J. Erceg	Annual Incentive		$—	$680,000	$1,360,000
	January 2017 PSU	1/19/2017				2,683	13,411	26,822			$1,062,554
	January 2017 Stock Option	1/19/2017	$—						73,128	$79.23	$1,063,808
	November 2016 RSU	11/16/2016							26,253		$1,917,257
	November 2016 Stock Option	11/16/2016							140,847	$76.19	$2,002,154
Jean-Marc Bellaiche	Annual Incentive		$—	$577,500	$1,155,000
	PSU	1/19/2017				1,458	7,289	14,578			$577,507
	Stock Option	1/19/2017							19,876	$79.23	$289,140
	RSU	1/19/2017							3,648		$289,031
Pamela H. Cloud	Annual Incentive		$—	$390,000	$780,000
	PSU	1/19/2017				1,395	6,974	13,948			$552,550
	Stock Option	1/19/2017							19,016	$79.23	$276,630
	RSU	1/19/2017							3,488		$276,354
Philippe Galtie	Annual Incentive		$—	$487,500	$975,000
	PSU	1/19/2017				1,231	6,153	12,306			$487,502
	Stock Option	1/19/2017							16,776	$79.23	$244,044
	RSU	1/19/2017							3,080		$244,028

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Notes to Grants of Plan-Based Awards Table

(a)	All grants shown above for Mr. Cumenal were forfeited upon his departure in February 2017. Mr. Nicoletti was granted no plan-based awards during Fiscal 2016 due to his departure in May 2016.

(b)	All grants shown above for Mr. Cumenal were forfeited upon his departure in February 2017. Mr. Nicoletti was granted no plan-based awards during Fiscal 2016 due to his departure in May 2016.
The RSUs and stock options granted to Mr. Erceg on November 16, 2016 will vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment on those dates.
The other RSUs and stock options shown will vest in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to continued employment. For the PSU grants shown, the Committee established threshold, target and maximum goals for EPS and operating cash flow at the beginning of the applicable performance period. The Committee has communicated to the NEOs that, if the EPS threshold or the operating cash flow threshold is attained, the Committee intends to calculate the number of shares to vest as indicated in the chart below, based on actual results compared to threshold, target and maximum goals shown; however, the Committee retains the discretion to vest the maximum number of shares granted, or reduce the number to vest to any amount down to zero, provided the EPS or operating cash flow threshold is met.

	EPS		Operating Cash Flow
	EPS	Percentage of target shares earned*	Operating Cash Flow (millions)	Percentage of target shares earned:*
Below Threshold	Less than $9.55	0%	Less than $1,997	0%
Threshold	Equal to $9.55	20%	Equal to $1,997	0%
Target	Equal to $12.80	80%	Within the range of $2,447 to $2,547	20%
Maximum	Equal to or greater than $13.66	160%	Equal to or greater than $2,746	40%
	Shares calculated based on EPS goals plus operating cash flow goals = total percentage of target shares paid out*
*Subject to linear interpolation if actual performance falls between threshold and target (or, in the case of a target expressed as a range, the bottom of the target range), or between target (or, in the case of a target expressed as a range, the top of the target range) and maximum. Target ranges include the ends of the ranges.

Amounts listed in the sub-column labeled "Target Number of Shares" reflects the number of shares awarded assuming the EPS and operating cash flow targets are met at 100%. By contrast, if the EPS target is met at 100% and the operating cash flow threshold is not met, exercise of the Committee's discretion in accordance with the chart above would result in vesting of 80% of target stock units for each NEO, corresponding to an aggregate number of shares as follows: Mr. Erceg - 10,729 shares, Mr. Bellaiche - 5,832 shares, Ms. Cloud - 5,580 shares and Mr. Galtie - 4,923 shares. Conversely, if the EPS threshold is not met and the operating cash flow target is met at 100%, exercise of the Committee's discretion in accordance with the chart above would result in vesting of 20% of target stock units for each NEO, corresponding to an aggregate number of shares as follows: Mr. Erceg - 2,683 shares, Mr. Bellaiche - 1,458 shares, Ms. Cloud - 1,395 shares and Mr. Galtie - 1,231 shares. Amounts listed in the sub-column labeled "Maximum Number of Shares" reflects the number of shares awarded assuming the EPS and operating cash flow maximums are met.

(c)	The exercise price of all options was the closing price of the underlying shares on the New York Stock Exchange on the grant date.

(d)
The grant date fair value of each stock option award was computed in accordance with Codification Topic 718 for the fiscal year in which the award was granted, disregarding any estimates of forfeitures related to service-based vesting conditions. The grant date fair value of each PSU award was computed assuming that the EPS target and operating cash flow target were each met at 100%, resulting in vesting of the target number of shares. For additional information regarding PSU awards, see the table titled "Outstanding Equity Awards at Fiscal Year-End" at PS-80. The amount reported for the RSUs shown represents the grant date fair value of those grants.

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DISCUSSION OF SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS

NON-EQUITY INCENTIVE PLAN AWARDS

Fiscal 2016 Grants - Performance and Payout
Payout amounts for the short-term incentive awards granted in January 2016 are shown in the Summary Compensation Table under the column headed "Non-Equity Incentive Plan Compensation." For a description of these awards, including the performance goals established at the start of the performance period for the Corporate Portion and the Individual Portion, see "Short-Term Incentives–Fiscal 2016" at PS-52.

In March 2017, the Committee determined that the operating earnings threshold of $457 million had been met. The Committee further determined that the payout percentage for the Corporate Portion would be 79% of the target award, based on Fiscal 2016 operating earnings of $759.2 million, excluding certain charges as permitted under the 2014 Employee Incentive Plan. See "Short-Term Incentives–Permissible Adjustments to Evaluation of Performance" at PS-54. Based on achievement of individual goals, the Committee determined that the payout percentage of the Individual Portion would be 8% of the target award for Mr. Cumenal and 20% for the remaining NEOs.

As a result of the Committee's determination as to the Corporate and Individual Portions, Mr. Cumenal was paid 87% of his target award, and each of the remaining NEOs eligible for a short-term incentive for Fiscal 2016 was paid 99% of his or her target award.

Fiscal 2015 and Fiscal 2014 Grants
In Fiscal 2015 and 2014, short-term incentive awards were paid out as follows:

•
In Fiscal 2015, the Company's consolidated operating earnings exceeded the threshold established by the Committee, and short-term incentive awards were paid out at 75% of the target amount, on average.

•
In Fiscal 2014, the Company's consolidated operating earnings, exceeded the threshold established by the Committee, and short-term incentive awards were paid out at 101% of the target amount, on average.

EQUITY INCENTIVE PLAN AWARDS – PERFORMANCE-BASED RESTRICTED STOCK UNITS

The PSUs awarded in January 2017 are reflected in the Grants of Plan-Based Awards table under the column headed "Estimated Future Payouts Under Equity Incentive Plan Awards."

General Terms of PSU Grants

PSU grants have the following general features:

•	Stock units included in the grant ("Units") are exchanged on a one-to-one basis for shares of the Company's common stock if the Units vest.

•	Vesting is determined at the end of a three-year performance period.

•
No Units vest if the executive voluntarily resigns (unless for retirement, as described below) or is terminated for cause during the three-year performance period, although partial vesting is provided for in cases of termination for death or disability (or, if such death or disability occurs in the final year of the performance period, then full vesting will occur, subject to performance conditions).

•
PSUs granted in January 2017 continue to vest upon retirement, subject to compliance with applicable restrictive covenants, though payout remains contingent on the extent to which pre-established performance goals have been achieved. PSUs granted in January 2015 and January 2016 similarly continue to vest upon retirement, but on a pro-rated basis reflecting the portion of the performance period worked. PSUs granted in January 2014 are forfeited upon retirement.

•
In the event of an executive's involuntary termination without cause following at least 10 years of service, PSUs granted in January 2017, if granted at least six months prior to such termination, will continue to vest, though payout again remains contingent on attainment of performance goals, and is further subject to compliance with

TIFFANY & CO.

applicable restrictive covenants. PSUs granted in January 2014, 2015 and 2016 are forfeited upon involuntary termination without cause, subject to the Committee's discretion to permit continued vesting.

•
PSUs granted in January 2017 accrue dividend equivalent units that will only be paid out upon vesting of the underlying Units, if any. No dividend equivalent units are paid or accrued on PSUs granted prior to January 2017, and no dividends are paid on any PSUs.

•
Vesting of PSUs (for reasons other than those described above or upon a Change in Control) is dependent upon achievement of one or more threshold performance goals established by the Committee within 90 days of the start of the performance period.

•	Under no combination of circumstances will vesting occur for more than the number of Units granted (twice the number of target Units).

For a further description of the PSUs granted in January of 2017, 2016, 2015 and 2014, including the performance goals established at the start of each performance period, see "Performance-Based Restricted Stock Unit Grants–Performance-Based Restricted Stock Units Granted for Fiscal 2017" and "–Performance-Based Restricted Stock Units Granted for Fiscal 2016, 2015 and 2014" at PS-56 to PS-57.

Vesting of Performance-Based Restricted Stock Units for the February 2014 - January 2017 Performance Period

In March 2017, for the three-year performance period ending January 31, 2017, it was determined that a cumulative net EPS of $11.77 per diluted share was achieved, compared to the EPS target of $14.17 and, based on ROA of 9.9% compared to the ROA target of 11%, no ROA modifier was applied. As a result, vesting of 54.92% of target shares (27.46% of the maximum shares granted) occurred.

As permitted under the 2005 Employee Incentive Plan and the 2014 Employee Incentive Plan, the Committee retains the discretion to adjust achieved performance so that executive officers will not be advantaged or disadvantaged by certain types of events. For the PSUs granted for the three-year performance period ending January 31, 2017:

•	The EPS considered for Fiscal 2014 excluded a charge of approximately $60.9 million related to the redemption of certain senior notes prior to their scheduled maturities.

•
The EPS considered for Fiscal 2015 excluded $29.9 million associated with impairment charges related to a financing arrangement with Koidu Limited and expenses associated with specific cost-reduction initiatives.

•	The EPS considered for Fiscal 2016 excluded $24.0 million associated with impairment charges related to capitalized software development costs and loans to diamond mining companies.

EQUITY INCENTIVE PLAN AWARDS – STOCK OPTIONS

Stock options typically vest (become exercisable) in four equal annual installments. Vesting of each installment is contingent on continued employment, except in the event of death, disability, certain events following a change in control or, in the case of stock options granted in January 2017, retirement or involuntary termination without cause following at least 10 years of service, provided certain conditions are met. See "Potential Payments on Termination or Change in Control–Explanation of Potential Payments on Termination following a Change in Control" at PS-93. Special grants are occasionally made in connection with promotions and new hires and for recognition purposes, and may be awarded on a cliff-vesting basis. For an explanation of the method of determining the exercise price of options, see "Long Term Incentive–Stock Option Grants" at PS-58.

Stock options expire no later than the tenth anniversary of the grant date. Stock options generally expire earlier on:

•	Termination of employment for cause (immediately upon termination);

•	Voluntary resignation, other than for retirement (three months after termination);

•	Retirement (for stock options granted in January 2017, five years after retirement provided certain circumstances are met; for prior grants, two years after retirement);

•
Involuntary termination without cause following 10 years of service (for stock options granted in January 2017, five years after retirement provided certain circumstances are met; for prior grants, three months after retirement); or

•	Death or disability (two years after the event).

TIFFANY & CO.

EQUITY INCENTIVE PLAN AWARDS – TIME-VESTING RESTRICTED STOCK UNITS

The RSUs granted in January 2017 vest in equal installments on the first, second, third and fourth anniversary of the grant date. Outstanding RSUs vest upon death, disability or certain events following a change in control. Termination of employment for any other reason results in forfeiture of any unvested RSUs.

RSUs may also be granted from time to time in connection with promotions and new hires and for recognition purposes, and may be awarded on a cliff-vesting basis.

LIFE INSURANCE BENEFITS

The key features of the life insurance benefit that the Company provides to its executive officers are:

•	executive officers own whole life policies on their own lives;

•	the death benefit is three times annual base salary and target short-term incentive award;

•	the Company pays the premium on such policies in an amount sufficient to accumulate cash value;

•	premiums are calculated to accumulate a target cash value at age 65;

•
the target cash value will allow the policy to remain in force after age 65 without payment of further premiums with a death benefit equivalent to twice the executive officer's ending annual base salary and target short-term incentive award;

•	the amount of the premiums paid by the Company is taxable income to the executive officer; and

•	the Company does not pay any additional amounts to offset the income tax attributable to the premiums paid on behalf of the executives.
Mr. Nicoletti declined this benefit. See the table shown under note (g) to the Summary Compensation Table at PS-71 for information concerning life insurance premiums paid for the benefit of the other NEOs.

FREDERIC CUMENAL EMPLOYMENT AGREEMENT

Elements of Mr. Cumenal's compensation disclosed in the Summary Compensation Table were provided pursuant to the employment agreement, entered into between Tiffany, the Company and Mr. Cumenal as part of his recruiting process in March 2011. For key features of this Agreement, see "Other Employment Agreements or Severance Plans for Named Executive Officer–Frederic Cumenal Employment Agreement" at PS-63.

The employment agreement has been filed with the Securities and Exchange Commission as Exhibit 10.154 to the Company's Report on Form 8-K dated March 21, 2011. As disclosed in the Summary Compensation Table at PS-68, after being hired in Fiscal 2011 under the terms of his employment agreement, Mr. Cumenal received various compensation increases and promotions outside of the original terms of his agreement.

MARK J. ERCEG COMPENSATORY ARRANGEMENT

Elements of Mr. Erceg's compensation disclosed in the Summary Compensation Table are provided pursuant to the terms of the offer letter extended to him in connection with his recruitment. For terms of the offer letter, see "Other Employment Agreements or Severance Plans for Named Executive Officers–Mark J. Erceg Offer Letter" at PS-64. The offer letter has been filed with the Securities and Exchange Commission as Exhibit 10.29 to the Company's Annual Report on Form 10-K dated March 17, 2017.

TIFFANY & CO.

RALPH NICOLETTI COMPENSATORY ARRANGEMENT

Elements of Mr. Nicoletti's compensation disclosed in the Summary Compensation Table were provided pursuant to the terms of the offer letter extended to Mr. Nicoletti in connection with his recruitment. The key terms of the offer letter were:

•	Initial Base Salary: $750,000 per year;

•	Initial Target Annual Incentive Award: $525,000 (70% of Base Salary);

•	Initial Target Long-term Incentive Award: $1,500,000 (200% of Base Salary);

•	One-time sign-on award of RSUs equal in value to $1,500,000, to vest in full on the third anniversary of the grant date; and

•	Relocation benefits in support of Mr. Nicoletti's relocation for the role.

JEAN-MARC BELLAICHE COMPENSATORY ARRANGEMENT

Elements of Mr. Bellaiche's compensation disclosed in the Summary Compensation Table are provided pursuant to the terms of the offer letter extended to Mr. Bellaiche in connection with his recruitment. The key terms of the offer letter were:

•	Initial Base Salary: $750,000 per year;

•	Initial Target Annual Incentive Award: 60% of base salary;

•	Initial Target Long-term Incentive Award: 150% of base salary;

•
One-time sign-on awards of (i) RSUs equal in value to $562,500, to vest in equal installments on the first, second and third anniversary of the grant date; (ii) stock options equal in value to $562,500, to vest in equal installments on the first, second and third anniversary of the grant date; and (iii) a $900,000 cash bonus, half of which was to be paid within 30 days of his date of hire, and the remaining half on or about April 1, 2015, such bonus being subject to recoupment in the event of resignation without Good Reason or termination with Cause on or before January 31, 2016; and

•
Severance benefits, absent a change in control, in the event of termination without Cause or resignation for Good Reason prior to the second year anniversary of hire (a period that has since expired): one year of base salary; any unpaid short-term incentive award for the last completed fiscal year; pro-rated short-term incentive award for the current year (calculated at target); plus reimbursement of continued health coverage for one year.

The offer letter contains definitions of "Cause" and "Good Reason" and has been filed with the Securities and Exchange Commission as Exhibit 10.32 to the Company's Annual Report on Form 10-K dated March 28, 2016.

PHILIPPE GALTIE COMPENSATORY ARRANGEMENT

Elements of Mr. Galtie's compensation disclosed in the Summary Compensation Table are provided pursuant to the terms of the offer letter extended to Mr. Galtie in connection with his recruitment. The key terms of the offer letter were:

•	Initial base salary: $500,000 per year;

•	Initial Target Annual Incentive Award: 50% of base salary;

•	Initial Target Long-term Incentive Award: 150% of base salary;

•
One-time sign-on awards of (i) RSUs equal in value to $375,000, to vest in equal installments on the first, second, third and fourth anniversary of the grant date; and (ii) stock options equal in value to $375,000, to vest in equal installments on the first, second, third and fourth anniversary of the grant date. Vesting of these awards is subject to conditions, including continued employment;

•
Severance benefits, absent a change in control, in the event of termination without Cause or resignation for Good Reason prior to the second year anniversary of hire: one year of base salary; any unpaid short-term incentive

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award for the last completed fiscal year; and a pro-rated short-term incentive award for the current year, calculated at target;

•
French pension scheme payments: payment of contributions for the benefit of Mr. Galtie's account with certain French social security and pension schemes. This payment is intended to avoid loss of Mr. Galtie's accrual under such schemes; and

•	Certain relocation costs.

The offer letter contains definitions of "Cause" and "Good Reason" and has been filed with the Securities and Exchange Commission as Exhibit 10.32 to the Company's Annual Report on Form 10-K dated March 17, 2017.

TIFFANY & CO.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
January 31, 2017

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (a)	Equity Incentive Plan Awards Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (b)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Frederic Cumenal
	37,168	—	$62.44	3/10/2021
	40,000	—	$60.54	1/18/2022
	39,000	—	$63.76	1/16/2023
	—	36,523	$80.52	9/19/2023
	33,000	11,000	$88.77	1/16/2024
	70,500	70,500	$86.74	1/14/2025
	57,743	173,229	$61.80	1/20/2026
	—	215,076	$79.23	1/19/2027
					8,348/30,400	(c)	$657,155	(d)
					8,875/71,000	(e)	$698,640	(f)
					12,642/101,134	(g)	$995,178	(h)
					7,889/78,886	(i)	$621,022	(j)
					12,419/12,419	(k)	$977,624	(l)
Mark J. Erceg
	—	140,847	$76.19	11/16/2026
	—	73,128	$79.23	1/19/2027
					2,683/26,822	(i)	$211,206	(j)
					26,253/26,253	(m)	$2,066,636	(l)
Ralph Nicoletti (n)
Jean-Marc Bellaiche
	14,000	7,000	$100.65	7/16/2024
	12,500	12,500	$86.74	1/14/2025
	10,394	31,182	$61.80	1/20/2026
	—	19,876	$79.23	1/19/2027
					1,600/12,800	(e)	$125,952	(f)
					2,276/18,204	(g)	$179,167	(h)
					1,458/14,578	(i)	$114,774	(j)
					1,863/1,863	(o)	$146,655	(l)
					3,648/3,648	(p)	$287,171	(l)

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (a)	Equity Incentive Plan Awards Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (b)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Pamela H. Cloud
	20,000	—	$43.37	1/20/2020
	17,000	—	$58.00	1/20/2021
	18,000	—	$60.54	1/18/2022
	18,000	—	$63.76	1/16/2023
	13,425	4,475	$88.77	1/16/2024
	13,000	13,000	$86.74	1/14/2025
	9,701	29,103	$61.80	1/20/2026
	—	19,016	$79.23	1/19/2027
					3,406/12,400	(c)	$268,120	(d)
					1,625/13,000	(e)	$127,920	(f)
					2,124/16,992	(g)	$167,201	(h)
					1,395/13,948	(i)	$109,814	(j)
					3,488/3,488	(p)	$274,575	(l)
Philippe Galtie
	4,853	14,557	$81.44	9/16/2025
	7,969	23,907	$61.80	1/20/2026
	—	16,776	$79.23	1/19/2027
					1,745/13,958	(g)	$137,366	(h)
					1,231/12,306	(i)	$96,904	(j)
					3,453/3,453	(q)	$271,820	(l)
					3,080/3,080	(p)	$242,458	(l)
Notes to Outstanding Equity Awards at Fiscal Year-End Table

(a)
For all option grants shown, the grant date was 10 years prior to the expiration date shown. All options vest 25% per year over the four-year period following a grant date other than the option grants expiring September 19, 2023 (granted to Mr. Cumenal, which were scheduled to vest on a three-year cliff-vesting basis), July 16, 2024 (granted to Mr. Bellaiche, which vest in three equal installments) and November 16, 2026 (granted to Mr. Erceg, which vest in three equal installments).

The unvested options shown for Mr. Cumenal in the column headed "Number of Securities Underlying Unexercised Options Unexercisable" became subject to forfeiture upon, and the exercise period for options shown in the column headed "Number of Securities Underlying Unexercised Options Exercisable" would ordinarily have ended three months following, his departure in February 2017. In March 2017, the Committee amended the applicable grant terms to provide that the following unvested stock options would vest on March 14, 2017: all of the unvested stock options shown with the expiration date of September 19, 2023 (granted on September 19, 2013); all of the unvested stock options shown with the expiration date of January 16, 2024 (granted on January 16, 2014); a portion (35,250) of the unvested stock options shown with the expiration date of January 14, 2025 (granted on January 14, 2015); and a portion (57,743) of the unvested stock options shown with the expiration date of January 20, 2026 (granted on January 20, 2016). The remaining unvested stock options were forfeited upon his departure. In addition, the amendments also extended the end of the expiration period for all vested stock options to the one-year anniversary of his termination date. See "Long-Term Incentives–Mr. Cumenal's Long-Term Incentive Awards" at PS-58.

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(b)
In this column, the number to the left of the slash mark indicates the number of shares on which the payout value shown in the column to the right was computed. See notes (e) through (p) below. The number to the right of the slash mark indicates the total number of shares that would vest upon attainment of all performance objectives at the maximum goal level over the three-year performance period.

(c)	This January 2014 grant of PSUs vested three business days following the date on which the Company's audited financial results for Fiscal 2016 were publicly reported.

(d)
This value has been computed at 27.46% of maximum based on Company EPS and ROA performance in Fiscal 2014, Fiscal 2015 and Fiscal 2016. The resulting value was computed on the basis of the closing stock price of $78.72 on January 31, 2017.

(e)
This January 2015 grant of PSUs will vest three business days following the date on which the Company's audited financial results for Fiscal 2017 are publicly reported. The grant shown for Mr. Cumenal became forfeitable upon his departure in February 2017. In March 2017, the terms of Mr. Cumenal's award were amended to provide for continued vesting following his departure. Payout of this award will remain contingent upon pre-established performance goals, will be pro-rated based on his employment during the performance period, and may only be reduced in the Committee's discretion if the reduction applies to the executive officers generally. See "Chief Executive Officer Transition–Frederic Cumenal Departure" at PS-39.

(f)
This value has been computed at 12.5% of maximum on the assumption that the EPS threshold is reached but not exceeded and the ROA target is not met (resulting in no ROA adjustment) for the performance period of Fiscal 2015 through Fiscal 2017. The resulting value was computed on the basis of the closing stock price of $78.72 on January 31, 2017. If the EPS and ROA targets are both met at 100% (again resulting in no ROA adjustment) for the respective performance period, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Mr. Bellaiche - 6,400 shares and Ms. Cloud - 6,500 shares.

(g)
This January 2016 grant of PSUs will vest three business days following the date on which the Company's audited financial results for Fiscal 2018 are publicly reported. The grant shown for Mr. Cumenal was forfeited upon his departure in February 2017.

(h)
This value has been computed at 12.5% of maximum on the assumption that the EPS threshold is reached but not exceeded and the ROA target is not met (resulting in no ROA adjustment) for the performance period of Fiscal 2016 through Fiscal 2018. The resulting value was computed on the basis of the closing stock price of $78.72 on January 31, 2017. If the EPS and ROA targets are both met at 100% (again resulting in no ROA adjustment) for the respective performance period, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Mr. Bellaiche - 9,102 shares, Ms. Cloud - 8,496 shares and Mr. Galtie - 6,979 shares.

(i)
This January 2017 grant of PSUs will vest three business days following the date on which the Company's audited financial results for Fiscal 2019 are publicly reported. The grant shown for Mr. Cumenal was forfeited upon his departure in February 2017.

(j)
This value has been computed at 10% of maximum on the assumption that the EPS and operating cash flow thresholds are reached but not exceeded. The resulting value was computed on the basis of the closing stock price of $78.72 on January 31, 2017. If the EPS and operating cash flow targets are both met at 100%, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Mr. Erceg - 13,411 shares, Mr. Bellaiche - 7,289 shares, Ms. Cloud - 6,974 shares and Mr. Galtie - 6,153 shares.

(k)	This one-time RSU award, granted to Mr. Cumenal in September 2013 in connection with his promotion to President, vested in full pursuant to its terms upon his departure in February 2017.

(l)	The value was computed on the basis of the Company's closing stock price of $78.72 on January 31, 2017.

(m)
This one-time RSU award, granted to Mr. Erceg in November 2016 in connection with his recruitment, vests in equal installments over a three-year period ending November 16, 2019. The number of shares shown is the portion of the award that had not vested as of January 31, 2017.

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(n)	All outstanding grants to Mr. Nicoletti were forfeited upon his departure, effective May 20, 2016.

(o)
This one-time RSU award, granted to Mr. Bellaiche in July 2014 in connection with his recruitment, vests in equal installments over a three-year period ending July 16, 2017. The number of shares shown is the portion of the award that had not vested as of January 31, 2017.

(p)
This January 2017 grant of RSUs will vest in equal installments over a four-year period ending January 19, 2021. The number of shares shown is the portion of the award that had not vested as of January 31, 2017.

(q)
This one-time RSU award, granted to Mr. Galtie in September 2015 in connection with his recruitment, vests in equal installments over a four-year period ending September 16, 2019. The number of shares shown is the portion of the award that had not vested as of January 31, 2017.

TIFFANY & CO.

OPTION EXERCISES AND STOCK VESTED
Fiscal 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frederic Cumenal	—	—	14,499	$1,060,747
Mark J. Erceg	—	—	—	$—
Ralph Nicoletti	—	—	—	$—
Jean-Marc Bellaiche	—	—	1,863	$114,658
Pamela H. Cloud	—	—	6,601	$482,929
Philippe Galtie	—	—	1,152	$83,388

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years Credited Service	Actuarial Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Pamela H. Cloud	Pension Plan	22.5	$525,071	$—
	Excess Plan	22.5	$1,434,073	$—
	Supplemental Plan	22.5	$643,097	$—

Notes to Pension Benefits Table

(a)
Only executive officers hired prior to January 1, 2006 are eligible for participation in the Pension Plan, Excess Plan, and Supplemental Plan. Messrs. Cumenal, Erceg, Nicoletti, Bellaiche and Galtie accordingly do not participate in these plans.

(b)
The formal names of the plans are: the Tiffany and Company Pension Plan ("Pension Plan"), the 2004 Tiffany and Company Un-funded Retirement Income Plan to Recognize Compensation in Excess of Internal Revenue Code Limits and the 1994 Tiffany and Company Supplemental Retirement Income Plan.

Assumptions Used in Calculating the Present Value of the Accumulated Benefits
The assumptions used in the Pension Benefit Table are that an active executive would retire at age 65; post-retirement mortality based upon the RP-2014 Male/Female Mortality Table with White Collar Adjustments regressed to base year 2006 and projected generationally from 2006 with Scale MP-2016; and a discount rate of 4.25% for the Pension Plan and 4.25% for the Excess and Supplemental Plans.  All assumptions were consistent with those used to prepare the financial statements for Fiscal 2016, except for the retirement age assumption, which represents the normal retirement age under these plans.
Features of the Pension Benefit Plans
Tiffany established three traditional pension retirement plans for eligible employees hired before January 1, 2006: the Pension Plan, the Excess Plan and the Supplemental Plan. Ms. Cloud is eligible to participate in these plans.

Average Final Compensation
Average final compensation is used in each plan to calculate benefits. A participant's "average final compensation" is the average of the highest five years of compensation received in the last 10 years of creditable service.

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In general, compensation reported in the Summary Compensation Table at PS-68 as "Salary", "Bonus" or "Non-Equity Incentive Plan Compensation" is compensation for purposes of the Plans; amounts attributable to the exercise of stock options or to the vesting of restricted stock are not included. However, Internal Revenue Code requirements limit the amount of compensation that may be included in calculating the benefit under the Pension Plan.

Pension Plan
These are the key features of the Pension Plan:

•	it is a "tax-qualified" plan, that is, it is designed to comply with those provisions of the Internal Revenue Code applicable to retirement plans;

•	it is a "funded" plan (money has been deposited into a trust that is insulated from the claims of the Company's creditors);

•	it is available at no cost to U.S. employees hired by Tiffany before January 1, 2006;

•	executive officers hired before January 1, 2006 are participants;

•	benefits vest after five years of service;

•	benefits are based on the participant's average final compensation and years of service;

•	benefits are subject to Internal Revenue Code limitations on the total benefit and the amount that may be included in average final compensation; and

•	benefits are not offset by Social Security.
The benefit formula under the Pension Plan first calculates an annual amount based on average final compensation and then multiplies it by years of service. This is the formula: [[(average final compensation less covered compensation) x 0.015] plus [(average final compensation up to covered compensation) x 0.01]] x years of service. "Covered compensation" varies by the participant's birth date and is an average of taxable wage bases calculated for Social Security purposes.
Example: covered compensation for a person born in 1952 is $79,824. This person has average final compensation of $100,000 and 25 years of service. The Pension benefit at age 65 would be calculated as follows: [[($100,000 - $79,824) x 0.015] plus [($79,824) x 0.01]] x 25 = $27,522 annual benefit for a single life annuity.
The form of benefit elected can reduce the amount of benefit. The highest benefit is available for an unmarried participant who elects to take the benefit over the course of his or her own life (a single-life annuity). A person who elects to take the benefit over the course of two lives, such as a 100% annuity over the lives of the participant and his or her spouse, will experience an actuarial reduction in the amount of his or her benefit.
Excess Plan
These are the key features of the Excess Plan:

•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are paid out of the Company's general assets, which are subject to the claims of the Company's creditors);

•
it is available only to officers and other select management employees whose benefits under the Pension Plan are affected by Internal Revenue Code limitations, including executive officers who participate in the Pension Plan;

•
it uses the same retirement benefit formula as is set forth in the Pension Plan, but includes in average final compensation earnings that are excluded under the Pension Plan due to Internal Revenue Code Limitations;

•	benefits are offset by benefits payable under the Pension Plan;

•	benefits are not offset by benefits payable under Social Security;

•	benefits vest after five years of service;

•	benefits are subject to forfeiture if employment is terminated for cause;

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•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants;

•	benefits are payable upon the later of the participant's separation from service, as defined under the plan, or attainment of age 55; and

•	participants will not receive any distribution from the plan until six months following separation from service.

Supplemental Plan

These are the key features of the Supplemental Plan:

•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are paid out of the Company's general assets, which are subject to the claims of the Company's creditors);

•	it is available only to executive officers hired before January 1, 2006;

•	it uses a different benefit formula than that used by the Pension Plan and the Excess Plan;

•	benefits are offset by benefits payable under the Pension Plan and the Excess Plan;

•	benefits are offset by benefits payable under Social Security;

•
benefits do not vest until the executive attains age 65 while employed, or age 55 if he or she has provided 10 years of service (benefits will vest earlier on a termination from employment following a change in control - see "Potential Payments on Termination or Change in Control–Explanation of Potential Payments on Termination following a Change in Control–Definition of a Change in Control" at PS-94);

•	benefits are subject to forfeiture if employment is terminated for cause;

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants; and

•	participants will not receive any distribution from the plan until six months following separation from service as defined under the plan.

As its name implies, the Supplemental Plan supplements payments under the Pension Plan, the Excess Plan and from Social Security so that total benefits equal a variable percentage of the participant's average final compensation.
Depending upon the participant's years of service, the combined benefit under the Pension Plan, the Excess Plan, the Supplemental Plan and from Social Security would be as follows:

Years of Service	Combined Annual Benefit As a Percentage of Average Final Compensation
less than 10	(a)
10-14	20%
15-19	35%
20-24	50%
25 or more	60%

(a)
The formula for benefits under the Pension and Excess Plans is a function of years of service and covered compensation (subject to Internal Revenue Code limitations in the case of the Pension Plan) and not any specific percentage of the participant's average final compensation (see above). A retiree with less than 10 years of service would not receive any benefit under the Supplemental Plan but could expect to receive a benefit of approximately 13% of average final compensation under the Pension and Excess Plans.

TIFFANY & CO.

Early Retirement and Extra Service Credit
The normal retirement age under the Pension, Excess and Supplemental Plans is 65. However, those eligible for early retirement (defined as age 55 with at least 10 years of service) may retire with a reduced benefit. For retirement at age 55, the reduction in benefit would be 40%, as compared to the benefit at age 65. The benefit reduction for early retirement is computed as follows:

•	For retirement between age 60 and age 65, the executive's age at early retirement is subtracted from 65; for each year in the remainder, the benefit is reduced by five percent;

•	Thus, for retirement at age 60 the reduction is 25%;

•	For retirement between age 55 and age 60, the reduction is 25% plus an additional three percent for each year by which retirement age precedes age 60.
Tiffany does not have a policy or practice of granting extra years of credited service under the Excess, Pension and Supplemental Plans.

Retirement Benefits for Executive Officers hired on or after January 1, 2006

Executive officers hired on or after January 1, 2006 are eligible for a defined contribution retirement benefit through the 401(k) Plan, and for an Excess DCRB Contribution, credited on their behalf to an account under the Deferral Plan. For details about the Excess DCRB Contribution, see "Excess DCRB Feature of the Executive Deferral Plan" at PS-89. Messrs. Erceg, Bellaiche and Galtie are eligible to receive Excess DCRB Contributions. Upon their departures, Messrs. Cumenal and Nicoletti became entitled to distribution of their vested Excess DCRB Contributions, and forfeited the unvested portion of their Excess DCRB Contributions. See Note (b) to the Nonqualified Deferred Compensation Table at PS-88 for further information concerning their Excess DCRB Contributions.
During Mr. Cumenal's employment, contributions intended to make up amounts he forfeited at his prior employer were made to a special retirement account for his benefit. Contributions were also made for the benefit of his account with certain French social security and pension schemes. Mr. Galtie also receives contributions for the benefit of his accounts with those schemes. For details about the foregoing retirement benefits, see "Other Employment Agreements or Severance Plans for Named Executive Officers–Frederic Cumenal Employment Agreement" at PS-63 and "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Philippe Galtie Compensatory Arrangement" at PS-78.

TIFFANY & CO.

NONQUALIFIED DEFERRED COMPENSATION TABLE
(Fiscal 2016)

Name	Executive Contribution In Last Fiscal Year (a) ($)	Registrant Contribution In Last Fiscal Year (b) ($)	Aggregate Earnings In Last Fiscal Year (c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End (d) ($)
Frederic Cumenal	$984,375	$72,952	$483,668	$—	$3,372,240
Mark J. Erceg	$—	$—	$—	$—	$—
Ralph Nicoletti	$—	$30,397	$9	$8,029	$—
Jean-Marc Bellaiche	$579,818	$31,847	$121,888	$—	$1,298,130
Pamela H. Cloud	$—	$—	$—	$—	$—
Philippe Galtie	$—	$—	$—	$—	$—

Note to Nonqualified Deferred Compensation Table

(a)	This column includes amounts that are also included in the amounts shown in the columns headed "Salary" or "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table at PS-68.

(b)
Under the terms of the Deferral Plan, and as noted under "Registrant Contribution in Last Fiscal Year" in the table above, Messrs. Cumenal, Nicoletti and Bellaiche received Excess DCRB Contributions of $72,952, $30,397 and $31,847, respectively, in Fiscal 2016. As of January 31, 2017, Mr. Cumenal was vested in 80% of the total Excess DCRB Contributions credited to him, based on his years of service; following his departure in February 2017, the vested amount of his aggregate balance, totaling $157,772, became payable to him in accordance with the form of payment he elected, and the remainder was forfeited. Mr. Nicoletti was vested in 20% of the total Excess DCRB Contributions credited to him; upon his departure in May 2016, the vested amount of his aggregate balance, totaling $8,029, was distributed to him, and the remainder was forfeited. Mr. Bellaiche is vested in 20% of the total Excess DCRB Contributions credited to him. See "Excess DCRB Feature of the Deferral Plan" below.

(c)
Amounts shown in this column are not reported as compensation in the Summary Compensation Table because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred.

(d)
Amounts shown in this column include amounts that were reported as compensation in the Summary Compensation Table to the extent that such amounts were contributed by the executive but not to the extent that such amounts represent earnings. See Note (c) above.

Features of the Deferral Plan
These are the key features of the Company's Deferral Plan:

•	Participation is open to directors and executive officers of the Company as well as other vice presidents and "director-level" employees of Tiffany;

•	Directors of the Company may defer all of their cash compensation;

•	Employees may defer up to 50% of their salary and up to 90% of their short-term cash incentive or bonus compensation;

•
Other than the Excess Defined Contribution Retirement Benefits available to individuals who do not participate in the Company's defined benefit pension plan, the Company makes no contribution to the plan;

•	The Company guarantees no specific return on contributions under the plan;

•	Deferrals are placed in a trust that is subject to the claims of Tiffany's creditors;

•	The value in the participant's account depends on the return on investments in various mutual funds that may be selected by the participant;

TIFFANY & CO.

•	Deferrals may be made to a retirement account and to accounts which will pay out on specified "in-service" dates;

•	Participants must elect to make deferrals in advance of the period during which the deferred compensation is earned;

•	Retirement accounts pay out in 5, 10, 15 or 20 annual installments after retirement as elected in advance by the participant;

•
Except in the case of previously elected "in-service" payout dates, participants are not allowed to withdraw funds while they remain employed other than for unforeseeable emergencies and then only with the permission of the Board;

•	Termination of services generally triggers a distribution of all account balances other than, in the case of retirement or disability, retirement balances; and

•	Most participants, including all executive officers, will not receive any distribution from the plan until six months following termination of services.
Excess DCRB Feature of the Deferral Plan
The Deferral Plan provides for an Excess DCRB Contribution each year with respect to certain eligible employees under the DCRB feature of the 401(k) Plan. If an eligible employee under the DCRB feature (i) holds a title of Vice President or above, (ii) receives a DCRB Contribution under the 401(k) Plan in a given year, and (iii) such DCRB Contribution is curtailed by reason of the limitations under Sections 401(a)(17) or 415 of the Internal Revenue Code, the eligible employee shall have an Excess DCRB Contribution credited to his or her Deferred Benefit Accounts under the Deferral Plan.
The Excess DCRB feature is intended to benefit those eligible employees who were hired on or after January 1, 2006, and accordingly were precluded from participation in the Pension Plan, Excess Plan and Supplemental Plan. Messrs. Erceg, Bellaiche and Galtie are eligible for benefits under the Excess DCRB feature of the Deferral Plan. Upon their departures, Messrs. Cumenal and Nicoletti became entitled to distribution of their vested Excess DCRB Contributions, and forfeited the unvested portion of their Excess DCRB Contributions. See Note (b) to the Nonqualified Deferred Compensation Table above for further information concerning their Excess DCRB Contributions.

The Excess DCRB Contribution vests in accordance with the vesting schedule for DCRB Contributions under the 401(k) Plan, as follows:

Years of Service	Vested Percentage
Less than 2 Years	—%
2 years or more	20%
3 years or more	40%
4 years or more	60%
5 years or more	80%
6 years or more	100%

TIFFANY & CO.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The following table shows benefits payable to the NEOs shown upon involuntary termination absent a Change in Control (defined below), and upon involuntary termination subsequent to a Change in Control. In either case, the values below assume the NEO shown was involuntarily terminated on January 31, 2017. An "involuntary termination" does not include a termination for cause, but does include a resignation for good reason.

For information about payments and other benefits provided to Mr. Cumenal upon his actual departure in February 2017, see "Payments and Other Benefits Provided to Mr. Cumenal" below.

No information is shown for Mr. Nicoletti on the following table because his departure in May 2016 was prior to the date of the assumed involuntary termination.

	Involuntary Terminations Absent a Change in Control				Involuntary Terminations Following a Change in Control
Name	Cash Severance Payment (a)	Welfare Benefit (a)	Early Vesting of Equity Awards (b)	Total	Early Vesting of Supplemental Plan (c)	Cash Severance Payment (d)	Welfare Benefits (e)	Early Vesting of Stock Options (f)	Early Vesting of Restricted Stock Units (g)	Total
Frederic Cumenal	$1,909,387	$23,424	$977,624	$2,910,435	$—	$3,818,774	$47,143	$2,931,035	$9,147,491	$15,944,443
Mark J. Erceg	$1,065,164	$23,424	$—	$1,088,588	$—	$1,700,000	$47,143	$356,343	$2,066,636	$4,170,122
Jean-Marc Bellaiche	$—	$—	$—	$—	$—	$2,400,000	$47,143	$527,599	$1,776,159	$4,750,901
Pamela H. Cloud	$—	$—	$—	$—	$694,701	$1,920,000	$47,143	$492,423	$1,865,607	$5,019,874
Philippe Galtie	$919,057	$—	$—	$919,057	$—	$1,840,000	$34,576	$404,506	$1,118,532	$3,397,614

Notes to Potential Payments on Termination or Change in Control Table

(a)
Prior to his departure, Mr. Cumenal was, and Messrs. Erceg and Galtie currently are, entitled to certain severance benefits in the event of involuntary termination, without cause, in the absence of a change in control. For a summary of these arrangements, see "Other Employment Agreements or Severance Plans for Named Executive Officers–Frederic Cumenal Employment Agreement," and "–Mark J. Erceg Offer Letter" at PS-63 and PS-64 and "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Philippe Galtie Compensatory Arrangement" at PS-78.

(b)
The terms applicable to the one-time award of time-vesting restricted stock units made to Mr. Cumenal on September 19, 2013 (12,419), with respect to his promotion to President, provide for acceleration of 100% of the outstanding shares in the event of an involuntary termination without cause.

(c)
Following a Change in Control, the Supplemental Plan will vest upon involuntary termination, or at the time of the Change in Control if the participant has either attained age 65, or age 55 with 10 years of service. The value reported reflects the present value at age 55 of the benefit accrued as of January 31, 2017, reduced for early retirement.

(d)
For the executive officers other than Mr. Cumenal, cash severance payments were determined by multiplying the sum of (i) actual salary and (ii) the target short-term incentive award or bonus, by two. Mr. Cumenal's cash severance payment is the sum of (i) actual salary multiplied by two, and (ii) $1,318,774, pursuant to the terms of his employment agreement.

(e)
The amounts shown in this column represent two years of health-care coverage determined on the basis of the Company's "COBRA" rates for post-employment continuation coverage. Such rates are available to all

TIFFANY & CO.

participating employees who terminate from employment and were determined on the basis of the coverage elections made by the executive officer.

(f)
The value of early vesting of annual stock option grants made in 2014, 2015, 2016 and 2017 was determined using $78.72, the closing value of the Company's common stock on January 31, 2017. In the event of a Change in Control that is not a Terminating Transaction (as defined below), the unvested portion of such options will vest only upon the executive's involuntary termination from employment. For the purposes of this table, it is assumed that the Change in Control was a 35% share acquisition and not a Terminating Transaction. This column also assumes early vesting of the outstanding portions of the stock option grants awarded to Mr. Cumenal upon his promotion in September 2013 (36,523 outstanding), to Mr. Erceg upon his hire in November 2016 (140,847 outstanding), to Mr. Bellaiche upon his hire in July 2014 (7,000 outstanding) and to Mr. Galtie upon his hire in September 2015 (14,557 outstanding).

(g)
The value of early vesting of annual PSU and RSU grants made in 2014, 2015, 2016 and 2017 was determined using $78.72, the closing value of the Company's common stock on January 31, 2017. In the event of a Change in Control that is not a Terminating Transaction, vesting of these RSUs and PSUs will only occur upon the executive's involuntary termination from employment. Upon such an involuntary termination, the outstanding portion of the RSUs will vest in full, while the portion of PSUs to vest will be determined by a schedule based on the applicable three-year performance period. For the purposes of this table, it is assumed that the Change in Control was a 35% share acquisition and not a Terminating Transaction. Accordingly, this column assumes early vesting of 30% of the total number of PSU's granted in 2014; early vesting of 55% of the PSUs granted in 2015 and 2016; and no early vesting of PSUs granted in 2017. This column also assumes early vesting of 100% of the outstanding portions of the RSU grants awarded to certain executive officers in January 2017, as well as of the RSUs granted to Mr. Cumenal in September 2013 (12,419), to Mr. Erceg in November 2016 (26,253 outstanding), to Mr. Bellaiche in July 2014 (1,863 outstanding) and to Mr. Galtie in September 2015 (3,453 outstanding).

Payments and Other Benefits Provided to Mr. Cumenal
In connection with the termination of his employment on February 10, 2017, Mr. Cumenal was provided the following severance payments and benefits, as required by his employment agreement and affirmed in his separation agreement with Tiffany and the Company:

•	Cash severance in the amount of $1,909,387;

•
Payment of his short-term incentive award for Fiscal 2016. Based on achievement of corporate and individual performance goals, Mr. Cumenal was paid $1,631,250, less applicable withholdings, representing 87% of his target award of $1,875,000. For additional information concerning the payout of this award, see "Short-Term Incentives–Fiscal 2016" at PS-52; and

•	Payment of the cost of one year of continued health-care coverage.

For a discussion of severance provisions in Mr. Cumenal's employment agreement, see "Other Employment Agreements or Severance Plans for Named Executive Officers–Frederic Cumenal Employment Agreement" at PS-63. For a discussion of his separation agreement, see "Chief Executive Officer Transition–Frederic Cumenal Departure" at PS-39.
The separation agreement also provided for a release and waiver of claims by Mr. Cumenal in favor of the Company and its affiliates, as well as his agreement to assist in the transition of his responsibilities and with respect to litigation matters. As additional consideration for these benefits (which were not contemplated by his employment agreement), the separation agreement provided Mr. Cumenal (i) an additional cash payment of $690,613, (ii) a reduction in the length of certain post-employment non-solicitation obligations from 18 to 12 months, (iii) certain outplacement benefits and (iv) amendment to the terms applicable to certain of Mr. Cumenal's equity awards to provide that:

•
The following stock option grants, or portions thereof, which ordinarily would have been forfeited on his termination date, vested as of March 14, 2017: 36,523 stock options granted in September 2013, 11,000 stock options granted in January 2014, 35,250 stock options granted in January 2015, and 57,743 stock options granted in January 2016. These stock options, as well as stock options that were vested but unexercised as of February 10, 2017, remain exercisable until February 10, 2018. The aggregate fair value of the amended

TIFFANY & CO.

stock option grants described, calculated in accordance with Codification Topic 718 as of the amendment date, was $2,859,100.

•
A maximum number of 71,000 PSUs granted to Mr. Cumenal in January 2015, which otherwise would have been forfeited upon his termination date, will continue to vest in accordance with their terms. The payout of this award to Mr. Cumenal will remain contingent upon pre-established performance goals, will be pro-rated to reflect Mr. Cumenal's employment during the performance period, and may only be reduced in the Committee's discretion if the reduction applies to the executive officers generally. The fair value of the amended award, calculated in accordance with Codification Topic 718 as of the amendment date, was $2,089,266 (computed at 50% of maximum on the assumption that the EPS target is reached but not exceeded and the ROA target is not met (resulting in no ROA adjustment) for the performance period of Fiscal 2015 through Fiscal 2017).

The Company will be entitled to recover or revoke the additional consideration in the event Mr. Cumenal breaches his agreement to provide transition or litigation assistance or his applicable confidentiality, no-hire and non-solicitation obligations. As required by his employment agreement, the Company also paid Mr. Cumenal for accrued but unused vacation and an amount in lieu of the applicable notice period.
In addition, upon the termination date, 12,419 RSUs granted to Mr. Cumenal in September 2013 vested according to their terms. Based on $81.37, the closing value of the Company's stock on February 10, 2017, the value of the early vesting of this award was $1,010,534.
PSUs granted to Mr. Cumenal in January 2014 for the performance period ending on January 31, 2017 likewise vested according to their terms, as the performance period had been completed by the time of his departure from the Company. Based on the Company's achievement of applicable performance goals, this award vested at 54.92% of target shares, resulting in the vesting of 8,348 shares for Mr. Cumenal. For additional information concerning the payout of this award, see "Long-Term Incentives–Vesting of Performance-Based Restricted Stock Units Granted for Fiscal 2014" at PS-58.
For information concerning the distribution, following the termination of Mr. Cumenal's employment, of his vested, nonqualified deferred compensation benefits and the special retirement account required by his employment agreement, see Note (b) to the Nonqualified Deferred Compensation Table at PS-88 and "Retirement Benefits–Defined Contribution Retirement Benefit" at PS-59, respectively.
Explanation of Potential Payments on a Termination Absent a Change in Control

Severance Arrangements
Messrs. Erceg and Galtie are entitled to severance benefits in the event of an involuntary termination in the absence of a Change in Control, as was Mr. Cumenal prior to his departure from the Company. For a full discussion of these arrangements, see "Compensation Discussion and Analysis–Other Employment Agreements or Severance Plans for Named Executive Officers" at PS-63. Aside from these individuals, the Company is not obligated to pay cash severance benefits to any other NEO upon termination, unless a Change in Control has occurred, although it is permitted to provide such benefits if it deems it appropriate to do so.
Performance-Based Restricted Stock Unit Awards
The terms applicable to PSUs granted in January 2016 and 2015 reserve the right of the Committee, under certain circumstances, to permit vesting of such units in the event of an involuntary termination without cause absent a Change in Control. The terms applicable to PSUs granted in January 2017 provide for continued vesting in the event of an involuntary termination without cause absent a Change in Control following at least 10 years of service as an executive, provided the PSUs were granted at least six months prior to such termination. In each case the terms set forth parameters and requirements for vesting. The amounts reported assume no units were vested in this manner.

TIFFANY & CO.

Explanation of Potential Payments on Termination Following a Change in Control
Severance Arrangements
The Company and Tiffany entered into retention agreements with each of the executive officers (other than Mr. Cumenal, whose employment agreement with the Company addressed severance benefits following a change in control). These agreements would provide a covered executive with compensation if he or she should incur an involuntary termination after a Change in Control.
In the event that a Change in Control occurs, the covered executives would have fixed terms of employment under their retention agreements of two years.
If the executive incurs an involuntary termination during his or her fixed term of employment under a retention agreement, compensation would be payable to the executive as follows:

•	Two times the sum of the executive's salary and target short-term incentive award, as severance; and

•	Two years of benefits continuation under Tiffany's health and welfare plans.

Vesting of Options and Restricted Stock Units on an Involuntary Termination following a Change in Control

Stock Option Grants

Outstanding stock options will vest in full and become exercisable in the event of a Change in Control that is a Terminating Transaction (as defined below in "Definition of a Change in Control.")

For all other Change in Control events (see "Definition of a Change in Control" below), early vesting will occur in full but only if the executive is involuntarily terminated from employment following the Change in Control.

Performance-Based Restricted Stock Unit Grants

In the event of a Change in Control, PSUs convert to time-vesting restricted stock units as follows:

i.	If a Change in Control occurs before the start of the three-year performance period, no conversion or vesting shall occur for the award in connection with the change in control;

ii.
If a Change in Control occurs in the first or second fiscal year of the three-year performance period, then 55% of the performance-based stock units awarded shall convert to time-vesting restricted stock units; and

iii.
If a Change in Control occurs in the last fiscal year of the three-year performance period, the percentage of PSUs to convert to time-vesting restricted stock units will be based on the Company's cumulative performance during the first and second fiscal year of the performance period, as compared to the performance goals expressed in the original notice of grant; however, such performance goals will be pro-rated for the cumulative two-year period (66.67%). For PSUs granted in 2014, 2015 and 2016, the ROA target will be disregarded for these purposes.

The resulting time-vesting restricted stock units will vest on the earlier of (i) the original maturity date in the notice of grant (which, for grants made in January 2014, 2015 and 2016, is three business days following the public announcement of the Company's audited, consolidated financial results for the last fiscal year in the performance period), or (ii) if the executive is earlier involuntarily terminated without cause, on such termination date.

An assumed Change of Control on January 31, 2017, would occur in the third year of the performance period of the PSUs granted in 2014. Actual results for the first and second years of the performance period, compared to pro-rated performance goals, would result in 30% of such PSUs converting to time-vesting restricted stock units. The assumed Change in Control would occur in the first two years of the performance period of the 2015 and 2016 PSUs, resulting in 55% of each of those grants converting to time-vesting restricted stock units. For the grants awarded in January 2017, the three-year performance period began on February 1, 2017; because the Change in Control is assumed to have taken place before that date, no portion of the January 2017 grants are reflected as vested as a result of the assumed Change in Control.

TIFFANY & CO.

Time-Vesting Restricted Stock Unit Grants
Outstanding time-vesting restricted stock units will vest in full and convert to shares in the event of a Terminating Transaction.
For all other Change in Control events (see "Definition of a Change in Control" below), time-vesting restricted stock units will vest in full if the executive is involuntarily terminated following the Change in Control event.
Supplemental Retirement Benefits Vest on a Change in Control
Ms. Cloud participates in the Pension Plan, Excess Plan, and Supplemental Plan. She is vested in the Pension Plan and Excess Plan but not in the Supplemental Plan. No other NEO as of January 31, 2017 was a participant in these retirement plans.
Definition of a Change in Control
For purposes of the Supplemental Plan, outstanding equity awards made to the named executive officers, and the retention agreements, the term "Change in Control" means that one of the following events has occurred:

•
Any person or group of persons acting in concert (a "person" being an individual or organization) acquires 35% or more in voting power or stock of the Company, or the right to obtain such voting power;

•	A majority of the Board is, for any reason, not made up of individuals who are currently on the Board or who were approved by the current directors or directors approved by the current directors;

•	As a result of a corporate transaction such as a merger, the shareholders of the Company immediately prior to such transaction do not own more than 50% of the Company's outstanding shares; or

•
50% or more of the assets of the Company and its subsidiaries are sold or distributed, unless the shareholders of the Company continue to own those assets in the same percentage as their ownership of Company stock prior to the sale or liquidation (in the case of the Supplemental Plan, the retention agreements and certain outstanding equity awards); or all or substantially all assets of the Company or Tiffany are sold or disposed of to an unrelated party (in the case of other outstanding equity awards).

Certain Change in Control events will be considered "Terminating Transactions," provided the acquirer does not arrange to assume or replace the grant. Terminating Transactions include (i) the dissolution of the Company, or (ii) if the Company comes under the substantial ownership (80%) of another person.
Non-Competition Covenants Affected by Change in Control
In the event of a Change in Control, certain non-competition covenants, which ordinarily would apply for the year following termination of employment, would terminate upon a Change in Control. In the table at PS-90, we have not assigned any value to a potential reduction.

OTHER TERMINATIONS

Death or Disability

If any of the NEOs had died or become disabled on January 31, 2017, stock options then unvested would have vested at the values disclosed in the column "Early Vesting of Stock Options" in the table above at PS-90. Further, RSUs and certain PSUs would have vested under the terms of the outstanding awards at the following values: Mr. Cumenal, $5,044,929; Mr. Erceg, $2,066,636; Mr. Bellaiche, $1,019,975; Ms. Cloud, $1,181,745; and Mr. Galtie, $701,002.

TIFFANY & CO.

DIRECTOR COMPENSATION TABLE
Fiscal 2016

Name	Fees Earned or Paid in Cash ($) (a)	Option Awards ($) (b) (c)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compensation ($)	Total ($)
Rose Marie Bravo	$80,000	$79,492	$78,005	$—	$—	$237,497
Gary E. Costley	$100,000	$79,492	$78,005	N/A	$—	$257,497
Lawrence K. Fish	$95,000	$79,492	$78,005	N/A	$—	$252,497
Abby F. Kohnstamm	$80,000	$79,492	$78,005	N/A	$—	$237,497
Michael J. Kowalski	$110,000	$79,492	$78,005	N/A	$—	$267,497
Charles K. Marquis	$95,000	$79,492	$78,005	$—	$—	$252,497
Peter W. May	$80,000	$79,492	$78,005	N/A	$—	$237,497
William A. Shutzer	$95,000	$79,492	$78,005	$—	$—	$252,497
Robert S. Singer	$100,000	$79,492	$78,005	N/A	$—	$257,497

Notes to Director Compensation Table

(a)	Includes amounts deferred under the Deferral Plan.

(b)
Amounts shown represent the grant date fair value for stock options granted for Fiscal 2016. In valuing option awards, the Company made certain assumptions. For a discussion of those assumptions, please refer to Part II of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2017. See Note M. "Stock Compensation Plans," in Notes to Consolidated Financial Statements, under Item 8. Financial Statements and Supplementary Data.

(c)	Supplementary Table: Outstanding Director Option Awards at Fiscal Year End

Name	Aggregate Number of Option Awards Outstanding at Fiscal Year End (number of underlying shares)
Rose Marie Bravo	24,506
Gary E. Costley	24,506
Lawrence K. Fish	20,646
Abby F. Kohnstamm	39,223
Michael Kowalski	9,429
Charles K. Marquis	39,223
Peter W. May	49,223
William A. Shutzer	39,223
Robert S. Singer	18,169

The amount reported above and in the Director Compensation Table for Mr. Kowalski is limited to awards granted to him in connection with his service as a non-executive director and does not include awards granted to him in connection with his employment with Tiffany.

TIFFANY & CO.

(d)
The actuarial valuation shown takes into account the current age of the director and is based on the following assumptions: RP2014 Male/Female Mortality Table with White Collar Adjustments regressed to base year 2006 and projected generationally from 2006 with Scale MP-2016; discount rate of 4.25%; and assumed retirement age of 65 (if the director is over age 65, the director is assumed to retire on January 31, 2017). These assumptions are consistent with those used to prepare the Company's financial statements, except for the retirement age assumption. This column does not include earnings under the Deferral Plan because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred. Where an N/A appears, the director is not eligible for this benefit. The pension benefit for Ms. Bravo and Messrs. Marquis and Shutzer decreased in value in Fiscal 2016 by $18,007, $19,845 and $18,763, respectively. In addition, this column does not include changes in pension value or nonqualified deferred compensation earnings for Mr. Kowalski that are attributable to his employment.

Discussion of Director Compensation Table

Directors who are not employees of the Company or its subsidiaries are paid or provided with the following for their service on the Board:

Board Fees
Annual Cash Retainer	$80,000
Annual Cash Retainer for Non-Executive Chairperson	$30,000
Stock Options - 10-year option vested immediately; options have a strike price equal to fair market value on date of grant	targeted at approximately $80,000
Restricted Stock Units - payable after one year of service or on retirement, at the prior election of the director	targeted at approximately $80,000
Committee Fees
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Corporate Social Responsibility Committee Chair	$15,000
Finance Committee Chair	$15,000
Nominating/Corporate Governance Committee Chair	$15,000

Directors are also reimbursed for expenses they incur in attending Board and committee meetings, including expenses for travel, food and lodging.

The Nominating/Corporate Governance Committee of the Board reviews comparisons of the compensation of the Company's directors to the compensation of directors of peer companies. See "Defining Appropriate Comparators–Peer Group" at PS-49. For Fiscal 2016, compensation of the Company's directors approximated the peer group median.

Directors first elected prior to January 1, 1999 who retire as non-employee directors with five or more years of Board service are also entitled to receive an annual retirement benefit equal to $38,000, payable at the later of age 65 or the retirement date. This benefit is payable quarterly and continues for a period of time equal to the director's length of service on the Board, including periods served as an employee director, or until death, if earlier. Directors Bravo, Marquis and Shutzer are the only directors entitled to participate in this benefit plan.

TIFFANY & CO.

Under the Deferral Plan, directors may defer up to one hundred percent (100%) of their cash compensation and invest the amounts they defer in various accounts and funds established under the plan. However, the Company does not guarantee any return on said investments. The following table provides data concerning director participation in this plan:

Name	Director Contribution In Last Fiscal Year ($)	Registrant Contribution In Last Fiscal Year ($)	Aggregate Earnings/(Losses) In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Gary E. Costley	$100,000	$—	$9,479	$—	$109,479
Charles K. Marquis	$—	$—	$80,411	$—	$713,155
William A. Shutzer	$—	$—	$271,816	$—	$1,561,279
Mr. Cumenal, as an employee, received no separate compensation for service as a director.

Additional Compensation from JANA Partners LLC
In addition to the compensation described above to be paid by the Company as compensation for his service as a director, Mr. Trapani received additional compensation from JANA in connection with his appointment to the Board. Pursuant to the nomination agreement (the "Nomination Agreement") entered into between JANA and Mr. Trapani on February 8, 2017, in which Mr. Trapani agreed to serve as a nominee of a JANA affiliate for election or appointment to the Board, Mr. Trapani is to receive from JANA:

•	$100,000 in cash to be paid by JANA within three business days of the date of the Nomination Agreement;

•
$150,000 in cash to be paid by JANA within three business days of the appointment of Mr. Trapani to the Board. The Nomination Agreement requires Mr. Trapani to hold an amount of Company common stock with a fair market value equal to the estimated after-tax proceeds of $250,000 (assuming a combined federal, state and city tax rate of 45%) until at least the later of (A) the first date as of which Mr. Trapani is no longer a director of the Company and (B) three (3) years from the date of his appointment or election. As Mr. Trapani owned more than such after-tax amount in Company common stock at the time of his appointment to the Board, he was not required to invest any additional funds in Company shares; and

•
certain cash settled stock appreciation rights ("SARs") with respect to a total of 75,000 shares of Company common stock as follows: (i) SARs with respect to 37,500 shares payable in 2020 (the "2020 SARs"); and (ii) SARs with respect to 37,500 shares payable in 2022 (the "2022 SARs"). The payment obligations with respect to the 2020 SARs and 2022 SARs are subject to the requirement that Mr. Trapani have served as a director for one full term. The amounts payable by JANA with respect to the SARs, if any, will be based on the increase in value from the share price on the date of the Nomination Agreement and the lesser of the share price and the 30 day volume weighted average price on the third anniversary (in respect of the 2020 SARs) and fifth anniversary (in respect of the 2022 SARs) of Mr. Trapani's appointment to the Board, as applicable.

The 2020 SARs vest immediately on the third anniversary of Mr. Trapani's appointment to the Board and the 2022 SARs vest immediately on the fifth anniversary of his appointment to the Board. The 2020 SARs and 2022 SARS will be settled in cash within 10 business days of the applicable vesting date.
The payment obligations with respect to the 2020 SARs and 2022 SARs are subject to the terms of the Nomination Agreement. The Company is not party to the Nomination Agreement nor is the Company responsible for any of the payments thereunder.

TIFFANY & CO.

EQUITY COMPENSATION PLAN INFORMATION
(As of Fiscal Year 2016)

	Column A		Column B	Column C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	1,712,149	[a]	$70.72	6,343,541	[b]
Equity compensation plans not approved by security holders	—		—	—
Total	1,712,149	[a]	$70.72	6,343,541	[b]

(a)
Shares indicated are the aggregate of those issuable upon exercise of outstanding options awarded under the Company's 2014 Employee Incentive Plan (the "2014 Plan") and the 2008 Directors Equity Plan (the "Directors Plan"). They do not include 1,118,060 shares issuable with respect to stock units awarded under those plans. They also do not include shares issuable under options or stock units that were awarded and remain outstanding under the Company's 2005 Employee Incentive Plan, which total 615,885 and 279,448 shares, respectively.

(b)
Shares indicated are the aggregate of those available for grant under the 2014 Plan and the Directors Plan. Under the Directors plan, the maximum number of shares that may be issued (1,000,000) is subject to reduction by 1.58 shares for each share that is delivered on vesting of a stock award. Column C reflects this reduction assuming that all shares granted as stock awards will vest.

TIFFANY & CO.

ITEM 4. PREFERENCE, ON AN ADVISORY BASIS, ON THE FREQUENCY OF SEEKING SHAREHOLDER APPROVAL OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS

SEC Rule 14 requires the Company to ask shareholders, on an advisory basis, how often a Say on Pay vote such as the one held under Item 3 above should be held. Accordingly, we are presenting the following question for the vote of the shareholders at the 2017 Annual Meeting:

Should the Company solicit shareholder approval of the compensation of the Company's named executive officers each year, every second year or every third year?

Under SEC Rule 14, your advice on this question will be sought at least once every six years. In May 2011, 89.7% of the shareholder advisory votes supported conducting a Say on Pay vote every year.

Although polling on the frequency of Say on Pay votes is advisory, regulations adopted by the SEC require us to disclose to you how frequently the Company will conduct Say on Pay votes. We will make that disclosure by filing a Form 8-K no later than 150 days after the date of the meeting.

THE BOARD RECOMMENDS A VOTE TO SOLICIT SHAREHOLDER APPROVAL OF THE COMPENSATION
PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS ON AN ANNUAL BASIS.

TIFFANY & CO.

ITEM 5.     APPROVAL OF THE TIFFANY & CO. 2017 DIRECTORS EQUITY COMPENSATION PLAN

On March 16, 2017, the Board adopted, subject to stockholder approval at the 2017 Annual Meeting, the Tiffany & Co. 2017 Directors Equity Compensation Plan (the "2017 Directors Plan" or the "Plan"). If approved, the 2017 Directors Plan will become effective on the date of the 2017 Annual Meeting immediately following such Annual Meeting (the "Effective Time") and will replace the 2008 Directors Equity Compensation Plan (the "2008 Directors Plan"), under which no further awards may be granted after the Effective Time. The Tiffany & Co. 2014 Employee Incentive Plan will remain in full force and effect.

The Board believes adoption of the Plan will advance the interests of the Company by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company's Board of Directors and to further link directors' interests with those of the Company's shareholders through compensation that is based on the Company's common stock, thereby promoting the long-term financial interests of the Company, including the growth in value of the Company's shareholders' equity and the enhancement of long-term returns to the Company's shareholders.

MATERIAL FEATURES OF THE 2017 DIRECTORS EQUITY COMPENSATION PLAN

Below is a summary of the principal features of the 2017 Directors Plan. This summary is not a complete description of the Plan, and is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix II. As of the record date, the closing value of the Company's stock was $95.07 per share.

Participants

Participation in the Plan is limited to directors who are not, at the time of an award under the Plan, also employees of the Company or any of its affiliated companies. Currently, 11 directors are eligible to participate in the Plan.

Grants Under the 2008 Directors Plan and Current Awards Outstanding

The Plan will replace the Company's 2008 Directors Plan approved by the Company's shareholders on May 15, 2008. As of the record date, 599,316 shares of the Company's common stock remained available for grant under the 2008 Directors Plan. Such shares will not be transferred to the 2017 Directors Plan and may not be awarded under the 2008 Directors Plan following the 2017 Annual Meeting if the proposed plan is approved by the shareholders. Whether or not the 2017 Directors Plan is approved by the shareholders, no further awards may be made under the 2008 Directors Plan after May 15, 2018. The 2008 Directors Plan itself replaced the Company's 1998 Directors Option Plan, under which no shares remain available for grant.

Shares currently subject to outstanding grants under the 2008 Directors Plan and the 1998 Directors Option Plan are shown below. Also shown below are shares currently subject to outstanding grants under the 2014 Employee Incentive Plan and the 2005 Employee Incentive Plan.

Selected data as of January 31, 2017:

	2008 Directors Plan*	1998 Directors Option Plan	2014 Employee Incentive Plan	2005 Employee Incentive Plan*
Stock options outstanding	240,485	30,000	1,471,664	615,885
weighted average exercise price	$65.82	$37.65	$74.68	$64.80
weighted average remaining term	6.01	0.96	9.03	4.76
Full value share awards outstanding	27,789	—	491,237	241,188
Shares remaining for grant	599,316	—	5,743,877	—
* Under the 2008 Directors Plan and the 2005 Employee Incentive Plan, stock option grants reduce the number of available shares by one share for every stock option granted, while full value awards (restricted stock units) reduce the number of available shares by 1.58 shares for every share subject to an award. Under the other plans, stock option and full value awards reduce the number of available shares by one share for every share subject to an award.

In May 2017, prior to the 2017 Annual Meeting, the Company will make annual grants to directors, which will reduce the number of shares available under the 2008 Directors Plan. In addition, in March 2017, the Company made annual,

TIFFANY & CO.

new hire and promotional and recognition grants to employees, in the total amount of 370,525 shares, and these and other grants awarded under the 2014 Employee Incentive Plan after January 31, 2017 will reduce the number of shares available under that plan.

Maximum Number of Shares

The maximum number of shares of common stock that may be issued under the 2017 Directors Plan is 1,000,000. The maximum number of shares that will be available for grant under the Plan will be reduced by one share for each share that is delivered on vesting of a stock award. The maximum number of shares available for grant under the Plan is also subject to adjustment for corporate transactions. See "Maximum Number of Shares and Adjustments for Corporate Transactions" below.

Per-Year-Per-Participant Limit Under the Plan

The Plan imposes the following limit: the total compensation (including without limitation cash, options, stock awards, or any combination thereof) that may be awarded to any one participant in any single fiscal year may not exceed $750,000. This limitation applies to all participants other than a non-executive chairperson of the Board.

Administration of the Plan

The Plan will be administered by the Board and/or a committee selected by the Board from amongst its members. If such a committee is selected, it must consist of two or more directors. As used below, the term "Board" refers to the Board or such a committee. The Board has the authority to determine:

•	directors to whom awards are granted,

•	the size and type of awards, and

•	the terms and conditions of such awards.

Number and Identity of Future Participants and Form of Awards Not Yet Determined

Under the 2017 Directors Plan, the Board may designate any non-employee director of the Company as a participant. The number and identity of participants to whom awards will eventually be made under the Plan has not yet been determined, and, subject to the Plan, the form of such awards is at the discretion of the Board. It is therefore not possible at this time to provide specific information as to actual future award recipients or the form of such awards.

Under the 2008 Directors Plan, non-employee directors were granted options to purchase shares of Company common stock in May of each year. These options vest immediately, expire after 10 years and have an exercise price equal to the fair market value of the Company's common stock on the date of grant, which is calculated as the average of the highest and lowest sales prices on the date of grant. Most recently, in May 2016, non-employee directors were granted options with a grant date target value of approximately $80,000.

Under the 2008 Directors Plan, non-employee directors were also granted RSUs in May of each year. These RSUs vest in full after one year of service, and may be paid on the vest date or a later date, at the prior election of the director. Most recently, in May 2016, non-employee directors were granted RSUs with a grant date target value of approximately $80,000.

Awards Available under the 2017 Directors Plan

The following awards are available under the Plan:

Options. The grant of a stock option entitles the holder to purchase a specified number of shares of the Company's common stock at an exercise price specified at the time of grant. Stock options may be granted only in the form of nonqualified stock options ("NQSOs"). A NQSO does not qualify for special tax treatment under Section 422(b) of the Internal Revenue Code as a so-called "incentive stock option."

The Plan limits the discretion of the Board with respect to options as follows:

•	the term of an option may not exceed 10 years,

TIFFANY & CO.

•	the per-share exercise price of each option must be established at or prior to the time of grant or determined by a formula established at the time of grant,

•
the exercise price may not be less than 100% of fair market value as of the grant date (or if the relevant exchange is not open on the grant date, the most recent trading date prior to the grant date),

•
the per-share exercise price may not be decreased after grant except for adjustments made to reflect stock splits and other corporate transactions (see Maximum Number of Shares above and Adjustments for Corporate Transactions under the Plan below), and

•	an option may not be surrendered for cash, a new award, or a new option with a lower exercise price.

Stock Awards. A stock award is the grant of shares of the Company's common stock or a right to receive such shares, their cash equivalent or a combination of both. Each stock award shall be subject to such conditions, restrictions and contingencies as the Board or its committee shall determine.

Settlement of Awards, Deferred Settlements, Tax Withholding and Dividends and Dividend Equivalent Payments

The Board has the discretion to settle awards through cash payments, delivery of common stock, the grant of replacement awards or any combination thereof.

The Board may permit the payment of the option exercise price to be made as follows:

•	in cash,

•	by the tender of the Company's shares of common stock or the withholding of shares, or

•	by irrevocable authorization to a third party to sell shares received upon exercise of the option and to remit the exercise price.

Before distribution of any shares pursuant to an award, the Board may require the participant to remit funds for any required tax withholdings. Alternatively, shares may be withheld to satisfy such tax requirements. All cash payments made may be net of any required tax withholdings.

The Committee has the discretion to provide participants with the right to receive dividends or dividend equivalent payments with respect to the underlying shares of common stock. No dividends or dividend equivalent payments may be settled or paid prior to the date that the underlying award vests or becomes payable according to its terms.

Duration of the Plan

If the 2017 Directors Plan is approved by the shareholders at the 2017 Annual Meeting, no award may be made under that Plan more than 10 years after such approval date. However, the Plan shall remain in effect as long as any awards previously made remain outstanding.

Adjustments for Corporate Transactions under the Plan

In the event of certain corporate changes, such as mergers, reorganizations, reclassifications, recapitalizations, stock splits, dividends (other than regular, quarterly dividends), or other distributions, spin-offs or the like, or if substantially all of the property and assets of the Company are sold, the 2017 Directors Plan provides for adjustments of the number and kinds of shares which may be delivered or subject to outstanding awards under the Plan. Such adjustments shall be made for the purpose of preserving the benefits or potential benefits of the Plan and the original awards under the Plan. However, adjustments may not change the aggregate exercise price applicable to the unexercised portions of outstanding options.

Amendment of Plan

The Board may, at any time, amend or terminate the Plan. However, the approval of the Company's shareholders will be required for any amendment (other than adjustments for corporate transactions discussed above) which would:

•	increase the maximum number of shares that may be delivered under the Plan,

•	increase the per-participant limit described above under Per-Year-Per-Participant Limit Under the Plan,

TIFFANY & CO.

•	decrease the minimum exercise price for an option or permit the surrender of an option as consideration in exchange for a new award with a lower exercise price, or

•	increase the maximum term of an Option as described above under Options.

Federal Income Tax Consequences of Plan Awards

The Company believes that the federal income tax treatment of the various awards that may be made under the Plan will be as described below. The following is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary. This information is not intended as tax advice to anyone, including participants in the 2017 Directors Plan.

The grant of an NQSO will not have any tax consequence to the Company nor to the participant. The exercise of an NQSO will require the participant to include in his or her taxable ordinary income the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon the option exercise, the participant will recognize a long- or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares (the fair market value on the exercise date). The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of his or her exercise of an NQSO.

The grant of a stock award (including a stock unit) will not have any tax consequence to the Company nor to the participant if, at the time of the grant, the shares or units provided to the participant are subject to a substantial risk of forfeiture, and provided further that the participant chooses not to elect to recognize income. The participant may, however, elect to recognize taxable ordinary income at the time of a stock (but not a unit) grant equal to the fair market value of the stock awarded. Failing such an election, as of the date the shares provided to a participant under a stock award are no longer subject to a substantial risk of forfeiture, the participant will recognize taxable ordinary income equal to the fair market value of the stock. The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of the grant of a stock award.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION
OF THE TIFFANY & CO. 2017 DIRECTORS EQUITY COMPENSATION PLAN.

TIFFANY & CO.

OTHER MATTERS
Shareholder Proposals for Inclusion in the Proxy Statement for the 2018 Annual Meeting
If you wish to submit a proposal to be included in the Proxy Statement for our 2018 Annual Meeting, we must receive it no later than December 8, 2017. Proposals should be sent to the Company at 727 Fifth Avenue, New York, New York 10022 addressed to the attention of Corporate Secretary (Legal Department).
Other Proposals
Our By-laws set forth certain procedures for shareholders of record who wish to nominate directors or propose other business to be considered at an annual meeting. If you wish to nominate a candidate for election as a director at an annual meeting or propose other business for consideration at an annual meeting, written notice complying with the requirements set forth in our By-laws generally must be delivered to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department), not later than 90 days, and not earlier than 120 days, prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2018 Annual Meeting must be received by the Company no earlier than January 25, 2018 and no later than February 24, 2018.

Except as required by applicable law, the Company will consider only proposals meeting the requirements of the applicable requirements of the SEC and our By-laws.

Householding
The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as "householding," can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple shareholders who share an address unless one or more of the shareholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to Annual Report Administrator, Tiffany & Co., 200 Fifth Avenue, 14th floor, New York, New York 10010 or by calling 212-230-5302. You may also obtain a copy of the proxy statement and annual report from the Company's website www.tiffany.com, by clicking "Investors" at the bottom of the page, and selecting "Financial Information" from the left-hand column. Shareholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
Reminder to Vote
Please be sure to either complete, sign and mail the proxy card or voting instruction form, as applicable, in the return envelope provided or call in your instructions or vote via the Internet as soon as you can so that your vote may be recorded and counted.
BY ORDER OF THE BOARD OF DIRECTORS
Leigh M. Harlan
Secretary
New York, New York
April 7, 2017

TIFFANY & CO.

APPENDIX I
NON-GAAP MEASURES

Net Sales. The Company's reported net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars ("constant-exchange-rate basis"). Sales on a constant-exchange-rate basis are calculated by taking the current year's sales in local currencies and translating them into U.S. dollars using the prior year's foreign exchange rates. Management believes this constant-exchange-rate basis provides a useful supplemental basis for the assessment of sales performance and of comparability between reporting periods. The following table reconciles the sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	2016
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	(3)%	—%	(3)%
Americas	(5)	—	(5)
Asia-Pacific	—	(1)	1
Japan	12	12	—
Europe	(10)	(7)	(3)
Other	(8)	—	(8)

Net earnings. Internally, management monitors and measures its earnings performance excluding certain items listed below. Management believes excluding such items provides a useful supplemental basis for the assessment of the Company's results relative to the corresponding period in the prior year. The following tables reconcile certain GAAP amounts to non-GAAP amounts:

(in millions, except per share amounts)	GAAP	Impairment charges (a)	Non-GAAP
Year Ended January 31, 2017
Selling, general and administrative ("SG&A") expenses	$1,769.1	$(38.0)	$1,731.1
As a % of sales	44.2%		43.3%
Earnings from operations	721.2	38.0	759.2
As a % of sales	18.0%		19.0%
Provision for income taxes (b)	230.5	14.0	244.5
Net earnings	446.1	24.0	470.1
Diluted earnings per share *	3.55	0.19	3.75
*Amounts may not add due to rounding.

(a)	Expenses associated with the following:

•
$25.4 million of net pre-tax expense ($16.0 million net after tax expense, or $0.13 per diluted share) associated with an asset impairment charge related to software costs capitalized in connection with the development of a new finished goods inventory management and merchandising information system. See "Item 7. Management's Discussion and Analysis–Information Systems Assessment" in our Annual Report on Form 10-K, filed with the SEC on March 17, 2017, for further information; and

•	$12.6 million of net pre-tax expense ($8.0 million net after tax expense, or $0.06 per diluted share)

TIFFANY & CO.

associated with impairment charges related to financing arrangements with diamond mining and exploration companies. See "Item 8. Financial Statements and Supplementary Data–Note B. Summary of Significant Accounting Policies" in our Annual Report on Form 10-K, filed with the SEC on March 17, 2017, for further information.

(b)
The income tax effect resulting from the adjustments has been calculated as both current and deferred tax benefit (expense), based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying adjustment.

(in millions, except per share amounts)	GAAP	Impairment charges (c)	Specific cost-reduction initiatives (d)	Non-GAAP
Year Ended January 31, 2016
SG&A expenses	$1,731.2	$(37.9)	$(8.8)	$1,684.5
As a % of sales	42.2%			41.0%
Earnings from operations	760.1	37.9	8.8	806.8
As a % of sales	18.5%			19.7%
Provision for income taxes (b)	246.0	13.6	3.2	262.8
Net earnings	463.9	24.3	5.6	493.8
Diluted earnings per share	$3.59	$0.19	$0.05	$3.83

(c)
Expenses associated with impairment charges related to a financing arrangement with Koidu Limited. See "Item 8. Financial Statements and Supplementary Data–Note J. Commitments and Contingencies" in our Annual Report on Form 10-K, filed with the SEC on March 17, 2017, for further information.

(d)
Expenses associated with specific cost-reduction initiatives which included severance related to staffing reductions and subleasing of certain office space for which only a portion of the Company's future rent obligations will be recovered.

TIFFANY & CO.

APPENDIX II
TIFFANY & CO.
2017 DIRECTORS EQUITY COMPENSATION PLAN

1.	General

1.1
Purpose. The Tiffany & Co. 2017 Directors Equity Compensation Plan (the "Plan") has been established by Tiffany & Co., a Delaware corporation, (the "Company") to advance the interests of the Company by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company's Board of Directors and to further link Participants' interests with those of the Company's stockholders through compensation that is based on the Company's Common Stock ("Stock"), thereby promoting the long-term financial interests of the Company and its Related Companies, including the growth in value of the Company's stockholders' equity and the enhancement of long-term returns to the Company's stockholders.

1.2
Participation. Subject to the terms and conditions of the Plan, the Committee shall, from time to time, determine and designate from among Eligible Individuals those persons who will be granted one or more Awards under the Plan. Eligible Individuals who are granted Awards become "Participants" in the Plan. At the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards need not be identical but shall be subject to the terms and conditions specified in the Plan. Subject to the last two sentences of subsection 2.2 of the Plan, Awards may be granted as alternatives to or in replacement for awards outstanding under the Plan, or any other plan or arrangement of the Company.

1.3
Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Initially capitalized terms used in the Plan shall be defined as set forth in the Plan (including in the definitional provisions of Section 7 of the Plan).

1.4
Prior Plan. This Plan is intended to become effective on approval by the Company's stockholders, as provided for in Section 4.1 below. This Plan is intended to replace the Company's 2008 Directors Equity Compensation Plan (the "2008 Plan") and the 1998 Directors Option Plan (the "1998 Plan") approved by the Company's stockholders on May 15, 2008 and May 21, 1998, respectively (together, the "Prior Plans"). In accordance with the terms of the Prior Plans: (i) no Award may be granted or otherwise made under the 1998 Plan after May 21, 2008, or under the 2008 Plan after May 25, 2017, but (ii) the Prior Plans shall remain in effect as long as any awards under the Prior Plans are outstanding. Shares subject to the Prior Plans which are not subject to outstanding awards under the Prior Plans as of the Effective Date of this Plan (see subsection 4.1 of this Plan) and which have not been delivered to participants under the Prior Plans as of such Effective Date may not be awarded under the Prior Plans on or after such Effective Date and the Prior Plans shall be deemed amended accordingly on such Effective Date. Shares subject to the Prior Plans, as described in the preceding sentence, shall not be deemed transferred to this Plan.

2.	Options

2.1
Definition. The grant of an "Option" entitles the Participant to purchase Shares at an Exercise Price established by the Committee. Options granted under this Section 2 shall be Non-Qualified Options. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

2.2
Exercise Price. The per-share "Exercise Price" of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a formula established by the Committee at or prior to the time the Option is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a Share as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option is granted unless the Option is granted on a date on which the principal exchange on which the Stock is then listed or admitted to trading is closed for trading, in which case the "Pricing Date" shall be the most recent date on which such exchange was open for trading

TIFFANY & CO.

prior to such grant date. Except as provided in subsection 4.2(c), the Exercise Price of any Option may not be decreased after the grant of the Award. An Option may not be surrendered as consideration in exchange for cash or a new Award (including a new Option with a lower Exercise Price).

2.3
Exercise. Options shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee provided that no Option shall be exercisable after, and each Option shall become void no later than, the tenth (10th) anniversary of the date of the grant of such option.

2.4	Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)	The Exercise Price may be paid by ordinary check or such other form of tender as the Committee may specify.

(b)
If permitted by the Committee, the Exercise Price for Shares purchased upon the exercise of an Option may be paid in part or in full by tendering Shares (either by actual delivery of shares or attestation), or the Company may withhold from the Shares to be delivered and/or otherwise issued Shares sufficient to pay the Exercise Price, in each case with such Shares valued at Fair Market Value as of the date of exercise. The Committee may refuse to accept payment in Shares if such payment would result in an accounting charge to the Company.

(c)
The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell Shares acquired upon exercise of the Option (or a sufficient portion of such shares) and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

3.	Stock Awards

3.1	Definition. A "Stock Award" is a grant of Shares or of a right to receive Shares.

3.2	Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies, if any, as the Committee shall determine.

4.	Operation and Administration

4.1
Effective Date and Duration. Subject to approval of the stockholders of the Company at the Company's 2017 annual meeting, the Plan shall be effective as of the date of such approval (the "Effective Date") and shall remain in effect as long as any Awards under the Plan are outstanding; provided, however, that no Award may be granted or otherwise made under the Plan on a date that is more than ten (10) years from the Effective Date.

4.2	Shares Subject to Plan.

(a)
(i) Subject to the following provisions of this subsection 4.2, the maximum aggregate number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be One Million (1,000,000) Shares, provided that such maximum shall be reduced by one Share for each Share that is delivered pursuant to a Stock Award. Shares issued under the Plan may be authorized and unissued Shares or Shares reacquired by the Company.

(ii)    Any Shares granted under the Plan that are forfeited because of the failure to meet a Stock Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any Shares covered by an Award are not delivered to a Participant or a Participant's beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

TIFFANY & CO.

(iii)    If the Exercise Price and/or tax withholding obligation for any Option or Award granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation) or by the Company withholding Shares, the number of Shares issued on such exercise or Award without offset for the number of Shares so tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan; if the Exercise Price and/or tax withholding obligation for any Option or Award granted under the Plan is satisfied by the Company withholding Shares, the full number of Shares for which such Option was exercised or such Award was granted, without reduction for the number of Shares withheld, shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(b)
The following additional limitation is imposed under the Plan: the total compensation (including without limitation non-equity compensation and the grant-date fair value of Options or Stock Awards, or any combination of Options and Stock Awards) that may be awarded to any one Participant in any single fiscal year of the Company in connection with his or her service as a member of the Board shall not exceed $750,000; provided, however, that this limitation shall not apply to a non-executive chairperson of the Board.

(c)
If the outstanding Shares are increased or decreased, or are changed into or exchanged for cash, property, or a different number or kind of shares or securities, or if cash, property or Shares or other securities are distributed in respect of such outstanding Shares, in either case as a result of one or more mergers, reorganizations, reclassifications, recapitalizations, stock splits, reverse stock splits, stock dividends, dividends (other than regular, quarterly dividends), or other distributions, spin-offs or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of the transaction shall provide otherwise, appropriate adjustments shall be made in the number and/or type of shares or securities for which Awards may thereafter be granted under the Plan and for which Awards then outstanding under the Plan may thereafter be exercised. Any such adjustments in outstanding Awards shall be made without changing the aggregate Exercise Price applicable to the unexercised portions of outstanding Options. The Committee shall make such adjustments to preserve the benefits or potential benefits of the Plan and the Awards; such adjustments may include, but shall not be limited to, adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the Exercise Price of outstanding Options; (iv) the limit specified in subsection 4.2(b) above; and (v) any other adjustments that the Committee determines to be equitable. No right to purchase or receive fractional shares shall result from any adjustment in Options or Stock Awards pursuant to this paragraph 4.2(c). In case of any such adjustment, Shares subject to the Option or Stock Award shall be rounded up to the nearest whole Share.

4.3	Limit on Distribution. Distribution of Shares or other amounts under the Plan shall be subject to the following:

(a)
Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity and the Committee may impose such restrictions on any Shares acquired pursuant to the Plan as the Committee may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. In the event that the Committee determines in its discretion that the registration, listing or qualification of the Shares issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares under an Option or Stock Award, such Option or Stock Award shall not be exercisable or exercised in whole or in part unless such registration, listing and qualification, and any necessary consents or approvals have been unconditionally obtained.

(b)	Distribution of Shares under the Plan may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

TIFFANY & CO.

4.4
Tax Withholding. Before distribution of Shares under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local tax withholding requirements or, if agreed by the Committee, the Company may withhold from the Shares to be delivered and/or otherwise issued Shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments shall be in an amount sufficient to satisfy any federal, state or local tax withholding requirements as well as the amount of the cash payment otherwise required. Neither the Company nor any Related Company shall be liable to a Participant or any other person as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt or exercise of any Award hereunder.

4.5
Reserved Rights. Subject to the limitations of subsection 4.2 on the number of Shares that may be delivered under the Plan, the Plan does not limit the right of the Company to use available Shares, including authorized but un-issued Shares and treasury Shares, as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans or arrangements of the Company or a Related Company, including the plans or arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity). The Committee may provide in the Award Agreement that the Shares to be issued upon exercise of an Option or receipt of a Stock Award shall be subject to such further conditions, restrictions or agreements as the Committee in its discretion may specify, including without limitation, conditions on vesting or transferability, and forfeiture and repurchase provisions.

4.6
Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Shares which may be paid currently or credited to an account for the Participant, and which may be settled in cash or Shares as determined by the Committee; provided, however, that no dividends or dividend payments shall be settled or paid prior to the date such Award vests or becomes payable according to its terms. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including reinvestment of such credited amounts in Stock equivalents.

4.7
Settlements; Deferred Delivery. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combinations thereof, all subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may establish provisions for the deferred delivery of Shares in connection with the settlement of a Stock Award in accordance with Code Section 409A, with the deferral evidenced by use of "Stock Units" equal in number to the number of Shares whose delivery is so deferred. Stock Units represent an unfunded and unsecured obligation of the Company except as otherwise provided by the Committee. Settlement of Stock Units upon expiration of the deferral period shall be made in Shares or otherwise as determined by the Committee. The amount of Shares, or other settlement medium, to be distributed following such deferral may be increased by an interest factor or by dividend equivalents. Until such distribution, the number of Shares to be so distributed shall be subject to adjustment pursuant to paragraph 4.2(c). Unless otherwise specified by the Committee, any deferred delivery of Shares pursuant to an Award shall be settled by the delivery of Shares within 60 days following the date the person to whom such deferred delivery must be made incurs a "separation from service" as defined in Treasury Regulation 1.409A-1(h).

4.8
Transferability. Unless otherwise provided by the Committee, any Option granted under the Plan, and, until vested, any Stock Award granted under the Plan, shall by its terms be nontransferable by the Participant otherwise than by will, the laws of descent and distribution, and shall be exercisable by, or become vested in, during the Participant's lifetime, only the Participant.

4.9
Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the secretary of the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10
Award Agreements with Company; Vesting and Acceleration of Vesting of Awards. At the time of an Award to a Participant, the Committee may require the Participant to enter into an agreement with the Company

TIFFANY & CO.

(an "Award Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe, including, but not limited to, conditions to the vesting or exercise of an Award, such as continued service as a director of the Company for a specified period of time. The Committee may waive such conditions to and/or accelerate exercisability or vesting of an Option or Stock Award, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion.

4.11	Limitation of Implied Rights.

(a)
Neither a Participant nor any other person shall, by reason of the Plan or any Award Agreement, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by the assets of the Company or of any Related Company. Nothing contained in the Plan or any Award Agreement shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)
Neither the Plan nor any Award Agreement shall constitute a contract of employment, and selection as a Participant will not confer upon any Participant any right to serve as a director of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan or an Award. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.12
Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which an officer of the Company acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

4.13
Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board, or by action of one or more members of such Board (including a committee of such Board) who are duly authorized to act for such Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

4.14	Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.15
Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of such Board or a committee of such Board to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be generally applicable or applicable only in specific cases.

5.	Committee

5.1
Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Board and/or a committee of the Board (either the Board or such committee the "Committee" hereunder) in accordance with this Section 5.

5.2	Selection of Committee. If consisting of less than the full membership of the Board, the Committee shall be selected by the Board and shall consist of two or more members of the Board.

TIFFANY & CO.

5.3	Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)
Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from amongst Eligible Individuals those persons who shall receive Awards, to determine who is an Eligible Individual, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, restrictions, and other provisions of such Awards and Award Agreements, and (subject to the restrictions imposed by Section 6) to cancel, amend or suspend Awards. In making such Award determinations, the Committee may take into account such factors as the Committee deems relevant.

(b)
The Committee will have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside the United States.

(c)
The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Interpretations of the Plan by the Committee and decisions made by the Committee under the Plan are final and binding.

(e)
In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

5.4
Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its powers and responsibilities to any one or more of its members and may delegate all or part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.5
Information to be furnished to Committee. The Company shall furnish the Committee with such data and information as may be requested by the Committee to discharge its duties. The records of the Company as to an Eligible Individual's or a Participant's service as a director shall be conclusive on all persons unless determined to be incorrect by the Committee. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers necessary or desirable to carry out the terms of the Plan.

6.	Amendment and Termination

6.1	Board's Right to Amend or Terminate. Subject to the limitations set forth in this Section 6, the Board may, at any time, amend or terminate the Plan.

6.2
Amendments Requiring Stockholder Approval. Other than as provided in subsection 4.2 (c) (relating to certain adjustments to Shares), the approval of the Company's stockholders shall be required for any amendment which: (i) increases the maximum number of Shares that may be delivered to Participants under the Plan set forth in subsection 4.2(a); (ii) increases the maximum limitation contained in Section 4.2(b); (iii) decreases the Exercise Price of any Option below the minimum provided in subsection 2.2; (iv) modifies or eliminates the prohibitions stated in the final two sentences of subsection 2.2; or (v) increases the maximum term of any Option set forth in Section 2.3. Whenever the approval of the Company's stockholders is required pursuant to this subsection 6.2, such approval shall be sufficient if obtained by a majority vote of those stockholders present or represented and actually voting on the matter at a meeting of stockholders duly called, at which meeting a majority of the outstanding shares actually vote on such matter.

TIFFANY & CO.

6.3
Consent of Affected Participants. No amendment to or termination of the Plan shall, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living or if the Award has been transferred pursuant to a right of transfer contained in an Award Agreement, the affected beneficiary or affected transferee, as the case may be), adversely affect the rights of any Participant, beneficiary or permitted transferee under any Award granted under the Plan prior to the date such amendment or termination is adopted by the Board.

7.	Defined Terms

For the purposes of the Plan, the terms listed below shall be defined as follows:

Award. The term "Award" shall mean, individually and collectively, any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options and Stock Awards.

Award Agreement. The term "Award Agreement" is defined in subsection 4.10.

Board. The term "Board" shall mean the Board of Directors of the Company.

Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code or of any law that is enacted to replace the Code.

Eligible Individual. The term "Eligible Individual" shall mean a Non-Employee Director. The term "Non-Employee Director" means a member of the Board who is not at the time of an Award also an employee of the Company or a Related Company.

Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

(i)
If the Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the simple arithmetic mean between the lowest and the highest reported sales prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of Fair Market Value.

(ii)
If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the mean between the lowest reported bid price and the highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Stock in such market.

(iii)	If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee, acting in good faith.

Related Companies. The term "Related Company" means:

(i)
any corporation, partnership, joint venture or other entity during any period in which such corporation, partnership, joint venture or other entity owns, directly or indirectly, at least fifty percent (50%) of the voting power of all classes of voting stock of the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company);

(ii)
any corporation, partnership, joint venture or other entity during any period in which the Company (or any corporation, partnership, joint venture or other entity which is a successor to the Company or any entity that is a Related Company by reason of clause (i) next above) owns, directly or indirectly, at least a fifty percent (50%) voting or profits interest; or

TIFFANY & CO.

(iii)	any business venture in which the Company has a significant interest, as determined at the discretion of the Committee.

Shares. The term "Shares" shall mean shares of the Common Stock of the Company, $.01 par value, as presently constituted, subject to adjustment as provided in paragraph 4.2(c) above.

8.	Other Provisions

8.1
Successors. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

8.2
Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

8.3
Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

9.	Section 409A

The Plan is intended to comply with the requirements of Code Section 409A, to the extent such requirements are applicable, and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Code Section 409A, it shall be granted and paid in a manner intended to ensure that such Award complies with Code Section 409A. Any provision in the Plan or an Award Agreement that is inconsistent with Code Section 409A shall be deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Board may at any time (without the consent of a Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent the Board believes in good faith that such action is necessary to conform the provisions of the Plan or an Award with Code Section 409A and the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of the Plan and/or Award shall adversely affect the rights of a Participant, subject to the limitations, if any, of applicable law; provided, however, such modification or amendment shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Participant and the Company without violating the provisions of Code Section 409A. Notwithstanding the foregoing, any tax liabilities arising under Code Section 409A will be solely the responsibility of the affected Participants, and in no event shall any member of the Board, the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an Award to satisfy the requirements of Code Section 409A.

TIFFANY & CO.

TIFFANY & CO.

TIFFANY & CO.
200 FIFTH AVENUE
ATTN: INVESTOR RELATIONS
NEW YORK, NY 10010

VOTE BY INTERNET - www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24536-P92177

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIFFANY & CO.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

		For	Against	Abstain
1a.	Michael J. Kowalski	☐	☐	☐
1b.	Rose Marie Bravo	☐	☐	☐
1c.	Gary E. Costley	☐	☐	☐
1d.	Roger N. Farah	☐	☐	☐
1e.	Lawrence K. Fish	☐	☐	☐
1f.	Abby F. Kohnstamm	☐	☐	☐
1g.	James E. Lillie	☐	☐	☐
1h.	Charles K. Marquis	☐	☐	☐
1i.	William A. Shutzer	☐	☐	☐
1j.	Robert S. Singer	☐	☐	☐
1k.	Francesco Trapani	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote FOR "Every Year" on proposal 4.

The Board of Directors recommends you vote FOR proposal 5.

		For	Against	Abstain
5.	Approval of the Tiffany & Co. 2017 Directors Equity Compensation Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held
THURSDAY, MAY 25, 2017

The Annual Meeting of Shareholders of Tiffany & Co. (the "Company") will be held at The Rubin Museum of Art, 150 West 17th Street, New York, New York on Thursday, May 25, 2017, at 9:30 a.m. EDT to consider and take action on the following:

1. Election of 11 directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;
2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending January 31, 2018;
3. Approval, on an advisory basis, of the compensation paid to the Company's named executive officers in Fiscal 2016;
4. Preference, on an advisory basis, on the frequency of seeking shareholder approval of the compensation paid to the Company's named executive officers; and
5. Approval of the Tiffany & Co. 2017 Directors Equity Compensation Plan.

All shareholders are cordially invited to attend, although only those shareholders of record as of the close of business on March 27, 2017 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. The transfer books will not be closed.

A list of shareholders entitled to vote will be available for inspection by interested shareholders at the offices of the Company, 727 Fifth Avenue, New York, New York commencing on May 15, 2017 during ordinary business hours.

BY ORDER OF THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders.
The Proxy Statement and the Annual Report to Shareholders for the year ended January 31, 2017 are available at: www.proxyvote.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM IN THE ENCLOSED ENVELOPE. ▼

E24537-P92177

TIFFANY & CO.

Proxy — Tiffany & Co.

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF TIFFANY & CO. (THE "COMPANY") TO BE HELD MAY 25, 2017 AT 9:30 A.M. EDT AT THE RUBIN MUSEUM OF ART, 150 WEST 17TH STREET, NEW YORK, NEW YORK. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1; "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING JANUARY 31, 2018 IN ITEM 2; "FOR" APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN FISCAL 2016 IN ITEM 3; FOR A RECOMMENDATION THAT SHAREHOLDER APPROVAL BE SOUGHT FOR THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS "EVERY YEAR" IN ITEM 4; AND "FOR" APPROVAL OF THE TIFFANY & CO. 2017 DIRECTORS EQUITY COMPENSATION PLAN IN ITEM 5.

SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1, "FOR" ITEMS 2 AND 3, FOR "EVERY YEAR" IN ITEM 4, AND "FOR" ITEM 5. IF ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND THE PROXIES NAMED BELOW WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED.

The undersigned hereby appoints M. J. KOWALSKI, M. J. ERCEG, L. M. HARLAN and each of them as proxies, with full power of substitution, to act for the undersigned, and to vote all shares of common stock represented by this proxy which the undersigned may be entitled to vote at the 2017 Annual Meeting of Shareholders (and any adjournment thereof) as directed and permitted on the reverse side of this card and, in their judgment, on such matters as may be incident to the conduct of, or may properly come before, the meeting.

YOUR VOTE IS IMPORTANT. EVEN IF IT IS YOUR DESIRE TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY INTERNET, CALL IN YOUR VOTE, OR SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

V.1.1